EXHIBIT 10.1

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                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                            NOVASTAR FINANCIAL, INC.,

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

                       JEFFERIES CAPITAL PARTNERS IV L.P.,

                       JEFFERIES EMPLOYEE PARTNERS IV LLC,

                                       AND

                               JCP PARTNERS IV LLC

                            DATED AS OF JULY 16, 2007

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                                TABLE OF CONTENTS

                                    ARTICLE I

DEFINITIONS........................................................................2

         SECTION 1.1.            Definitions.......................................2

                                   ARTICLE II

                                   ARTICLE III

                                       -i-

         SECTION 3.25.           Opinions of Financial Advisor....................36
         SECTION 3.26.           Private Placement................................36
         SECTION 3.27.           Acknowledgment Regarding Investors' Purchase of

                                   ARTICLE IV

                                    ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS.........................................41

         SECTION 5.1.            Conduct of Business of NFI.......................41

                                   ARTICLE VI

         SECTION 6.8.            Issuance of REIT Dividends; Availability of

                                      -ii-

         SECTION 6.13.           Filing of Series D-1 Articles Supplementary......49
         SECTION 6.14.           Charter Actions..................................49
         SECTION 6.15.           Shareholder Approval of Certain Provisions of
                                 the Articles Supplementary.......................49

                                   ARTICLE VII

                                  ARTICLE VIII

TERMINATION PRIOR TO CLOSING......................................................54

         SECTION 8.1.            Termination of Agreement.........................54
         SECTION 8.2.            Procedure Upon Termination and Consequences......54

                                   ARTICLE IX

                                    ARTICLE X

         SECTION 10.4.           Entire Agreement; No Third Party Beneficiaries;

         SECTION 10.11.          Independent Nature of Investors' Obligations
                                 and Rights.......................................62
         SECTION 10.12.          Waiver of Jury Trial.............................62

                                                        -iii-

EXHIBIT A                  FORM OF ARTICLES SUPPLEMENTARY FOR SERIES D-2
                           PREFERRED SHARES

EXHIBIT B                  KEY EMPLOYEES

ANNEX I                    RESTRICTIVE LEGENDS

                                      -iv-

     SECURITIES PURCHASE AGREEMENT, dated as of July 16, 2007 (this
"Agreement"), by and among NovaStar Financial, Inc., a Maryland corporation
("NFI"), Massachusetts Mutual Life Insurance Company, a mutual life insurance company ("MassMutual"), Jefferies Capital Partners IV L.P., Jefferies Employee
Partners IV LLC and JCP Partners IV LLC (collectively, "Jefferies" and, together with MassMutual, collectively, "Investors").

     WHEREAS, NFI and Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section
4(2) of the United States Securities Act of 1933, as amended (the "Securities
Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the
United States Securities and Exchange Commission (the "SEC") under the
Securities Act;

     WHEREAS, the Board of Directors of NFI has approved the authorization and issuance of 2,100,000 shares of 9.00% Series D-1 Mandatory Convertible Preferred
Stock of NFI, par value $0.01 per share and liquidation preference of $25 per share plus any accrued but unpaid dividends (the "Series D-1 Preferred Shares"), which Series D-1 Preferred Shares shall have such voting powers, preferences and other special rights and the qualifications, limitations or restrictions as set forth in the Articles Supplementary for the 9.00% Series D-1 Mandatory
Convertible Preferred Stock (the "Series D-1 Articles Supplementary"), and which
Series D-1 Preferred Shares shall be convertible into shares of common stock of
NFI, par value $0.01 per share (the "Common Shares");

     WHEREAS, MassMutual wishes to purchase, and NFI wishes to sell, upon the terms and conditions stated in this Agreement, 1,050,000 Series D-1 Preferred
Shares for an aggregate consideration of $24,412,500 (the "MassMutual
Consideration");

     WHEREAS, Jefferies wishes to purchase, and NFI wishes to sell, upon the terms and conditions stated in this Agreement, 1,050,000 Series D-1 Preferred
Shares for an aggregate consideration of $24,412,500 (the "Jefferies
Consideration");

     WHEREAS, concurrently with the execution and delivery of this Agreement, the parties hereto shall execute and deliver a Registration Rights and
Shareholders Agreement (the "Registration Rights and Shareholders Agreement"),
pursuant to which NFI will agree to provide certain (i) registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities Laws with respect to the Common Shares into which Convertible Shares may be converted, and (ii) other rights powers, preferences and privileges to the holders of the Convertible Shares;

     WHEREAS, the Board of Directors of NFI has approved the distribution to holders of its Common Shares and holders of the Series D-1 Preferred Shares to be purchased by the Investors hereunder certain non-transferable rights to subscribe for and purchase, in connection with the rights offering described herein, certain shares of 9.00% Series D-2 Mandatory Convertible Preferred Stock
of NFI, par value $0.01 per share and liquidation preference of $25 per share plus any accrued but unpaid dividends (the "Series D-2 Preferred Shares"), which
Series D-2 Preferred Shares shall have such voting powers, preferences and other special rights and the qualifications, limitations or restrictions as set forth in the Articles

Supplementary for the 9.00% Series D-2 Mandatory Convertible Preferred Stock,
which shall be in the form attached hereto as Exhibit A (the "Series D-2
Articles Supplementary" and, together with the Series D-1 Articles
Supplementary, the "Articles Supplementary"); and

     WHEREAS, concurrently with the execution and delivery of this Agreement,
NFI and the Investors shall execute and deliver a Standby Purchase Agreement
(the "Standby Purchase Agreement"), providing, among other things, for the
Investors, on the terms and subject to the conditions set forth therein, (i) to exercise the non-transferable subscription rights distributed to Investors in connection with such rights offering and subscribe for and purchase the Series
D-2 Preferred Shares which are the subject of such subscription rights (but not to participate in the over-subscription option granted to other subscribing shareholders) and (ii) to purchase the Series D-2 Preferred Shares that are subject to similar subscription rights distributed to holders of Common Shares, to the extent such Series D-2 Preferred Shares are not otherwise subscribed for and purchased by holders of Common Shares pursuant to the exercise of such subscription rights.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

     "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. The Affiliates of each Investor shall be deemed to include one or more funds under common management with such Investor and their respective limited partners, members and Affiliates.

     "Agency" means (a) any federal governmental authority or regulatory body and any subdivisions, agencies, instrumentalities, authorities or tribunals thereof, including HUD, the Federal Housing Administration, the Department of
Veterans Affairs, the Federal National Mortgage Association, the Government
National Mortgage Association and the Federal Home Loan Mortgage Corporation, or
(b) the applicable State Agency.

     "Agreement" has the meaning set forth in the introductory paragraph.

     "Applicable Requirements" means and includes, as of the time of reference, with respect to the origination, brokering, servicing, insuring, purchase, sale or filing of claims in connection with Residential Mortgage Loans all of the following: (a) all contractual obligations of NFI and its Subsidiaries or any
Originator including any contained in a Mortgage Loan Document or in a Mortgage
Loan Sale Agreement; (b) requirements of applicable Laws binding upon NFI or any of its Subsidiaries or any Originator, including, without limitation, all applicable predatory and abusive lending laws, the federal Truth-in-Lending Act
(as amended) and other federal and state consumer protection, usury, equal credit opportunity, disclosure and recording laws as then in

                                      -2-

effect and the Home Ownership and Equity Protection Act of 1994 as then in effect, and (c) all other applicable requirements, handbooks, manuals, policies, procedures and guidelines of NFI and its Subsidiaries and of each Governmental
Authority having jurisdiction, and any Sponsor or Insurer that insured or purchased the Residential Mortgage Loans.

     "Articles Supplementary" has the meaning set forth in the recitals.

     "Bankruptcy Law" means Title 11 of the United States Code, as amended, and any similar federal or state law for the relief of debtors.

     "Business Day" means a day other than a day on which commercial banks in
New York, New York are authorized or required by law to close.

     "CDO" means NovaStar ABS CDO I.

     "Charter" means the Articles of Amendment and Restatement of NFI, as amended and supplemented from time to time.

     "Closing" has the meaning set forth in Section 2.2.

     "Closing Date" has the meaning set forth in Section 2.2.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Collateral Manager" means NovaStar Asset Management Company.

     "Common Shares" has the meaning set forth in the recitals.

     "Confidentiality Agreement" means the confidentiality agreement entered into prior to the date hereof by MassMutual or its Affiliates and Jefferies or its Affiliates, respectively, with NFI in connection with the transactions contemplated hereby. For the avoidance of doubt, the term "Confidentiality
Agreement" shall not include the confidentiality clause included in the summary of terms dated May 26, 2007 entered into by NFI with MassMutual or its
Affiliates.

     "Contracts" has the meaning set forth in Section 3.16(b).

     "Convertible Shares" means the Series D-1 Preferred Shares and the Series
D-2 Preferred Shares into which the Series D-1 Preferred Shares convert or which the Investors may purchase in the Rights Offering or otherwise pursuant to the
Standby Purchase Agreement.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Data Room" means the electronic data room created by NFI and to which
Investors have been given access in connection with the transactions contemplated by this Agreement.

     "Deferred Compensation Plan" means the NovaStar Mortgage, Inc. Deferred
Compensation Plan.

                                      -3-

     "Employee" means each individual who immediately prior to the Closing is employed by NFI or any Subsidiary of NFI.

     "Employee Benefit Plan" means any "employee benefit plan" (as defined in
Section 3(3) of ERISA), whether or not subject to ERISA, and any other employee benefit plan, program, policy, arrangement or contract, whether written or oral, including without limitation, any pension, retirement, profit-sharing, thrift, savings, bonus plan, incentive, stock option or other equity or equity-based compensation, or deferred compensation arrangement, stock purchase, severance pay, retention, change of control, unemployment benefits, sick leave, vacation pay, salary continuation for disability, hospitalization, health or medical insurance, life insurance, fringe benefit, flexible spending account or scholarship program, maintained by NFI or any of its Subsidiaries, or to which
NFI or any of its Subsidiaries is obligated to contribute, on behalf of current or former officers, directors, employees or consultants of NFI or any of its
Subsidiaries.

     "Employment Agreement" has the meaning set forth in Section 3.9(a).

     "Enforceability Exceptions" means, with reference to the enforcement of the terms and provisions of this Agreement or any other Contract, that the enforcement thereof is or may be subject to the effect of (i) applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of the rights and remedies of creditors or parties to executory contracts generally; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the exercise of equitable powers by a court of competent jurisdiction; and (iii)
applicable law or public policy limiting the enforcement of provisions providing for the indemnification of any person.

     "Environmental Law" means any Law relating to the environment, natural resources, or safety or health of human beings or other living organisms, including the manufacture, distribution in commerce and use or release of
Hazardous Substances.

     "ERISA" means the United States Employee Retirement Income Security Act of
1974, as amended.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Act Report" means each publicly available form, report, schedule, statement and other document filed with or furnished to the SEC by NFI pursuant to the Exchange Act prior to the date hereof (as such documents have since the time of their filing been amended prior to the date hereof).

     "Financial Services Authority" means any Governmental Entity that regulates
Mortgage Banking or Insurance businesses conducted in any state in the United
States of America or the District of Columbia.

     "Financial Services Consent" has the meaning set forth in Section 3.5(b).

     "GAAP" has the meaning set forth in Section 3.6(b).

                                      -4-

     "GAAP December Balance Sheets" has the meaning set forth in Section 3.6(b).

     "Governmental Entity" has the meaning set forth in Section 3.5(b).

     "Hazardous Substances" means any pollutant, contaminant, hazardous substance, hazardous waste, medical waste, special waste, toxic substance, petroleum or petroleum-derived substance, waste or additive, radioactive material, or other compound, element, material or substance in any form whatsoever (including products) regulated, restricted or addressed by or under any applicable Environmental Law.

     "HSR Act" has the meaning set forth in Section 3.5(b).

     "HUD" means the United States Department of Housing and Urban Development.

     "Improvements" means all buildings, improvements and fixtures located on any Real Property, regardless of whether such buildings, improvements or fixtures are subject to reversion to the landlord or other third parties upon the expiration or termination of any lease or other agreement with respect to such Real Property.

     "Incentive Plans" means the NovaStar Financial, Inc. 1996 Executive and
Non-Employee Director Stock Option Plan and the NovaStar Financial, Inc. 2004
Incentive Stock Plan.

     "Indemnified Party" has the meaning set forth in Section 9.5.

     "Indemnifying Party" has the meaning set forth in Section 9.5.

     "Insurance" means property insurance, life insurance, credit insurance and other types of insurance provided with respect to property or individuals located in any state in the United States of America or the District of
Columbia.

     "Insurer" means a person who insures or guarantees all or any portion of the risk of loss on any Residential Mortgage Loan, including any provider of default insurance, standard hazard insurance, flood insurance, earthquake insurance or title insurance, with respect to any Residential Mortgage Loan or related Mortgaged Property.

     "Intellectual Property" means all intellectual property, including without limitation, patents, patent applications, trademarks, service marks, processes, formulae, technology, know-how and related improvements, trade names, copyrights, any copyrightable works (including software, code applications, databases, website content, documentation and related items), discoveries, domain names, logos, trade dress and other indicators, methodologies, inventions and other proprietary items and registrations of or applications for any of the foregoing.

     "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

     "Investor Disclosure Letters" has the meaning set forth in Article IV.

     "Investor Indemnitees" has the meaning set forth in Section 9.2.

                                      -5-

     "Investor Material Adverse Effect" means, with respect to a particular
Investor, any event, change, circumstance or effect that individually or in the aggregate (with other events, changes, circumstances or effects) is or is reasonably likely to be materially adverse to the ability of such Investor to consummate the transactions contemplated by this Agreement, the Registration
Rights and Shareholders Agreement or the Standby Purchase Agreement.

     "Investors" has the meaning set forth in the introductory paragraph.

     "Jefferies" has the meaning set forth in the introductory paragraph.

     "Jefferies Cap" has the meaning set forth in Section 9.4(c).

     "Jefferies Consideration" has the meaning set forth in the recitals.

     "Jefferies Disclosure Letter" has the meaning set forth in Article IV.

     "Jefferies Indemnitees" has the meaning set forth in Section 9.2.

     "Jefferies Standby Consideration" means the aggregate amount of consideration paid by Jefferies (or any of its successors or permitted assigns)
to NFI in connection with the purchase of any Series D-2 Preferred Shares (or any alternative security of NFI as contemplated by Section 21 of the Standby
Purchase Agreement) by Jefferies (or any of its successors or permitted assigns)
pursuant to the Standby Purchase Agreement.

     "Key Employee" means each of those employees of NFI listed in Exhibit B attached hereto.

     "Key Employee Letter Agreements" means the letter agreements entered into as of the date hereof by each of the Key Employees with the Investors and the
Company.

     "Key Employment Agreements" means the existing Employment Agreements between NFI and each of the Key Employees.

     "Knowledge" means (i) with respect to NFI, the actual knowledge of those persons listed in Section 1.1(a) of the NFI Disclosure Letter and (ii) with respect to any Investor, the actual knowledge with respect to the applicable subject matter of the officers of such Investor with functional responsibility for the applicable subject matter.

     "Law" means any constitution, statute, law, code, administrative interpretation, regulation, rule, injunction, judgment, order, writ, decree, ordinance, directive judgment, policy, guideline or ruling of any Governmental
Entity, including common law.

     "Lease" has the meaning set forth in Section 3.23(b).

     "Leased Real Property" has the meaning set forth in Section 3.23(a).

                                      -6-

     "Liens" means any liens, pledges, charges, claims, security interests, options, mortgages, assignments, hypothecations, preferences, priorities, deposit arrangements, easements, options, proxies, voting trusts or other encumbrances of any nature whatsoever (statutory or otherwise).

     "Litigation" has the meaning set forth in Section 3.12.

     "Losses" has the meaning set forth in Section 9.2.

     "March 2007 GAAP Statements" has the meaning set forth in Section 3.6(b).

     "MassMutual" has the meaning set forth in the introductory paragraph.

     "MassMutual Cap" has the meaning set forth in Section 9.4(c).

     "MassMutual Consideration" has the meaning set forth in the recitals.

     "MassMutual Disclosure Letter" has the meaning set forth in Article IV.

     "MassMutual Indemnitees" has the meaning set forth in Section 9.2.

     "MassMutual Standby Consideration" means the aggregate amount of consideration paid by MassMutual (or any of its successors or permitted assigns)
to NFI in connection with the purchase of any Series D-2 Preferred Shares (or any alternative security of NFI as contemplated by Section 21 of the Standby
Purchase Agreement) by MassMutual (or any of its successors or permitted assigns) pursuant to the Standby Purchase Agreement.

     "Material Subsidiary" shall mean NovaStar Mortgage, Inc., Homeview Lending,
Inc., NovaStar Home Mortgage, Inc. and NFI Holding Corporation.

     "MGCL" means the Maryland General Corporation Law.

     "Mortgage" means a mortgage, deed of trust or other security instrument that creates a Lien on Real Property.

     "Mortgage Banking" means making, buying, selling or servicing loans or extensions of credit secured by first and/or subordinate liens on real estate
(or personal property that serves as a dwelling) located in any state in the
United States of America or the District of Columbia.

     "Mortgage Loan" means any Residential Mortgage Loan, other than a Warehouse
Loan, that was originated or purchased and subsequently sold by NFI or any of its Subsidiaries, as applicable, and that has not been repaid or refinanced.

     "Mortgage Loan Documents" means the documents relating to Residential
Mortgage Loans required by Applicable Requirements to originate and service the
Residential Mortgage Loans, whether on hard copy, microfiche or its equivalent or in electronic format and, to the extent required by Applicable Requirements, credit and closing packages and disclosures.

                                      -7-

     "Mortgage Loan Sale Agreement" means an agreement (other than any Mortgage
Loan Securitization Document) pursuant to which NFI or any of its Subsidiaries has sold or may sell mortgage loans to any third person.

     "Mortgage Loan Securitization Document" means any pooling and servicing agreement and any other related other document or agreement.

     "Mortgage Loan Servicing Agreement" means an agreement or agreements between NFI or any of its Subsidiaries on the one hand and any Sponsor on the other hand (other than a Mortgage Loan Securitization Document) setting forth the terms and conditions under which Residential Mortgage Loans are or are to be serviced or subserviced by NFI or any of its Subsidiaries.

     "Mortgage Loan Servicing Portfolio" means, in the aggregate, the Serviced
Mortgage Loans.

     "Mortgage Note" means, with respect to a Residential Mortgage Loan, a promissory note or notes, or other evidence of indebtedness, with respect to such Residential Mortgage Loan secured by a Mortgage or Mortgages, together with any assignment, reinstatement, extension, endorsement or modification thereof.

     "Mortgaged Property" means the real property that secures a Mortgage Note and that is subject to a Mortgage.

     "Mortgagor" means the obligor(s) on a Mortgage Note or owners of a
Mortgaged Property.

     "New York Court" has the meaning set forth in Section 10.8.

     "NFI" has the meaning set forth in the introductory paragraph.

     "NFI Disclosure Letter" has the meaning set forth in Article III.

     "NFI Indemnitees" has the meaning set forth in Section 9.3.

     "NFI Material Adverse Effect" means any event, change, circumstance or effect that individually or in the aggregate (with other events, changes, circumstances or effects) is or is reasonably likely to (A) be materially adverse to the ability of NFI to perform its obligations hereunder or under the other Transaction Documents, or (B) be materially adverse on the financial condition, assets, liabilities, business or results of operations of NFI and its
Subsidiaries, taken as a whole, but shall exclude (only in the case of clause
(B) above) any such event, change, circumstance or effect resulting from, relating to or arising out of (i) general economic or market conditions
(including changes in interest rates), so long as such conditions do not have a disproportionate effect on NFI and its Subsidiaries, taken as a whole compared to other companies in the industries in which NFI and its Subsidiaries conduct their business; (ii) any occurrence or condition arising out of the negotiation and execution of this Agreement or under the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, or the public announcement thereof (including any occurrence or condition

                                      -8-

arising out of the identity of or facts relating to Investors); (iii) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement; (iv) earthquakes, hurricanes, floods, or other natural disasters; (v) any action taken by NFI at the express written request of any of the Investors or with the express written consent of any of the Investors and (vi) any decrease in the market value or trading volume of the
Common Shares of NFI on the NYSE or any failure by NFI or its Subsidiaries to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement; provided, however, that this clause (vi) shall not exclude any underlying event, change, circumstance or effect that itself constitutes an NFI Material Adverse Effect that may have resulted in or contributed to such decrease in the market value or trading volume of the Common
Shares of NFI on the NYSE or such failure by NFI or its Subsidiaries to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement.

     "NYSE" has the meaning set forth in Section 3.5(b).

     "Options" means all stock options and other rights to purchase Common
Shares heretofore granted under any stock option or similar plan of NFI.

     "Order" has the meaning set forth in Section 3.12.

     "Originator" means, with respect to any Residential Mortgage Loan, each entity or individual that (a) took the relevant Mortgagor's loan application,
(b) processed the relevant Mortgagor's loan application or (c) closed and/or funded such Residential Mortgage Loan.

     "Outside Date" has the meaning set forth in Section 8.1(c).

     "Owned Intellectual Property" has the meaning set forth in Section 3.18(b).

     "Permits" has the meaning set forth in Section 3.11(a).

     "Permitted Liens" means (i) Liens for Taxes not yet delinquent, and Liens for Taxes being contested in good faith and for which there are reserves, if required, established on the financial statements of NFI in accordance with
GAAP, consistently applied, (ii) Liens being contested in good faith by current administrative or judicial proceedings and for which a reserve has been established on the most recent consolidated balance sheet included in the SEC
Filings filed prior to the date hereof, in accordance with GAAP, consistently applied, (iii) mechanics' and materialmen's Liens for construction in progress, and workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of NFI or any of its Subsidiaries for sums not yet due and payable, (iv) licenses of Intellectual Property of NFI or any of its
Subsidiaries, (v) Liens that arise solely by virtue of this Agreement or any
Transaction Document and (vi) other Liens on any asset that are not, individually or in the aggregate, material in amount and do not, individually or in the aggregate, detract from the value of such asset in any material respect or impair the existing use of such asset in any material respect.

     "person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

                                      -9-

     "Portfolio Agreements" means each administration agreement, advisory agreement, collateral administration agreement, hedge agreement (if any), indenture, collateral management agreement, offering document, escrow agreement, fiscal agent agreement, charter documents of each issuer, insurance agreement
(if any) and all other agreements and documents related to the CDO. For the avoidance of doubt, Portfolio Agreements does not include any agreement or document relating to any investments owned by the CDO.

     "Preferred Shares" means each class or series of shares of preferred stock of NFI.

     "Proxy Statement" means the letter to Shareholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, required to be distributed to the Shareholders in connection with any annual or special meeting of the Shareholders, including any schedules or exhibits required to be filed with the SEC in connection therewith.

     "Real Property" means any lot, parcel or tract of land in which any person has a property interest and any Improvements located thereon.

     "Registration Rights and Shareholders Agreement" has the meaning set forth in the recitals.

     "Regulation D" has the meaning set forth in the recitals.

     "REIT Dividend Record Date" has the meaning set forth in Section 6.8(a).

     "REIT Dividends" means the dividend by NFI of the Series E Preferred Shares to be issued to satisfy NFI's Section 856 Trust distribution requirements.

     "REO" means Real Property relating to any Residential Mortgage Loan upon which NFI or any of its Subsidiaries has foreclosed and which is being held for resale in the ordinary course of business.

     "Residential Mortgage Loan" means a loan evidenced by a Mortgage Note secured by a Mortgage, with respect to which the Mortgaged Property is a single parcel of real property with a detached single-family residence thereon, or a two- to four-family dwelling, a townhouse, or an individual condominium unit in a condominium, a cooperative unit, or an individual unit in a planned unit development.

     "Residual Interests Cash Flow Schedule" has the meaning set forth in
Section 3.6(c).

     "Restraint" has the meaning set forth in Section 7.1(d).

     "Restricted Shares" means grants under the Incentive Plans of shares of restricted stock, which have performance-based or time-based vesting conditions.

     "Retained Interests" has the meaning set forth in Section 3.15(h).

     "Reverse Stock Split" has the meaning set forth in Section 3.21.

                                      -10-

     "Reverse Stock Split Effective Date" has the meaning set forth in Section
6.11.

     "Rights" has the meaning set forth in Section 2.5(a).

     "Rights Offering" has the meaning set forth in Section 2.5(a).

     "Rights Offering Registration Statement" has the meaning set forth in
Section 2.5(c).

     "Rights Record Date" has the meaning set forth in Section 2.5(b).

     "SEC" has the meaning set forth in the recitals.

     "SEC Filings" has the meaning set forth in Section 3.6(a).

     "Section 3-601" has the meaning set forth in Section 3.22(b).

     "Section 3-602" has the meaning set forth in Section 3.22(b).

     "Section 3-702" has the meaning set forth in Section 3.22(c).

     "Section 856 Trust" has the meaning set forth in Section 3.10(b).

     "Securities Act" has the meaning set forth in the recitals.

     "Securitization Trust" means a common law or statutory trust established as a special purpose vehicle for the purpose of securitizing Residential Mortgage
Loans (or previously-issued securities themselves backed by Residential Mortgage
Loans).

     "Series C Preferred Shares" means the shares of 8.90% Series C Cumulative
Redeemable Preferred Stock, of NFI.

     "Series D-1 Articles Supplementary" has the meaning set forth in the recitals.

     "Series D-1 Preferred Shares" has the meaning set forth in the recitals.

     "Series D-2 Articles Supplementary" has the meaning set forth in the recitals.

     "Series D-2 Preferred Shares" has the meaning set forth in the recitals.

     "Series E Preferred Shares" means the 9% Series E Mandatory Convertible
Preferred Stock of NFI, par value $0.01 per share, and having such other terms as are consistent with the provisions of Section 6.8(b) and Schedule 6.8(b).

     "Serviced Mortgage Loan" means any (a) Warehouse Loan or (b) Residential
Mortgage Loan which is serviced by NFI or any of its Subsidiaries pursuant to any Mortgage Loan Securitization Document or any Mortgage Loan Servicing
Agreement.

     "Shareholders" means the holders of the Common Shares.

                                      -11-

     "Share Units" means units provided under the Incentive Plans representing the right to receive Common Shares.

     "Sponsor" means any person, including a Securitization Trust, who owns or holds Mortgage Loans, or servicing rights related thereto, sold by NFI or any of its Subsidiaries.

     "Standby Purchase Agreement" has the meaning set forth in the recitals.

     "State Agency" means any state agency or other entity with authority to regulate the activities of NFI or any of its Subsidiaries relating to the origination or servicing of Residential Mortgage Loans or to determine the investment or servicing requirements with regard to mortgage loan origination, purchasing, servicing, master servicing or certificate administration performed by NFI or any of its Subsidiaries.

     "Subsequent Filings" means any reports, schedules, forms, statements or other documents (including in each case, exhibits, amendments or supplements thereto and any other information incorporated by reference therein) filed with the SEC after the date of this Agreement, but prior to the Closing.

     "Subsidiary" of any person means another person 50% or more of the total combined voting power of all classes of capital stock or other voting interests of which, or 50% or more of the equity securities of which, is owned directly or indirectly by such first person.

     "Tape" has the meaning set forth in Section 3.14(h).

     "Tax Return" means any return, report, claim, certificate, form, statement, disclosure, declaration, election, information return, estimate or other document (including any related or supporting information attached and any amended materials provided with respect to any of the foregoing) supplied to, or filed with, a Governmental Entity with respect to Taxes.

     "Taxes" has the meaning set forth in Section 3.10.

     "Third Party Claim" has the meaning set forth in Section 9.5.

     "Transaction Documents" means this Agreement, the Articles Supplementary, the Registration Rights and Shareholders Agreement, the Standby Purchase
Agreement and the Key Employee Letter Agreements.

     "Treasury Regulations" means the Treasury Regulations promulgated under the
Code.

     "Warehouse Lender" means each lender to NFI or any of its Subsidiaries which provides financing secured by Residential Mortgage Loans or mortgage servicing rights relating thereto.

     "Warehouse Loan" means a Residential Mortgage Loan that is financed by NFI or any of its Subsidiaries, including Residential Mortgage Loans that are financed by a Warehouse Lender.

     "401(k) Plan" means the NovaStar Financial, Inc. 401(k) Plan.

                                      -12-

                                   ARTICLE II

      ISSUANCE AND PURCHASE OF SERIES D-1 PREFERRED SHARES; RIGHTS OFFERING

     SECTION 2.1 Purchase of Series D-1 Preferred Shares. Subject to the
satisfaction (or waiver) of the conditions set forth in Article VII below, at the Closing, (a) NFI shall issue and sell to MassMutual and MassMutual shall purchase from NFI 1,050,000 Series D-1 Preferred Shares in exchange for the
MassMutual Consideration, free and clear of all Liens (other than restrictions under applicable federal, foreign and state securities Laws), and (b) NFI shall issue and sell to Jefferies and Jefferies shall purchase from NFI 1,050,000
Series D-1 Preferred Shares in exchange for the Jefferies Consideration, free and clear of all Liens (other than restrictions under applicable federal, foreign and state securities Laws).

     SECTION 2.2 Closing. Subject to the provisions of Article VII, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New
York, 10019-6092, as soon as practicable but in no event later than 10:00 a.m., on the date that is three Business Days after the day on which the last of the conditions set forth in Article VII shall have been satisfied or waived by the parties, or at such other place, at such other time or on such other date as
Investors and NFI may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date".

     SECTION 2.3 Deliveries. At the Closing, (a) MassMutual shall pay to NFI cash in an amount equal to the MassMutual Consideration by wire transfer of immediately available funds to an account designated by NFI pursuant to wire instructions previously provided by NFI no later than at least two Business Days prior to the anticipated Closing Date and shall deliver to NFI such other certificates and counterparts to agreements required by it to be delivered pursuant to Section 7.3 hereof, (b) Jefferies shall pay to NFI cash in an amount equal to the Jefferies Consideration by wire transfer of immediately available funds to an account designated by NFI pursuant to wire instructions previously provided by NFI no later than at least two Business Days prior to the anticipated Closing Date and shall deliver to NFI such other certificates and counterparts to agreements required by it to be delivered pursuant to Section
7.3 hereof, and (c) NFI shall deliver to each Investor (i) a certificate or certificates (in definitive form) duly executed on behalf of NFI registered in the name of such Investor (or its designee) representing the number of Series
D-1 Preferred Shares purchased by such Investor from NFI pursuant to this
Agreement and (ii) such other certificates, opinions, counterparts to agreements, documents or instruments required by it to be delivered to such
Investor pursuant to Section 7.2 hereof. Notwithstanding anything herein to the contrary, payment of both the MassMutual Consideration and the Jefferies
Consideration shall be required for the Closing to occur.

     SECTION 2.4 Restricted Shares and Options. Prior to the Closing, the
administrator of the Incentive Plans shall not exercise any discretion it may have under the Incentive Plans to accelerate or waive any restrictions with respect to any Restricted Shares, Options or other awards granted under the
Incentive Plans.

                                      -13-

     SECTION 2.5 Rights Offering.

     (a) The Board of Directors of NFI has approved the making by NFI of a rights offering (the "Rights Offering") in connection with which (i) holders of record of Common Shares and holders of record of Series D-1 Preferred Shares
(including Investors), in each case as of the close of business on the Rights
Record Date, shall be entitled to receive a distribution from NFI of non-transferable rights (the "Rights") to subscribe for and purchase from NFI certain Series D-2 Preferred Shares at a price of $25.00 per share and on such other terms and subject to such conditions as set forth in the Series D-2
Articles Supplementary attached hereto, (ii) subscribers (other than Investors)
who exercise their Rights in full may over-subscribe for the shares offered in the Rights Offering which have not been subscribed for and purchased, (iii) no fractional subscription Rights or cash in lieu of fractional Rights will be issued and fractional subscription Rights will be rounded to the nearest whole number, (iv) the Rights Offering shall commence on or prior to the seventh
Business Day after the effective date of the Rights Offering Registration
Statement, and end on a Business Day that shall not be less than 20 Business
Days thereafter, subject to extension in the sole discretion of the Board of
Directors, provided, however, that other than as may be necessary to comply with the requirements and regulations of the NYSE, the SEC or other applicable Law such period shall not be more than 30 Business Days without the prior written consent of the Investors, (v) any Series D-2 Preferred Shares remaining unsubscribed for and purchased after conclusion of the Rights Offering will be subject to purchase by the Investors in accordance with the terms and provisions of the Standby Purchase Agreement and (vi) the aggregate amount raised by NFI pursuant to the Rights Offering shall be $101,175,000.

     (b) Following effectiveness of the Rights Offering Registration Statement,
NFI shall take, or cause to be taken, all necessary corporate action to declare and establish a record date (the "Rights Record Date") for the determination of the holders of Common Shares of record and holders of Series D-1 Preferred
Shares of record entitled to receive the distribution of Rights in the Rights
Offering. The Rights Record Date shall be a date not earlier than the day following the Reverse Stock Split Effective Date. On or prior to the Rights
Record Date, NFI shall file the Series D-2 Articles Supplementary with the State
Department of Assessments and Taxation of Maryland.

     (c) As promptly as practicable following the Closing, but in any event not later than 45 days after the Closing, NFI shall file with the SEC a registration statement on Form S-3 (or other applicable form) for the registration under the
Securities Act of the Rights and the underlying Series D-2 Preferred Shares and the Common Shares issuable upon conversion of such Series D-2 Preferred Shares
(the "Rights Offering Registration Statement"). NFI will use its reasonable best efforts to (i) cause the Rights Offering Registration Statement to become effective under the Securities Act as promptly as possible, but in no event prior to the filing with the SEC of NFI's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, and (ii) effectuate the Rights Offering in a manner consistent with the Rights Offering Registration Statement and NFI's agreements and obligations under the Standby Purchase Agreement.

                                      -14-

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF NFI

     Except as otherwise disclosed in the Exchange Act Reports (other than risk factor and similar cautionary disclosure contained in the Exchange Act Reports under the headings "Risk Factors" or "Forward-Looking Statements" or under any other similar heading) and in the corresponding section of the Disclosure Letter delivered by NFI in connection with the execution and delivery of this
Agreement, regardless of whether such representation or warranty specifically refers to the NFI Disclosure Letter (the "NFI Disclosure Letter"), NFI hereby represents and warrants to Investors as follows:

     SECTION 3.1 Organization, Standing and Corporate Power. Except as set forth in Section 3.1 of the NFI Disclosure Letter, NFI and each of its Subsidiaries is a corporation duly incorporated (or, if not a corporation, duly organized), validly existing and in good standing under the laws of the jurisdiction in which it is incorporated (or, if not a corporation, in which it is organized)
and has the requisite power and authority to own, lease and operate its properties and assets and to carry on in all material respects its business as now being conducted. Except as set forth in Section 3.1 of the NFI Disclosure
Letter, NFI and each of its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not have an NFI Material Adverse Effect. NFI has made available to Investors in the Data Room complete and correct copies of the
Charter and Bylaws of NFI and the equivalent organizational documents of each of its Material Subsidiaries, in each case, as amended and in full force and effect.

     SECTION 3.2 Capital Structure; Issuance of Shares.

     (a) The authorized stock of NFI consists solely of 50,000,000 shares of capital stock, of which 2,990,000 shares have been designated as Series C
Preferred Shares. As of June 30, 2007, 37,879,640 Common Shares and, as of the
date hereof, 2,990,000 Series C Preferred Shares are issued and outstanding, and no shares of any other class of capital stock of NFI are outstanding. No Common
Shares have been reserved for issuance under the Incentive Plans, upon exercise of Options, Restricted Shares or Share Units, under NFI's Direct Stock Purchase and Dividend Reinvestment Plan or under any Sales Agreement with Cantor
& Fitzgerald & Co. Except as set forth above, no shares of capital stock of NFI are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of NFI are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights.

     (b) Section 3.2(b) of the NFI Disclosure Letter contains a true and complete schedule as of July 1, 2007, setting forth (as applicable) (i) the holder, number, exercise price, number of Common Shares for which it is exercisable, grant date, vesting date and expiration date, in each case of each outstanding Option, (ii) the holder, grant date, number and vesting schedule, in the case of each outstanding Restricted Share and (iii) the holder and number, in the case of each outstanding Share Unit. NFI has not issued any Options,
Restricted Shares or Share Units between July 1, 2007 and the date hereof. Each of NFI's Options has been duly authorized

                                      -15-

and validly issued by NFI, in each case with such exercise prices and on such dates that are in compliance in all material respects with applicable Laws and in accordance with the terms of the Incentive Plans, and neither NFI nor any of its Subsidiaries has any reason to believe that the authorization and issuance of any of the Options was not in compliance with applicable Laws and in accordance with the terms of the Incentive Plans.

     (c) Except as set forth in Section 3.2(c) of the NFI Disclosure Letter, there are no preemptive or similar rights on the part of any holder of any class of securities of NFI. Other than the securities listed in Section 3.2(c) of the
NFI Disclosure Letter, NFI does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote)
with the shareholders of NFI on any matter submitted to shareholders or a separate class of holders of capital stock. Except as set forth above and except for the securities listed in Section 3.2(b) or Section 3.2(c) of the NFI
Disclosure Letter, there are not any options, warrants, restricted stock, restricted stock units, calls, rights, convertible or exchangeable securities,
"phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which
NFI is a party or by which it is bound (i) obligating NFI to issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchased, redeemed or otherwise acquired, any shares of the capital stock of NFI, any additional shares of capital stock of, or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity interest in, NFI, (ii) obligating NFI to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, or (iii) obligating NFI pursuant to any right of first offer, right of first negotiation, right of first refusal, co-sale or similar provisions. Except as provided for under the 401(k) Plan or the Deferred
Compensation Plan, there are no outstanding contractual obligations of NFI to sell, repurchase, redeem or otherwise acquire or to register any shares of capital stock of, or other equity interests in, NFI. There are no proxies, voting trusts or other agreements or understandings to which NFI is a party or is bound with respect to the voting of the capital stock of, or other equity interests in, NFI. No Common Shares or Preferred Shares are held by any wholly owned Subsidiary of NFI.

     (d) As of the Closing, there will be 2,100,000 Series D-1 Preferred Shares authorized, 2,100,000 of which shall be issued and outstanding. As of the
Reverse Stock Split Effective Date, there will be 2,100,000 Series D-1 Preferred
Shares and 6,147,000 Series D-2 Preferred Shares authorized for issuance. The issuance, sale and delivery of the Series D-1 Preferred Shares in accordance with this Agreement, and the issuance and delivery of the Common Shares issuable upon conversion of the Series D-1 Preferred Shares, will be on or prior to the
Closing, duly authorized by all necessary corporate action on the part of NFI, and provided effect is given to the conversion and availability of at least
600,000 Series D-1 Preferred Shares pursuant to the Series D-1 Articles
Supplementary prior to the conversion of the remaining issued and outstanding
Series D-1 Preferred Shares all such Common Shares will be duly reserved for issuance. As of the Reverse Stock Split Effective Date such percentage shall not be less than 125% of the maximum number of Common Shares that would be issuable upon conversion of both the Series D-1 Preferred Shares at such time and the
Series D-2 Preferred Shares contemplated by the Series D-2 Articles
Supplementary. The Series D-1 Preferred Shares when issued, sold and delivered against payment therefor in accordance with the provisions of

                                      -16-

this Agreement, and the Common Shares issuable upon conversion of the Series D-1
Preferred Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens (other than restrictions under applicable United States federal and state securities Laws)
with the holders being entitled to all rights accorded to a holder of Common
Shares under Maryland law and the organizational documents of NFI. No person has any preemptive right or right of first refusal which would be triggered by reason of the issuance of the Series D-1 Preferred Shares or the Common Shares
issuable upon conversion of the Series D-1 Preferred Shares.

     (e) As of the Reverse Stock Split Effective Date, the amendment of the
Charter effecting the Reverse Stock Split shall be effective and the authorized share capital of NFI shall consist of 50,000,000 shares of capital stock, of which (i) 2,990,000 shares have been designated as Series C Preferred Shares,
(ii) 2,100,000 shares shall be designated as Series D-1 Preferred Shares and
(iii) 6,147,000 shares shall be designated as Series D-2 Preferred Shares. As of the Reverse Stock Split Effective Date (and assuming for purposes of this representation and warranty that, between the date hereof and the Reverse Stock
Split Effective Date, no conversions of the Series D-1 Preferred Shares shall have occurred, no Options shall have been exercised and no Common Shares shall have been issued under NFI's Direct Stock Purchase and Dividend Reinvestment
Plan, the Sales Agreement with Cantor Fitzgerald & Co. or in connection with
NFI's Section 856 Trust distribution requirement), (A) approximately 37,879,000
Common Shares, 2,990,000 Series C Preferred Shares and 2,100,000 Series D-1
Preferred Shares will be issued and outstanding, and no shares of any other class of capital stock of NFI will be outstanding or reserved for issuance.

     SECTION 3.3 Subsidiaries and Investments.

     (a) Section 3.3 of the NFI Disclosure Letter lists each Subsidiary of NFI, and in each case, its capitalization and its jurisdiction of organization. NFI does not have any Subsidiaries (other than the Material Subsidiaries) that would constitute a "significant subsidiary" (as defined in Rule 1-02 of Regulation
S-X). All the outstanding shares of capital stock of each Subsidiary of NFI have been validly issued and are fully paid and nonassessable (and no such shares are subject to preemptive or similar rights) and, except as set forth in Section 3.3 of the NFI Disclosure Letter, are wholly owned beneficially and as of record by
NFI, by one or more Subsidiaries of NFI or by NFI and one or more such
Subsidiaries, free and clear of all Liens. Except as disclosed in Section 3.3 of the NFI Disclosure Letter, neither NFI nor any of its Subsidiaries is a member of (nor is any part of their respective businesses conducted through) any partnership or joint venture.

     (b) Except as set forth in Section 3.3(b) of the NFI Disclosure Letter, there are no preemptive or similar rights on the part of any holder of any class of securities of any Material Subsidiary. Other than the securities listed in
Section 3.3(b) of the NFI Disclosure Letter, none of the Material Subsidiaries have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of any such
Material Subsidiary on any matter submitted to shareholders or a separate class of holders of capital stock. Except as set forth above and except for the securities listed in Section 3.3(a) or Section 3.3(b) of the NFI Disclosure
Letter, there are not any options, warrants, restricted stock, restricted stock units,

                                      -17-

 calls, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which any Material
Subsidiary is a party or by which any Material Subsidiary is bound (i)
obligating any Material Subsidiary to issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchased, redeemed or otherwise acquired, any shares of the capital stock of any Material Subsidiary, any additional shares of capital stock of, or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity interest in, any material Subsidiary, (ii) obligating any Material Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, or (iii) obligating any
Material Subsidiary pursuant to any right of first offer, right of first negotiation, right of first refusal, co-sale or similar provisions. There are no outstanding contractual obligations of any Material Subsidiary to sell, repurchase, redeem or otherwise acquire or to register any shares of capital stock of, or other equity interests in, any Material Subsidiary. There are no proxies, voting trusts or other agreements or understandings to which any
Material Subsidiary is a party or is bound with respect to the voting of the capital stock of, or other equity interests in, any Material Subsidiary.

     SECTION 3.4 Authority. NFI has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The execution, delivery and performance of this Agreement and the other Transaction
Documents by NFI and the consummation by NFI of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of NFI. This Agreement has been and at the Closing, the Registration
Rights and Shareholders Agreement, the Standby Purchase Agreement and the Series
D-1 Articles Supplementary will be, duly executed and delivered by NFI and, assuming due authorization, execution and delivery of this Agreement, the
Registration Rights and Shareholders Agreement and the Standby Purchase
Agreement by Investors, constitute or will constitute, as the case may be, valid and binding obligations of NFI, enforceable against NFI in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. NFI will have at the Closing all requisite corporate power to effectuate the Reverse Stock Split and to issue and sell the
Series D-1 Preferred Shares to Investors, and provided effect is given to the conversion and availability of at least 600,000 Series D-1 Preferred Shares pursuant to the Series D-1 Articles Supplementary prior to the conversion of the remaining issued and outstanding Series D-1 Preferred Shares, to issue the
Common Shares issuable upon conversion of the Series D-1 Preferred Shares. NFI will have at the Reverse Stock Split Effective Date all requisite corporate power to issue and sell the Series D-2 Preferred Shares and to issue Common
Shares issuable upon conversion of the Series D-2 Preferred Shares.

     SECTION 3.5 Noncontravention; Consents.

                                      -18-

     (a) Except as set forth in Section 3.5(a) of the NFI Disclosure Letter, the execution and delivery of this Agreement and the other Transaction Documents by
NFI do not, and the consummation of the transactions contemplated by this
Agreement and the other Transaction Documents including, without limitation, (x)
the issuance of the Series D-1 Preferred Shares or the issuance of Common Shares upon conversion of the Series D-1 Preferred Shares and (y) the issuance of the
Series D-2 Preferred Shares in connection with the Rights Offering or the issuance of Common Shares upon conversion of the Series D-2 Preferred Shares will not, (i) subject to the completion of the Reverse Stock Split and giving effect to any securities being converted, conflict with any of the provisions of the Charter or Bylaws of NFI or the comparable organizational documents of any of its Material Subsidiaries, (ii) subject to the matters referred to in Section
3.5(b), conflict with, result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon NFI or any of its Material Subsidiaries, or result in the creation of any Lien on any property or asset of NFI or any of its Material Subsidiaries or (iii) subject to the matters referred to in Section 3.5(b), contravene or conflict with in any material respect or constitute a material violation of any provision of any Law binding upon or applicable to NFI or any of its Material Subsidiaries or any of
their respective properties or assets, which, in the case of clause (ii), would have an NFI Material Adverse Effect.

     (b) No consent, approval or authorization of, or declaration or filing with, or notice to, any court, administrative agency or commission or other governmental or regulatory authority or agency, political subdivision, instrumentality or any securities exchange, in any jurisdiction (a "Governmental
Entity"), and, except as would not have an NFI Material Adverse Effect, no consent, approval or authorization of any third party, is required by or with respect to NFI, any of its Subsidiaries or any Investor in connection with the execution, delivery and performance of this Agreement or the other Transaction
Documents or the consummation by NFI or Investors of the transactions contemplated hereby or thereby, including, without limitation, (x) the issuance of the Series D-1 Preferred Shares and the issuance of Common Shares upon conversion of the Series D-1 Preferred Shares and (y) the issuance of the Series
D-2 Preferred Shares in connection with the Rights Offering or the issuance of
Common Shares upon conversion of the Series D-2 Preferred Shares, except for (i)
the filing of premerger notification and report forms under the
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
Act"), (ii) consents, approvals, authorizations, declarations, filings or notices to any Financial Services Authority (each, a "Financial Services
Consent") by NFI, any of its Affiliates or any of the Investors as are set forth in Section 3.5(b) of the NFI Disclosure Letter or are needed by Investors solely as a result of facts or circumstances specific to any Investor, (iii) the filing of any listing applications or supplemental listing applications with The New
York Stock Exchange ("NYSE"), (iv) the filing of the Articles Supplementary with the State Department of Assessments and Taxation of Maryland, (v) the filing of registration statements with the SEC as contemplated by the Transaction
Documents and (vi) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.5(b) of the NFI Disclosure
Letter. The Financial Services Consents set forth in Section 3.5(b) of the NFI
Disclosure Letter are based upon the following assumptions: (1) upon Closing each Investor will own, together with any Common Shares or Preferred Shares owned by an Affiliate of such

                                      -19-

Investor or any entity over which such Investor has or exerts control, less than
10% of the outstanding voting stock of NFI, including any Common Shares or
Preferred Shares currently owned or acquired before Closing by such Investor;
and (2) each Investor will independently vote its Common Shares or Preferred
Shares and shall not, pursuant to any formal or informal agreement, oral or written, agree to vote such Common Shares or Preferred Shares in concert.

     SECTION 3.6 SEC Reports; Financial Statements.

     (a) Since January 1, 2005, NFI has filed all forms, reports, schedules, statements and other documents (including exhibits thereto) with the SEC relating to periods commencing on or after such date required to be filed by it pursuant to the United States federal securities laws and the SEC rules and regulations promulgated thereunder (such forms, reports, schedules, statements and other documents, in each case, as amended, supplemented or superseded, together with any documents filed during such period by NFI with the SEC on a voluntary basis on Form 8-K, in each case, together with any other information incorporated therein, being hereinafter referred to as the "SEC Filings"), and, as of their respective dates, each of the SEC Filings complied, and each of the
Subsequent Filings will comply, in all material respects with all applicable requirements of the United States federal securities laws and the rules and regulations promulgated thereunder, and do not contain, and in the case of any
Subsequent Filings, will not contain, in each case after taking into account all prior SEC Filings of NFI at the time of such filing, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.6(a) of the NFI Disclosure Letter, none of the Subsidiaries of NFI is, or at any time since January 1, 2005 has been, required to file any form or report with the
SEC.

     (b) NFI has made available to Investors true and complete copies of (i) the audited consolidated balance sheets of NFI and its Subsidiaries as of December
31, 2006, 2005 and 2004 (collectively, the "GAAP December Balance Sheets") and, in each case, the related consolidated (if applicable) statements of income, shareholders' equity and cash flows for the years then ended, together with the notes to such financial statements, and (ii) the unaudited consolidated balance sheet of NFI and its Subsidiaries as of March 31, 2007 and the related consolidated statements of income, shareholders' equity and cash flows for the three months then ended, together with the notes to such financial statements
(collectively, the "March 2007 GAAP Statements"). Except as set forth in the notes thereto and except as otherwise permitted by the requirements applicable to the preparation of Quarterly Reports on Form 10-Q under the Exchange Act, the
GAAP December Balance Sheets and March 2007 GAAP Statements were prepared, and any financial statements contained in any Subsequent Filing will be prepared, in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods presented, fairly present, or will fairly present, as the case may be, the consolidated financial position of NFI and its consolidated Subsidiaries, as of the dates thereof and the consolidated
(if applicable) results of their respective operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis during the periods presented (subject, in the case of the March 2007 GAAP Statements, to normal year-end adjustments) and comply as to form, or will comply as to form, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Since January 1, 2005, there has been no material change in NFI's accounting methods or principles

                                      -20-

that would be required to be disclosed in NFI's financial statements in accordance with GAAP, except as described in the notes to such NFI financial statements.

     (c) Section 3.6(c) of the NFI Disclosure Letter sets forth a true and complete schedule of NFI's expected cash flows from residual interests, which schedule has been previously provided to Investors (the "Residual Interests Cash
Flow Schedule"). The Residual Interests Cash Flow Schedule was prepared in good faith based on reasonable assumptions.

     SECTION 3.7 No Undisclosed Liabilities. There are no liabilities or obligations of NFI or any of its Subsidiaries of a kind required to be disclosed on a balance sheet under GAAP or in the notes thereto other than (i) liabilities and obligations reflected or disclosed in the March 2007 GAAP Statements, in accordance with GAAP consistently applied, and (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since
March 31, 2007, other than, in the case of this clause (ii), those that would not reasonably be expected to have, individually or in the aggregate, an NFI
Material Adverse Effect.

     SECTION 3.8 Absence of Certain Changes or Events. Since December 31, 2006,
except as disclosed in the Exchange Act Reports and except as set forth in
Section 3.8 of the NFI Disclosure Letter, (a) NFI and its Subsidiaries have carried on and operated their respective businesses in the ordinary course of business consistent with past practices and (b) there has not occurred (i) any event or change having an NFI Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other actual, constructive or deemed distribution (whether in cash, stock or property) with respect to any of NFI's outstanding capital stock (other than (x) dividends on the Series C Preferred
Shares declared and paid in accordance with the terms thereof, (y) dividend payments on the Common Shares necessary to satisfy NFI's Section 856 Trust distribution requirement, as applicable, and (z) dividend equivalents paid with respect to awards under the Incentive Plans) or (iii) any action taken by NFI or any of its Subsidiaries through the date hereof that, if taken during the period from the date hereof through the Closing Date, would constitute a breach of
Section 5.1.

     SECTION 3.9 Employee Benefit Plans.

     (a) Each material Employee Benefit Plan and each material employment, consulting, termination and severance contract for active, retired or former employees or directors of NFI and its Subsidiaries currently in effect or pursuant to which NFI or any of its Subsidiaries has ongoing obligations (each such contract and agreement, an "Employment Agreement") is listed in Section
3.9(a) of the NFI Disclosure Letter. With respect to each Employment Agreement,
NFI and, to the Knowledge of NFI, each of the other parties thereto have taken such action as is necessary to waive any applicable "change of control"
provisions set forth in any such Employment Agreement with respect to the transactions contemplated by this Agreement and the other Transaction Documents.
NFI has delivered or made available to Investors and their counsel true and complete copies of all material documents in connection with each Employee
Benefit Plan and each Employment Agreement, including, where applicable, (i) all
Employee Benefit Plans and Employment Agreements as in effect on the date hereof, together with all amendments thereto, including, in the case of any
Employee Benefit Plan or Employment Agreement not set forth in writing, a written description thereof; (ii) all

                                      -21-

current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements and all amendments thereto; (iv) the most recent Internal Revenue Service determination letter, if any, obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) or
501(c)(9) of the Code; and (v) the annual report on Internal Revenue Service
Form 5500 for the last year for each Employee Benefit Plan required to file such form.

     (b) Each Employee Benefit Plan (including any related trust) is in compliance in all material respects with all applicable Laws and has been administered and operated in all material respects in accordance with its terms.

     (c) Each Employee Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely on a favorable opinion letter issued by the Internal Revenue Service and, to the Knowledge of
NFI, no event has occurred and no condition exists since the date of such determination or opinion letter or letters to adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

     (d) Full payment has been made of all amounts which NFI and its
Subsidiaries were required under the terms of the Employee Benefit Plans to have paid as contributions to such Employee Benefit Plans on or prior to the date hereof (excluding any amounts not yet due) and all amounts not yet due but required to be accrued on NFI's or any of its Subsidiaries' financial statements have been properly accrued.

     (e) Neither NFI nor any ERISA Affiliate sponsors or has sponsored in the past six years, or has any liability with respect to, any benefit plan that is subject to Title IV of ERISA or Section 412 of the Code or that is a multiple employer welfare benefit arrangement (as defined in Section 3(40)(A) of ERISA).
For purposes of this Section 3.9(e), an entity is an "ERISA Affiliate" of NFI if it would have ever been considered a single employer with NFI under 4001(b) of
ERISA or part of the same controlled group as NFI for purposes of Section
302(d)(3) of ERISA.

     (f) Neither NFI nor any of its Subsidiaries or, to the Knowledge of NFI,
any other "disqualified person" or "party in interest" (as defined in Section
4975(e)(2) of the Code and Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Employee Benefit Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) or (l) of ERISA or a material tax pursuant to Section
4975 of the Code.

     (g) Neither NFI nor any of its Subsidiaries has maintained any Employee
Benefit Plan which provides continuation of welfare benefits (including medical and life insurance benefits) following a director's, officer's, employee's or consultant's termination of service with NFI or any of its Subsidiaries (other than as required pursuant to Part 6 of Title I of ERISA or similar state law).
Each Employee Benefit Plan subject to the requirements of Part 6 of Title I of
ERISA or similar state law has been operated in material compliance therewith.

                                      -22-

     (h) Except as required to comply with applicable Law, neither NFI nor any of its Subsidiaries has any commitment, or stated any intention, to create, materially modify or terminate any Employee Benefit Plan. Neither NFI nor any of its Subsidiaries has caused any condition or circumstance that could reasonably be expected to result in a material increase in benefits under or expense of maintaining any Employee Benefit Plan for the level of benefits or expense incurred for the most recent fiscal year ended thereof.

     (i) Except as set forth in Section 3.9(i) of the NFI Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not constitute a triggering event under any
Employee Benefit Plan, Employment Agreement or otherwise that (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefit to any current or former director, officer, employee or consultant of NFI or any of its Subsidiaries. Except as set forth in Section
3.9(i) of the NFI Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) result in any payment that would constitute an "excess parachute payment" for purposes of Sections 280G or 4999 of the Code.

     (j) Neither NFI nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor agreement. NFI and its Subsidiaries have been and are being operated in all material respects in compliance with all Laws in any jurisdiction relating to employees and employment practices, including employment standards, workplace safety and insurance and occupational health and safety, workers' compensation, human rights, labor relations or pay equity.
There are no pending or outstanding material written claims or complaints, assessments, actions, causes of action, claims, complaints, demands, orders, prosecutions or suits nor, to the Knowledge of NFI, are there any threatened or anticipated claims or complaints, against NFI, any of its Subsidiaries or any of its directors, officers or agents in relation to any Laws in any jurisdiction relating to Employee Benefit Plans or employees, including employment standards, human rights, labor relations, occupational health and safety, workers'
compensation or pay equity, except in any case for routine claims for benefits or employee grievances (none of which individually, or in the aggregate, are material or would reasonably be expected to be material to NFI or any of its
Subsidiaries). There are no outstanding Orders, settlements or pending settlements that impose any material restriction upon NFI or any of its
Subsidiaries in respect of their employees.

     SECTION 3.10 Taxes.

     (a) All material Tax Returns required to be filed on or before the Closing
Date (after taking into account all applicable extensions to file) with respect to NFI and each of its Subsidiaries have been filed; (ii) all Taxes reported on such returns and reports or otherwise due and payable by NFI or any of its
Subsidiaries have been or will be timely paid, withheld or adequately provided for the extent required by and in accordance with GAAP except to the extent any such Taxes are being contested in good-faith by current administrative or judicial proceedings; (iii) all such Tax Returns were true, correct and complete when filed; (iv) no material audit or other administrative proceeding or court proceeding in any jurisdiction exists, has been initiated or has been threatened in writing with regard to Taxes or Tax Returns of NFI or any of its Subsidiaries
that have not been finally resolved; (v) neither NFI nor any of its

                                      -23-

Subsidiaries is a party to or bound by any Tax sharing or similar agreement other than such an agreement exclusively between or among NFI and its
Subsidiaries; (vi) to the Knowledge of NFI, neither NFI nor any of its
Subsidiaries has entered into any transaction that has been identified as a
"listed transaction" as defined in Treasury Regulation §1.6011-4(b)(2) by the
Internal Revenue Service pursuant to published guidance; (vii) neither NFI nor any of its Subsidiaries has granted any extension or waiver of the limitation period in respect of any Taxes or any Tax Returns which waiver or extension is currently still in effect in a material jurisdiction; and (viii) neither NFI nor any of its Subsidiaries has been a member of a group filing a consolidated federal income Tax return or a consolidated, combined or unitary state Tax return (other than a group the common parent of which was NFI or a Subsidiary of
NFI) or has any liability for the Taxes of any person (other than an Affiliate of NFI) under Treasury Regulation §1.1502-6 (or any similar provision of state, local, or foreign Law) or as a transferee.

     (b) NFI, (i) for all taxable years commencing with its taxable year ending
December 31, 1996 through December 31, 2006, has been subject to taxation as a real estate investment trust (a "Section 856 Trust") within the meaning of
Sections 856 through 860 of the Code and has been organized and operated in conformity with the requirements for qualification and taxation as a Section 856
Trust for such years, (ii) has operated since December 31, 2006 to the date hereof in a manner that will permit it to qualify as a Section 856 Trust for the taxable year that includes the date hereof, (iii) intends to issue the REIT
Dividends in sufficient value so as to meet NFI's 2006 Section 856 Trust distribution requirement and avoid Section 857(b) Taxes for NFI's 2006 taxable year; and (iv) intends to continue to operate in such a manner as to permit it to continue to qualify as a Section 856 Trust for the 2007 taxable year. NFI has not received any written notice that a challenge to its status as a Section 856
Trust is pending or threatened.

     (c) Neither NFI nor any of its Subsidiaries has held or currently holds, or is the successor to, any other entity that has filed, or intends to file, an election to be taxed as a Section 856 Trust. NFI does not hold any asset the disposition of which would be subject to rules similar to Section 1374 of the
Code. NFI does not hold any interest in any entity other than a corporation that qualifies as a "qualified REIT subsidiary" within the meaning of Section 856(i)
of the Code or a "taxable REIT subsidiary" within the meaning of Section 856(l)
of the Code.

     (d) NFI has not incurred any material liability for Taxes under sections
857(b), 860(c) or 4981 of the Code which have not been previously paid. To the
Knowledge of NFI, NFI has not engaged at any time in any "prohibited transactions" within the meaning of Section 857(b)(6) of the Code that have resulted in a material "prohibited transactions tax". To the Knowledge of NFI, no event has occurred, and no condition or circumstance exists, which presents a material risk that any Tax described in the preceding sentences will be imposed on NFI.

     (e) Other than the Retained Interests, (i) NFI neither owns nor is deemed to own any interest (other than a debt instrument rated BBB- or greater) in a taxable mortgage pool under Section 7701(i) of the Code, (ii) NFI has never earned any "excess inclusion" income within the meaning of Section 860E or
Section 7701(i) of the Code and (iii) NFI does not hold any asset which could generate any "excess inclusion income" within the meaning of Section

                                      -24-

860E or Section 7701(i) of the Code. NFI and its Subsidiaries were required to recognize excess inclusion income within the meaning of Section 860E and Section
7701(i) of the Code of no more than $15,000,000 for the 2006 taxable year.

     (f) The CDO is a wholly owned indirect subsidiary of an entity that has filed an election to be a "taxable REIT subsidiary" of NFI.

     (g) The deferred tax asset balances for NFI and each Subsidiary of NFI as of March 31, 2007 are not less than the amounts set forth on the March 2007 GAAP
Statements. The net deferred tax asset balances of NFI and its Subsidiaries as presented on the March 2007 GAAP Statements are materially accurate.

     (h) If NFI ceases to qualify as a Section 856 Trust under the Code, such
Section 856 Trust disqualification will not cause any event of default, including without limitation, with respect to any Retained Interest.

     (i) Neither NFI nor any entity owned or controlled by NFI or in which NFI is treated as a partner for U.S. federal income tax purposes has any tenants (as such term is used for purposes of Section 856(d) of the Code) that are partnerships, corporations, trusts or other juridical entities, and neither NFI nor any entity owned or controlled by NFI or in which NFI is treated as a partner for U.S. federal income tax purposes derives any rents or other income from tenants (as each such term is used for purposes of Section 856(d) of the
Code) that are partnerships, corporations, trusts or other juridical entities.

     (j) No existing stockholder of NFI is an "Excepted Holder" (as such term is defined in Section 11.1 of the Charter).

     As used in this Agreement, "Taxes" shall include all income, property, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever imposed by any Governmental Entity
(together with any interest or penalty, addition to Tax or additional amount imposed with respect thereto).

     SECTION 3.11 Compliance with Applicable Laws.

     (a) NFI and each of its Subsidiaries are in possession of and has in full force and effect all material approvals, authorizations, consents, franchises, licenses, permits, easements, variances, exceptions, certificates and rights required by any Governmental Entity (collectively, "Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and no non-renewal, suspension, cancellation or materially adverse modification of any of the Permits is pending or, to the Knowledge of
NFI, threatened. There has occurred no violation of, default (with or without the lapse of time or the giving of notice, or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any such Permit, except as would not be material to NFI and its Subsidiaries taken as a whole. NFI and its Subsidiaries are, and since January 1, 2005, each of them has been, in compliance in all material respects with all applicable Laws, other than any such noncompliance which has not impaired or would not reasonably be expected to impair the conduct or operation of the business of NFI or any of its Subsidiaries, or has not resulted in, or would not reasonably be expected to result in, the payment

                                      -25-

of fines or the incurrence of expenses or other costs to NFI or any of its
Subsidiaries in excess of $50,000 individually, or $200,000 in the aggregate.

     (b) Neither NFI nor any of its Subsidiaries has received written notice (or to the Knowledge of NFI, other notice) from any Governmental Entity of a violation of applicable Law in connection with the origination of any Warehouse
Loan or Mortgage Loan or the servicing of any portion of the Mortgage Loan
Servicing Portfolio, other than any such violations which have not impaired or would not reasonably be expected to impair the conduct or operation of the business of NFI or any of its Subsidiaries, or have not resulted in, or would not reasonably be expected to result in, the payment of fines or the incurrence of expenses or other costs to NFI or any of its Subsidiaries in excess of
$50,000 individually, or $200,000 in the aggregate.

     SECTION 3.12 Absence of Litigation. Except as set forth in Section 3.12 of the NFI Disclosure Letter, there is no suit, action, litigation, claim, investigation, inquiry, hearing, petition, grievance, complaint, controversy, proceeding or arbitration (collectively, "Litigation") pending or, to the
Knowledge of NFI, threatened against NFI or any of its Subsidiaries or
Affiliates (and, to the Knowledge of NFI, there are no facts or circumstances that are reasonably expected to result in any such Litigation) that (i) seeks to restrain or enjoin the consummation of any of the transactions contemplated by this Agreement or (ii) would have an NFI Material Adverse Effect, nor is there any judgment, decree, injunction, ruling, notice, declaration, writ or arbitration award or other award (or agreement entered into in any administrative, judicial or arbitration proceeding with any Governmental Entity)
or order of any Governmental Entity or arbitrator (each, an "Order") outstanding against NFI or any of its Subsidiaries that would have an NFI Material Adverse
Effect. Except for customary ongoing audits, examinations, investigations and due diligence reviews, neither NFI nor any of its Subsidiaries has received written notice (or to the Knowledge of NFI any other notice) that any audit or investigation by a Governmental Entity, a Sponsor or an Insurer with respect to any Warehouse Loan or Mortgage Loan or with respect to the servicing of any portion of the Mortgage Loan Servicing Portfolio is pending and, to the
Knowledge of NFI, no such audit or investigation is threatened.

     SECTION 3.13 Lender and Servicer Qualifications. NFI and each of its
Subsidiaries has been and is in compliance in all material respects with all
Applicable Requirements applicable to it, its assets and its conduct of business, other than any such noncompliance which has not impaired or would not reasonably be expected to impair the conduct or operation of the business of NFI or any of its Subsidiaries, or has not resulted in, or would not reasonably be expected to result in, the payment of fines or the incurrence of expenses or other costs to NFI or any of its Subsidiaries in excess of $50,000 individually, or $200,000 in the aggregate. NFI and each of its Subsidiaries has timely filed, or will have timely filed by the Closing Date, all material reports that any
Sponsor, Governmental Entity or Insurer or any Applicable Requirements. To the
Knowledge of NFI, neither NFI nor any of its Subsidiaries has done or caused to be done, or has failed to do or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (i) any private mortgage insurance or commitment of any private mortgage Insurer to insure, (ii) any title insurance policy, (iii) any hazard insurance policy, (iv) any flood insurance policy, (v) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by private mortgage insurers, (vi) any surety or guaranty agreement, or (vii) any Permits necessary for the operation of the business

                                      -26-

except for such invalidations or impairments as would not reasonably be expected to have an NFI Material Adverse Effect. No Agency, Sponsor or Insurer has
claimed that NFI or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to the Mortgage Loans sold by NFI or any of its Subsidiaries to a Sponsor or Agency, or with respect to any sale of mortgage servicing rights to a Sponsor; except as would not reasonably be expected to have an NFI Material Adverse Effect.

     SECTION 3.14 Warehouse Loans and Mortgage Loans.

     (a) Except as would not reasonably be expected to have an NFI Material
Adverse Effect, each Warehouse Loan (i) is eligible for sale to, and insurance by, or pooling to collateralize securities issued or guaranteed by, a Sponsor,
Agency or Insurer and (ii) is evidenced by a Mortgage Note with such terms as are customary in the industry in which NFI and its Subsidiaries operate, is duly secured by a Mortgage with such terms as are customary in the industry in which
NFI and its Subsidiaries operate and which grants the holder thereof either a first lien on the subject property (including any Improvements thereon) with respect to Warehouse Loans originated as first Mortgages, and with respect to
Warehouse Loans originated as second Mortgages, a second priority lien on the subject property, and which constitutes a security interest that has been duly perfected and maintained (or is in the process of perfection in due course) and is in full force and effect and is insured by a title policy issued by a company or covered by an attorney's opinion as to title, in either case acceptable to the applicable Agency or sponsor to the extent required by the applicable Agency or sponsor, and, is covered by a policy of private mortgage insurance, if required by the terms of any contract or any applicable Law.

     (b) With respect to each Mortgage Loan previously sold to a Sponsor, and except as set forth in Section 3.14(a) of the NFI Disclosure Letter or as would not reasonably be expected to have an NFI Material Adverse Effect as of the date
NFI or any of its Subsidiaries sold such Mortgage Loan, the Mortgage Loan was eligible for sale to, and insurance by, or pooling to collateralize securities issued or guaranteed by, the applicable Sponsor, Agency or Insurer.

     (c) With respect to each Warehouse Loan, and except as would not reasonably be expected to have an NFI Material Adverse Effect, to the Knowledge of NFI such
Warehouse Loan is the genuine, valid and legally binding obligation of the
Mortgagor thereunder, has been duly executed by a Mortgagor of legal capacity, is enforceable in accordance with its respective terms, and is not subject to any right of rescission, set off, counterclaim or defense, subject to (i) the
Enforceability Exceptions, (ii) applicable Laws requiring creditors to proceed against the collateral before pursuing the borrower and (iii) applicable Laws on deficiencies.

     (d) With respect to each Mortgage Loan previously sold to a Sponsor, and except as would not reasonably be expected to have an NFI Material Adverse
Effect, as of the date NFI sold such Mortgage Loan, the Mortgage Loan was a genuine, valid and legally binding obligation of the Mortgagor thereunder, had been duly executed by a Mortgagor of legal capacity, was enforceable in accordance with its respective terms, and was not subject to any right of rescission, set off, counterclaim or defense, subject to (i) the Enforceability
Exceptions, (ii) applicable Laws requiring creditors to proceed against the collateral before pursuing the borrower and (iii) applicable Laws on deficiencies.

                                      -27-

     (e) All Warehouse Loans owned by NFI or any of its Subsidiaries are owned free and clear of any Lien other than Liens in favor of the related Warehouse
Lender. Except as would not reasonably be expected to have an NFI Material
Adverse Effect, neither NFI nor any of its Subsidiaries has, with respect to any such Warehouse Loan, released any security therefor, except upon receipt of
Sponsor or Agency approval, or accepted prepayment of any such Warehouse Loan which has not been promptly applied to such Warehouse Loan in accordance with the terms thereof.

     (f) To the Knowledge of NFI, the Originators have operated in compliance with Applicable Requirements in connection with the Mortgages acquired by NFI or its Subsidiaries and such acquired Mortgages were originated by the Originators in compliance with all Applicable Requirements, except as would not be expected to have an NFI Material Adverse Effect.

     (g) Neither NFI nor any of its Subsidiaries has any obligations (whether current or contingent) under any Mortgage Loan Sale Agreement, except for obligations expressly set forth in any such Mortgage Loan Sale Agreement and which are of a customary and routine nature. Neither NFI nor any of its
Subsidiaries has received written notice (or to the Knowledge of NFI, any other notice) that it is in breach of or default under any Mortgage Loan
Securitization Document, Mortgage Loan Servicing Agreement or Mortgage Loan Sale
Agreement, other than any such breach or default which has not impaired or would not reasonably be expected to impair the conduct or operation of the business of
NFI or any of its Subsidiaries, or has not resulted in, or would not reasonably be expected to result in, the incurrence of liabilities to NFI or any of its
Subsidiaries in excess of $50,000 individually, or $200,000 in the aggregate.

     (h) The information contained in the Residential Mortgage Loan "tape" is true and correct in all material respects (the "Tape"). The Tape includes and designates all Warehouse Loans and all Serviced Mortgage Loans, except for de minimis and inadvertent omissions. Except as set forth in the Tape (and other than de minimis exceptions and inadvertent omissions), no Residential Mortgage
Loan reflected thereon is more than 90 days past due as of the applicable date.

     (i) NFI and each applicable Subsidiary of NFI are eligible to issue investment grade asset-backed securities using Form S-3 under the Securities
Act.

     SECTION 3.15 Loan Servicing Portfolio.

     (a) To the Knowledge of NFI, there does not exist an event of default or event of termination, or any event that with notice could constitute an event of default or event of termination under any Mortgage Loan Servicing Agreement or
Mortgage Loan Securitization Document with respect to NFI or any of its
Subsidiaries.

     (b) NFI or one of its Subsidiaries possesses the entire right, title and interest in and to the servicing of the Mortgage Loan Servicing Portfolio and the sole right to service the Mortgage Loan Servicing Portfolio, subject to the
Mortgage Loan Servicing Agreements and the

                                      -28-

Mortgage Loan Securitization Documents, free and clear of all Liens, other than
Permitted Liens or Liens created under NFI's existing bank credit facilities.

     (c) All amounts payable in respect of the Mortgage Loan Servicing Portfolio which NFI or any of its Subsidiaries, as servicer of the Residential Mortgage
Loans in the Mortgage Loan Servicing Portfolio, is responsible for paying under the Mortgage Loan Servicing Agreements and the Mortgage Loan Securitization
Documents, directly or on behalf of any holder of any Residential Mortgage Loan, have, in all material respects, been paid when due and payable.

     (d) Except in the ordinary course of business, neither NFI nor any of its
Subsidiaries is a party to any agreement pursuant to which NFI or any of its
Subsidiaries has provided a guarantee, funds for a reserve account, liquidity facility, derivative transaction or similar credit enhancement relating to any
Serviced Mortgage Loan.

     (e) No trigger event has occurred and is continuing as of the date hereof which has caused an increase in a reserve requirement, increase in an overcollateralization requirement (or prevented a decrease in any overcollateralization requirement), early amortization of securities issued by any Securitization Trust or termination of any reinvestment or revolving period under any Mortgage Loan Servicing Agreement or Mortgage Loan Securitization
Document.

     (f) To the Knowledge of NFI, the prospectuses, prospectus supplements and registration statements for the offering of securities, and any amendments or supplements thereto, distributed, delivered or filed in connection with the sales of securities that have been issued prior to the date hereof by any
Securitization Trust, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The information provided by NFI and its Subsidiaries for inclusion in the prospectuses, prospectus supplements and registration statements for the offering of securities, and any amendments or supplements thereto, distributed, delivered or filed in connection with the sales of securities that have been issued in connection with any securitization by a third party of Mortgage Loans purchased by such third party from NFI or any of its Subsidiaries, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) No trust, arrangement, issuer or other entity will be required to register as an investment company under the Investment Company Act, and no issue of securities or securities transaction will be required to be registered under the Securities Act as a result of the sale of the Series D-1 Preferred Shares pursuant to this Agreement. The statutory or regulatory foundations for exemptions from registration under the Investment Company Act, on which the
Securitization Trust rely include only Rule 3a-7, Section 3(c)(7), Section
3(c)(5)(C) and Section 3(c)(5)(A) of the Investment Company Act.

     (h) The Exchange Act Reports or Section 3.15(h) of the NFI Disclosure
Schedule set forth the retained interests owned by NFI and its Subsidiaries (the
"Retained

                                      -29-

Interests"). The Retained Interests owned by NFI or any of its Subsidiaries are owned free and clear of any Lien, subject to any Liens under NFI's existing bank credit facilities, and may be freely sold, mortgaged, pledged, charged or otherwise encumbered, subject to any restrictions on transfer arising under applicable Law, including restrictions arising under U.S. federal and state securities laws. NFI's and each of its Subsidiaries' investments in its portfolios of Mortgage Loans entitles it to receive the cash flow generated by the Mortgage Loans in excess of the required payments under contractual obligations to the Sponsors of interest and principal payments due on any third party financings of the Mortgage Loans and other expenses of the securitization, including servicing fees, trustee fees and insurer premiums.

     SECTION 3.16 Contracts.

     (a) Except as listed in Section 3.16(a) of the NFI Disclosure Letter and except for any agreements or contracts filed as exhibits to the Exchange Act
Reports, neither NFI nor any of its Subsidiaries is a party to or bound by:

     (i) any agreement relating to indebtedness with third parties where the amount as to which NFI or any of its Subsidiaries is, or may become, obligated is in excess of $2,000,000;

     (ii) any joint venture, partnership, limited liability company or other similar agreement or arrangement;

     (iii) any agreement relating to the acquisition or disposition of any business or real property (whether by merger, purchase or sale of stock or purchase or sale of assets) for an amount in excess of $2,000,000;

     (iv) other than intercompany agreements between NFI and/or its
Subsidiaries, any agreement entered into with (A) any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of NFI or any of its Material Subsidiaries, (B)
any person 5% or more of the outstanding voting securities of which are directly or indirectly owned, controlled or held with power to vote by NFI or any of its
Subsidiaries or (C) any current director or officer of NFI or any of its
Subsidiaries or any "associates" or members of the "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act)
of any such director or officer;

     (v) any agreement that limits or restricts in any material respect either the type of business in which NFI or its Subsidiaries may engage or the manner or locations in which any of them may so engage in any business (including any covenant not to compete or, except for confidentiality agreements entered into by NFI or any of its Subsidiaries since January 1, 2005, not to solicit employees) or which contains any standstill or similar provision that would survive the Closing Date or could require the disposition of any assets or line of business of NFI or its Subsidiaries;

     (vi) any agreement containing a right of first refusal, first offer or first negotiation in respect of assets, businesses or shares of capital stock of
NFI or any of its Subsidiaries;

                                      -30-

     (vii) any agreement (other than Employee Benefit Plans) with any current or former employee, director, officer or consultant of NFI or any of its
Subsidiaries under which NFI or its Subsidiaries may have ongoing or future payment obligations for services rendered or to be rendered for amounts in excess of $500,000;

     (viii) other than with respect to any REO, any (A) real property or personal property leases or (B) agreement providing for the sale or exchange of, or option to sell or exchange, any Leased Real Property, or for the purchase or exchange of, or option to purchase or exchange, any real estate, in each case
(x) that cannot be cancelled upon fewer than 60 days' notice without penalty, premium or other liability or (y) providing for payments in excess of $1,000,000 in any fiscal year;

     (ix) any agreement that cannot be canceled upon fewer than 60 days' notice without penalty, premium or other liability or that provides for continuing indemnification obligations of NFI or any of its Subsidiaries, in each case in excess of $2,000,000 in any fiscal year;

     (x) any agreement with any Governmental Entity other than in the ordinary course of business;

     (xi) any other agreement (A) the termination or breach of which or the failure to obtain consent in respect of which is reasonably likely to be material to NFI or any of its Subsidiaries, or (B) pursuant to which NFI or any of its Subsidiaries is required to pay or is scheduled to receive (assuming full performance pursuant to the terms thereof) $5,000,000 or more during any
12-month period following the date of this Agreement;

     (xii) any agreement containing "change of control" provisions triggered by the execution of this Agreement or the consummation of the transactions contemplated hereby that, if consent was not obtained, would impair the conduct or operation of the business of NFI or any of its Subsidiaries, or would give rise to the incurrence of liabilities by NFI or any of its Subsidiaries (other than de minimis liabilities); or

     (xiii) any other agreement that NFI or any of its Subsidiaries has filed or would be required to describe in any Exchange Act Report, or to file as an exhibit thereto under Items 401 or 601(b)(10) of Regulation S-K under the
Exchange Act.

     (b) The material agreements, commitments, arrangements and plans listed or required to be listed in Section 3.16(a) of the NFI Disclosure Letter or the
agreements, commitments, arrangements and plans filed as exhibits to Exchange
Act Reports are referred to herein as the "Contracts". All of the Contracts that are required to be filed as exhibits to the Exchange Act Reports have been so filed as exhibits thereto other than with respect to a Securitization Trust.

     (c) Each Contract is a valid and binding agreement of NFI or one or more of its Subsidiaries, as the case may be, and is in full force and effect and is the valid, legal and binding obligation of NFI or one or more of its Subsidiaries
(as applicable) enforceable in accordance with its terms, subject to the
Enforceability Exceptions. None of NFI, any of its Subsidiaries or, to the
Knowledge of NFI, any other party thereto is in default or breach in any

                                      -31-

material respect under the terms of, or has provided any written notice of any intention to terminate, any such Contract and, to the Knowledge of NFI, no event or circumstance has occurred, or will occur by reason of the execution of this
Agreement or the consummation of any of the transactions contemplated hereby, that, with notice or lapse of time or both, would constitute any event of default thereunder or would result in a termination thereof. True, correct and complete copies of each Contract have been made available to Investors in the
Data Room or have been filed as exhibits to the Exchange Act Reports.

     (d) Neither NFI nor any of its Subsidiaries has received any notice of or expects to receive any notice of, nor has any event occurred or is any event reasonably expected to occur that in either case could give rise to, and neither
NFI nor any of its Subsidiaries has any Knowledge of or reason to believe that
NFI or any of its Subsidiaries will be subject to, during the twelve-month period following the Closing, any default or cross-default under, or any event giving rise to a right of termination, cancellation or acceleration under any line of credit, warehouse facility, securitization transaction or other similar credit facility, agreement or arrangement to which NFI or any of its
Subsidiaries is a party.

     (e) NFI and its Subsidiaries have the ability to draw upon all amounts available under each of NFI's and its Subsidiaries' outstanding credit and/or warehouse facilities or any other similar agreement or arrangement to which NFI or any of its Subsidiaries is a party, in each case, without any renegotiation of the terms thereof.

     SECTION 3.17 Insurance. Section 3.17 of the NFI Disclosure Letter contains a true, complete and correct list of all currently in effect liability, property and casualty, employee liability, directors and officers liability, surety bonds, key man life insurance and other similar insurance contracts of NFI and its Subsidiaries that insure the business, properties, operations or affairs of
NFI or its Subsidiaries and the amount of coverage, insurance carrier, policy number and deductible or self-insured retention under each such insurance contract. All premiums due on all such insurance contracts of NFI and its
Subsidiaries have been paid, NFI and its Subsidiaries have complied in all material respects with the terms and conditions of each such insurance contract, no notice of termination or cancellation of any such insurance contract has been received and all such insurance contracts are in full force and effect. To the
Knowledge of NFI, no event has occurred that, with notice or the lapse of time or both, would constitute a breach or default under, or permit termination of, any insurance policy of NFI, and there has been no threatened termination or non-renewal of, or material premium increase with respect to, any insurance policy of NFI. To the Knowledge of NFI, no insurance carrier has sought to deny coverage to NFI or any of its Subsidiaries for any pending Litigation due to a failure by NFI or any of its Subsidiaries to report such Litigation to the applicable insurance carrier.

     SECTION 3.18 Intellectual Property.

     (a) Except as would not, individually or in the aggregate, reasonably be expected to have an NFI Material Adverse Effect, either NFI or one of its
Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, subject to any existing licenses or other grants of rights to third parties, all Intellectual Property used in the conduct of the business of
NFI and its Subsidiaries.

                                      -32-

     (b) Except as set forth in Section 3.18(b) of the NFI Disclosure Letter, to the Knowledge of NFI, the conduct of the business of NFI and its Subsidiaries does not infringe upon or misappropriate the Intellectual Property of any third party. To the Knowledge of NFI, there are no infringements or misappropriations of material Intellectual Property owned by NFI or any of its Subsidiaries (the
"Owned Intellectual Property") by any third party.

     (c) Except as set forth in Section 3.18(c) of the NFI Disclosure Letter, there are no material claims pending, or to the Knowledge of NFI, threatened:
(i) alleging that the business of NFI or any of its Subsidiaries as currently conducted infringes upon or constitutes an unauthorized use of the Intellectual
Property of any third party; (ii) alleging that the Owned Intellectual Property is being infringed by any third party; or (iii) challenging the ownership, validity or enforceability of the Owned Intellectual Property.

     SECTION 3.19 Interests in CDO; Operation of the CDO.

     (a) Section 3.19 of the NFI Disclosure Letter contains a true and complete list of all debt, equity and other interests in the CDO owned by NFI or any of its Subsidiaries and NFI or its Subsidiaries owns each such debt, equity and other interest in the CDO required to be listed in Section 3.19 of the NFI
Disclosure Letter free and clear of all Liens, including any right of first offer or first refusal, or purchase option and each such equity interest is fully paid and non-assessable and each such debt or other interest has no obligation or commitment on the part of NFI or any of its Subsidiaries to make any further investments, payments or advances in respect thereof. Prior to the date hereof, NFI has made available to Investors a complete set of Portfolio
Agreements relating to the CDO, including copies of all amendments, modifications and waivers related thereto.

     (b) Except as set forth in Section 3.19(b) of the NFI Disclosure Letter, the CDO has been managed in a manner that is consistent with the ordinary course of business and since March 31, 2007, there has not been any material change, event or development or any discovery of any pre-existing facts, that has been materially adverse to the assets, liabilities or financial condition of the CDO.

     (c) Except as set forth in Section 3.19(c) of the NFI Disclosure Letter, since March 31, 2007 no default, termination event, payout event, overcollateralization triggers, early amortization event, other portfolio measurement tests failure, the failure of which would limit reinvestment or other activities by the Collateral Manager or would impact the application of the funds of the CDO or a similar event (whether now cured or uncured) and no event (whether now cured or uncured) that with the giving of notice or the passage of time or both would constitute any such event, has occurred in connection with the CDO, and, to the Knowledge of NFI, no allegation that any such event has occurred has been made. Except as set forth in Section 3.19(c) of the NFI Disclosure Letter, no event that permits the removal or termination of the Collateral Manager, Collateral Manager default, termination of any collateral management agreement or substantially similar event (whether now cured or uncured) and no event (whether now cured or uncured) that with the giving of notice or the passage of time or both would constitute any such event, has occurred in connection with the CDO, and to the Knowledge of NFI no allegation that any such event has occurred has been made. Each of the Portfolio
Agreements to which NFI, any of its Subsidiaries or any CDO issuer is a party was duly authorized and is the legal, valid

                                      -33-

and binding obligation of each of the parties thereto enforceable in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; none of the execution, delivery or performance of this Agreement would permit the termination, amendment, non-renewal or revocation of any such Portfolio Agreement. With respect to any
Portfolio Agreement, neither NFI nor any of its Subsidiaries has received any notice from or given notice to any other party to that Portfolio Agreement indicating that NFI, any of its Subsidiaries or such other party, as the case may be, intends to terminate that Portfolio Agreement.

     (d) Except as set forth in Section 3.19(d) of the NFI Disclosure Letter,
(i) no ratings assigned at original issuance to any class of securities issued by the CDO have been reduced, qualified or withdrawn, and (ii) no such class is on "watchlist" or similar rating agency status or under review by any rating agency for possible downgrade.

     (e) The offerings of securities of and other interests in the CDOs complied in all material respects with all applicable Laws. The offering memoranda, offering circulars, prospectuses and any other offering documents for the offering of securities or other interests in the CDO, and any amendments or supplements thereto, distributed, delivered or filed in connection with the CDO, as of their dates, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (f) No payments with respect to securities issued by the CDO have been made by any insurer of such securities and, to the Knowledge of NFI, no claim therefor is outstanding.

     SECTION 3.20 Brokers. No broker, investment banker, financial advisor or other person, other than Deutsche Bank Securities Inc. or Stifel, Nicolaus &
Company, Incorporated, the fees and expenses of which will be paid by NFI, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of
NFI or any Affiliate.

     SECTION 3.21 Board Approval. The Board of Directors of NFI, at a meeting duly called and held, has taken unanimous action to duly and validly approve and take all corporate action required to be taken by the Board of Directors to (a)
authorize the issuance of the Series D-1 Preferred Shares and the Common Shares
into which such Series D-1 Preferred Shares may be converted to Investors, the terms of the Series D-1 Preferred Shares and the consummation of the transactions contemplated hereby, (b) authorize and make effective a 1 to 4 reverse stock split of the Common Shares in accordance with applicable Laws (the
"Reverse Stock Split"), (c) subject to the completion of the Reverse Stock
Split, authorize and approve the Rights Offering and the issuance of the Series
D-2 Preferred Shares and the Common Shares into which such Series D-2 Preferred
Shares may be converted as well as the terms of the Series D-2 Preferred Shares,
(d) increase the size of NFI's Board of Directors to eight directors, (e)
approve in principle the terms of the Key Employee compensation arrangements attached to the Key

                                      -34-

Employee Letter Agreements and (f) exempt such Investor from the Aggregate Stock
Ownership Limit and the Common Stock Ownership Limit (as such terms are defined in the Charter), as the case may be, pursuant to Section 11.2.7 of the Charter in connection with the purchase and holding by Investors of the Series D-1
Preferred Shares pursuant to this Agreement, the purchase and holding of any
Series D-2 Preferred Shares by Investors in the Rights Offering, including pursuant to the Standby Purchase Agreement, the holding of any Common Shares into which any of the foregoing are convertible or converted, and as otherwise contemplated by this Agreement and the other Transaction Documents.

     SECTION 3.22 Takeover Statute.

     (a) No state "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to the issuance of the Series D-1 Preferred Shares to Investors or the other transactions contemplated by this Agreement and the other Transaction Documents.

     (b) In accordance with Section 3-602 of the MGCL ("Section 3-602"), NFI and the Board of Directors of NFI have, prior to the execution hereof, approved (i)
the execution, delivery and issuance by NFI of the Series D-1 Preferred Shares, the issuance of the Common Shares issuable upon conversion of the Series D-1
Preferred Shares and the other transactions contemplated by this Agreement and the other Transaction Documents and (ii) any transaction that results in any
Investor or any "affiliate" (as defined in Section 3-601 of the MGCL ("Section
3-601")) or "associate" (as defined in Section 3-601) of an Investor becoming an
"interested stockholder" (as defined in Section 3-601) by virtue of such
Investor or its respective "affiliates" or "associates" owning any Common Shares owned as of the date hereof or Convertible Shares acquired pursuant to this
Agreement or the other Transaction Documents. Accordingly, the ownership by each
Investor, its "affiliates" and "associates" of Common Shares owned as of the date hereof or Convertible Shares acquired pursuant to this Agreement or the other Transaction Documents will not result in the provisions of Section 3-602 being applicable to a "business combination" (as defined in Section 3-601)
between such persons (or their affiliates or associates) and NFI. A copy of the resolutions taking such actions has been provided to Investors.

     (c) In accordance with Section 3-702 of the MGCL ("Section 3-702"), NFI has taken such actions under its Bylaws as were necessary to approve or exempt for purposes of Subtitle 7 of Article 3 of the MGCL (i) the execution, delivery and issuance by NFI of the Series D-1 Preferred Shares, the issuance of the Common
Shares issuable upon conversion of the Series D-1 Preferred Shares and the other transactions contemplated by this Agreement and the other Transaction Documents and (ii) any transaction contemplated by or pursuant to this Agreement or the other Transaction Documents that results in any Investor or any "associate" (as defined in Section 3-701 of the MGCL) of an Investor owning any "control shares"
(as defined in Section 3-701 of the MGCL) by virtue of such Investor owning any
Common Shares as of the date hereof or Convertible Shares acquired pursuant to this Agreement or the other Transaction Documents. Accordingly, the ownership by each Investor or its "associates" of Common Shares owned as of the date hereof or Convertible Shares acquired pursuant to this Agreement or the other
Transaction Documents will not result in the provisions of Section 3-702 being applicable to a "control share acquisition" (as defined in Section 3-701 of the
MGCL) between such persons

                                      -35-

and NFI. A copy of the Bylaws providing for such approval or exemption has been provided to Investors.

     (d) Subject to the Reverse Stock Split becoming effective prior to the
Rights Offering and giving effect to the Series D-1 Preferred Shares being available to NFI as authorized but unissued shares of capital stock of NFI following their conversion, the Boards of Directors of NFI and its Subsidiaries
have taken all necessary action to ensure that any regulation or provision of the Charter and Bylaws of NFI (or other comparable instrument), or other organizational or constitutive document or governing instrument of any of NFI's
Subsidiaries, is consistent with this Agreement and the other Transaction
Documents and the transactions contemplated by this Agreement and the other
Transaction Documents.

     SECTION 3.23 Properties; Absence of Liens.

     (a) Neither NFI nor any of its Subsidiaries owns any real property other than REO. NFI or one of its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by NFI or any of its Subsidiaries (the
"Leased Real Property"), free and clear of all Liens except for any Permitted
Liens. NFI or one of its Subsidiaries has the right to use and occupy the Leased
Real Property for the full term of the lease or sublease relating thereto, except for any failure which would not be material to NFI and its Subsidiaries taken as a whole.

     (b) With respect to the Leased Real Property, (i) each of the agreements by which NFI or any of its Subsidiaries has obtained a leasehold interest in such
Leased Real Property (each, a "Lease") is in full force and effect in accordance with its respective terms and NFI or one of its Subsidiaries is the holder of the lessee's or tenant's interest thereunder, (ii) to the Knowledge of NFI, there exists no default under any Lease and no circumstance exists which, with the giving of notice, the passage of time or both, could result in such a default, and (iii) there are no leases, subleases, licenses concessions or any other contracts granting to any person or entity other than NFI or any of its
Subsidiaries any right to the possession, use, occupancy or enjoyment of any
Leased Real Property or any portion thereof, except which would not be material to NFI and its Subsidiaries taken as a whole.

     SECTION 3.24 Affiliate Transactions. Between the date of NFI's proxy statement for its 2007 annual meeting of Shareholders filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by NFI pursuant to Item 404 of Regulation S-K under the Exchange Act.

     SECTION 3.25 Opinions of Financial Advisor. NFI has received a written opinion from Stifel Nicolaus & Company Incorporated, dated the date of this
Agreement, and to the effect that as of the date hereof, the MassMutual
Consideration and the Jefferies Consideration, taken in the aggregate, to be received by NFI pursuant to this Agreement, is fair, from a financial point of view, to NFI. True and complete signed copies of such opinions have been delivered to Investors.

     SECTION 3.26 Private Placement. Neither NFI nor any person acting on NFI's behalf has sold or offered to sell or solicited any offer to buy the Series D-1
Preferred Shares by means of any form of general solicitation or advertising within the meaning of Rule

                                      -36-

502 under the Securities Act. Neither NFI nor any person acting on behalf of NFI has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security of NFI under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by NFI of the Series D-1 Preferred Shares as contemplated hereby or (ii)
cause the offering of the Series D-1 Preferred Shares and the Common Shares into which the Series D-1 Preferred Shares may be converted pursuant to this
Agreement to be integrated with prior offerings by NFI for purposes of any applicable Law or Shareholder approval requirements, including, without limitation, under the rules and regulations of the NYSE. None of NFI or its
Subsidiaries or any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require the registration of any of the Series D-1 Preferred Shares and the Common Shares into which the Series
D-1 Preferred Shares may be converted (except as contemplated by the
Registration Rights Agreement) under the Securities Act or cause the offering to be integrated with any other offerings for purposes of any applicable Law or
Shareholder approval requirements. Neither NFI nor any of its Subsidiaries is an
"investment company" as defined in the Investment Company Act, or is registered or required to be registered thereunder. Neither NFI nor any of its Subsidiaries is a securities broker or dealer, as defined in the Exchange Act. NFI is not a
United States real property holding corporation within the meaning of the
Foreign Investment in Real Property Tax Act of 1980. Assuming the accuracy of the representations and warranties made by the Investors in this Agreement, no consent, license, permit, waiver approval or authorization of, or designation, declaration, registration or filing with, the SEC or any state securities regulatory authority is required in connection with the offer, sale, issuance or delivery by NFI of the Series D-1 Preferred Shares and the Common Shares into which the Series D-1 Preferred Shares may be converted, other than the possible filing of a Form D with the SEC. Assuming the accuracy of the representations and warranties made by Investors in this Agreement, the offer and issuance by
NFI of the Series D-1 Preferred Shares is exempt from registration under the
Securities Act.

     SECTION 3.27 Acknowledgment Regarding Investors' Purchase of NFI
Securities. NFI acknowledges and agrees that Investors are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the other
Transaction Documents and the transactions contemplated hereby and thereby. NFI further acknowledges that Investors are not acting as financial advisors or fiduciaries of NFI (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and any advice given by Investors or any of their respective representatives or agents in connection with this Agreement or the other
Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Investors' purchase of the Series D-1 Preferred Shares.

     SECTION 3.28 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have an NFI Material Adverse Effect:

     (a) To the Knowledge of NFI, NFI and its Subsidiaries (i) are in material compliance with all Environmental Laws, (ii) are not the subject of any pending notice from any Governmental Authority alleging the violation of any applicable
Environmental Laws, (iii) are not currently subject to any Order arising under any Environmental Law, and (iv) have not used

                                      -37-

any of their properties for the disposal of Hazardous Substances except as permitted under applicable Environmental Laws.

     (b) Notwithstanding any other provision of this Agreement, this Section
3.28 sets forth NFI's sole and exclusive representations and warranties with respect to the Hazardous Substances, Environmental Laws or other environmental matters.

     SECTION 3.29 Manipulation of Price. NFI has not, and to its Knowledge no
person acting on its behalf has, in violation of applicable securities Laws, (i)
taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of NFI, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Series D-1 Preferred Shares or Common Shares into which such Series D-1
Preferred Shares may be converted, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of NFI.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF INVESTORS

     Except as otherwise disclosed in the corresponding section of the
Disclosure Letter delivered by such Investor in connection with the execution and delivery of this Agreement, regardless of whether such representation or warranty specifically refers to the applicable Investor Disclosure Letter (the
"MassMutual Disclosure Letter" and the "Jefferies Disclosure Letter"
respectively and together, the "Investor Disclosure Letters"), each Investor, individually, but not jointly, represents and warrants to NFI as follows:

     SECTION 4.1 Organization, Standing and Corporate Power. Such Investor is a
corporation duly incorporated (or, if not a corporation, duly organized), validly existing and in good standing under the laws of the jurisdiction in which it is incorporated (or, if not a corporation, in which it is organized)
and has the requisite company power and authority to own, lease and operate its properties and assets and to carry on in all material respects its business as now being conducted. Such Investor is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not have an Investor Material Adverse Effect on such
Investor.

     SECTION 4.2 Authority. Such Investor has the requisite company power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and the other
Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by such Investor and the consummation by such Investor of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate or similar organizational action on the part of such Investor. No action by the members, shareholders or limited partners of such Investor is necessary to authorize the execution and delivery by such Investor of this Agreement

                                      -38-

and the other Transaction Documents to which it is a party and the consummation by such Investor of the transactions contemplated hereby and thereby. This
Agreement has been and at the Closing, the Registration Rights and Shareholders
Agreement and the Standby Purchase Agreement will be, duly executed and delivered by such Investor and, assuming due authorization, execution and delivery of this Agreement and the other Transaction Documents by NFI and the other Investor, if a party thereto, constitute or will constitute, as the case may be, valid and binding obligations of such Investor, enforceable against such
Investor in accordance with their respective terms subject to the Enforceability
Exceptions.

     SECTION 4.3 Noncontravention; Consents. The execution and delivery of this
Agreement and the other Transaction Documents to which it is a party by such
Investor do not, and the consummation of the transactions contemplated by this
Agreement and the other Transaction Documents to which it is a party will not,
(i) conflict with any of the provisions of the governing documents of such
Investor or the governing documents of any of its material Subsidiaries, (ii)
subject to the matters referred to in the next sentence, conflict with, result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon such Investor or any of its material
Subsidiaries, or result in the creation of any Lien on any property or asset of such Investor or any of its material Subsidiaries or (iii) subject to the matters referred to in the next sentence, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to such Investor or any of its material Subsidiaries, which, in the case of clauses
(ii) and (iii) above, would have an Investor Material Adverse Effect on such
Investor. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity, and no consent, approval or authorization of any third party is required by or with respect to such Investor or any of its material Subsidiaries in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by such Investor or the consummation by such Investor of any of the transactions contemplated hereby and thereby, except for (a) the filing of any required premerger notification and report forms under the HSR Act, (b) any required Financial Services Consents, (c) the filing of any listing applications or supplemental listing applications with the NYSE, (d) the filing of the
Articles Supplementary with the State Department of Assessments and Taxation of
Maryland, (e) the filing of any registration statements with the SEC as contemplated by the Transaction Documents and (f) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in
Section 4.3 of the Investor Disclosure Letter of such Investor.

     SECTION 4.4 Litigation. There is no Litigation pending or, to the Knowledge of such Investor, threatened in writing against or affecting in any material respect such Investor or any Subsidiary of such Investor that seeks to restrain or enjoin the consummation of any of the transactions contemplated by this
Agreement. Neither such Investor nor, to the Knowledge of such Investor, any officer, director or employee of such Investor or any of its Affiliates has been permanently or temporarily enjoined or barred by any Order of any Governmental
Entity from engaging in or continuing any conduct or practice in connection with the business conducted by NFI or any of its Subsidiaries that could reasonably be expected to have an Investor Material Adverse Effect.

                                      -39-

     SECTION 4.5 Brokers. No broker, investment banker, financial advisor or other person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party based upon arrangements made by or on behalf of such Investor or any Affiliate of such Investor.

     SECTION 4.6 Available Funds. Such Investor has as of the date hereof and will have on the Closing Date sufficient funds available to pay the MassMutual
Consideration (in the case of MassMutual) or the Jefferies Consideration (in the case of Jefferies) on the terms and conditions contemplated by this Agreement, to consummate the other transactions contemplated by this Agreement and to pay all associated costs and expenses required to be paid by such Investor.

     SECTION 4.7 No Public Sale or Distribution. Such Investor (a) is acquiring the Series D-1 Preferred Shares and (b) upon conversion of the Series D-1
Preferred Shares will acquire the Common Shares issuable upon conversion of the
Series D-1 Preferred Shares, for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representation and warranty herein, such Investor does not agree to hold any of such Series D-1
Preferred Shares or Common Shares for any minimum or other specific term and reserves the right to dispose of such Series D-1 Preferred Shares or Common
Shares, in accordance with the Series D-1 Articles Supplementary, at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

     SECTION 4.8 Accredited Investor Status. Each Investor acknowledges its understanding that the offering and sale of the Series D-1 Preferred Shares has not been registered under the Securities Act, on the basis of the exemption in
Section 4(2) thereof relating to transactions not involving a Public Offering, or any state securities laws. Such Investor understands that NFI's reliance on the Section 4(2) exemption is based on the representations herein made by the
Investors. Such Investor is an "accredited investor" (as that term is defined in
Rule 501(a) of Regulation D).

     SECTION 4.9 Restricted Securities.

     (a) Each Investor acknowledges that it is familiar with the limitations which are imposed by the Securities Act on any transfer of an interest in the
Series D-1 Preferred Shares. Such Investor understands and acknowledges that it may have to hold such shares for an indefinite period of time unless the Series
D Preferred Shares are subsequently registered under the Securities Act or an exemption therefrom is available.

     (b) Each Investor has been given access to the Data Room and provided with an opportunity to ask questions of NFI in connection with the evaluation of its investment in the Series D-1 Preferred Shares. Such Investor and its
representatives have been solely responsible for Investor's investigation of NFI and its management and business, for Investor's own analysis of the merits and risks of its investment pursuant to this Agreement, and for its own analysis of the fairness and desirability of the terms of the investment.

                                      -40-

     (c) EACH INVESTOR ACKNOWLEDGES THAT (I) THESE SECURITIES HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES
LAWS AND (II) THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE
ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID
ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM SUCH
REGISTRATION UNDER SAID ACT.

     SECTION 4.10 Ownership of Common Shares. Except as set forth in Section
4.10 of the Investor Disclosure Letters, no Investor nor any of its Subsidiaries
or Affiliates beneficially owns, directly or indirectly, any Common Shares.

     SECTION 4.11 Excepted Holder Limit. Each Investor on its own behalf and on behalf of its successors and assigns represents that it neither Beneficially
Owns (as such term is defined in the Charter) nor Constructively Owns (as such term is defined in the Charter) shares of capital stock of NFI that would result in NFI (i) being "closely held" within the meaning of Section 856(h) of the Code
(without regard to whether the ownership interest is held during the last half of a taxable year), or (ii) otherwise failing to qualify as a Section 856 Trust
(including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in NFI owning (actually or Constructively (as such term is defined in the Charter)) an interest in a tenant that is described in Section
856(d)(2)(B) of the Code if the income derived by NFI from such tenant would cause NFI to fail to satisfy any of the gross income requirements of Section
856(c) of the Code). Each Investor does not own, actually or Constructively, an interest in a tenant of NFI (or a tenant in any entity owned or controlled by
NFI) that would cause NFI, actually or Constructively, to own actually or
Constructively more than a 9.9% interest (as set forth in Section 856(d)(2)(B)
of the Code) in such tenant. Each Investor hereby agrees that any violation or attempted violation of such representation or the covenants in Section 6.12(c)
will result in such shares being automatically transferred to a trust in accordance with Sections 11.2.1(b) and 11.3 of the Charter. NFI acknowledges that in making the representations set forth in this Section 4.11 each Investor has acted in reliance upon the representation of NFI set forth in Section
3.10(i) and the undertaking of NFI set forth in Section 6.12(c)(ii).

     SECTION 4.12 No Additional Representations. Each Investor acknowledges that except for the representations and warranties set forth in this Agreement or the other Transaction Documents, neither NFI nor any other person has made any representation or warranty, express or implied, with respect to NFI, any of its
Subsidiaries or the transactions contemplated by this Agreement and the other
Transaction Documents.

                                   ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.1 Conduct of Business of NFI. During the period from the date of this Agreement and continuing until the Closing Date, NFI agrees as to itself and each of its Subsidiaries that (except (i) as permitted or required by
Section 5.1(b) or any other provision of this Agreement or the other Transaction
Documents, (ii) as set forth in Section 5.1 of the NFI Disclosure Letter or
(iii) with the prior written consent of each Investor) (a) NFI shall, and shall

                                      -41-

cause each of its Subsidiaries to, conduct its business in the ordinary course, consistent with past practice, and shall use its commercially reasonable efforts
(1) to preserve substantially intact its business organization and goodwill and relationships with Governmental Entities, rating agencies, financing counterparties, customers, suppliers, creditors, lessors, employees and others having business dealings with it, (2) to keep available the services of its current officers and key employees, and (3) to maintain its current rights and franchises, subject to the terms of this Agreement, and (b) NFI will not and will cause each of its Subsidiaries not to:

     (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions (whether in cash, stock or property) in respect of, any of NFI's outstanding capital stock (other than (x)
dividends on the Series C Preferred Shares declared and paid in accordance with the terms thereof, (y) dividend payments on the Common Shares necessary to satisfy NFI's Section 856 Trust distribution requirement, as applicable, and (z)
dividend equivalents paid with respect to awards under the Incentive Plans), (B)
split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (C) purchase, redeem or otherwise acquire any shares of outstanding capital stock of NFI or any of its Subsidiaries or any rights, warrants, commitments, subscriptions or options to acquire any such shares (other than transactions solely among NFI and any of its wholly owned Subsidiaries);

     (ii) authorize for issuance, issue, sell, grant, pledge or otherwise encumber any shares of NFI's capital stock, options, warrants, commitments, subscriptions or any other securities or rights of any kind to acquire any capital stock, or any other ownership interest, except to NFI or its wholly owned Subsidiaries or reprice any options or warrants with respect to any shares of its capital stock;

     (iii) amend or otherwise change any provision of its Charter or Bylaws, or similar organizational or governance documents;

     (iv) merge or consolidate with or acquire any corporation, partnership, joint venture, association or other business organization or division thereof, or substantially all of the assets of any of the foregoing or any other property other than (A) acquisitions of Residential Mortgage Loans in the ordinary course of business or (B) acquisitions for a purchase price not in excess of $1,000,000 individually or $3,000,000 in the aggregate;

     (v) make any material change in accounting methods, principles, policies, procedures or practices used by NFI or any of its Subsidiaries or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except insofar as may be required by applicable Law or by a change in GAAP;

     (vi) sell or dispose of any of its assets or properties, other than sales or dispositions in the ordinary course of business consistent with past practices, and in an amount not greater than $2,000,000, or sales or dispositions required by any Contract in effect on the date of this Agreement;

                                      -42-

     (vii) (A) grant any increase in the compensation or benefits of any employees, directors, consultants, independent contractors or service providers, except in the ordinary course of business consistent with past practice, (B) pay any pension, severance or retirement benefits not required by any existing
Employee Benefit Plan or Employment Agreement to any such employees, directors, consultants, independent contractors or service providers, (C) enter into, amend, alter, adopt, implement or otherwise commit itself to any compensation or benefit plan, program, policy, arrangement or agreement including any Employee
Benefit Plan or collective bargaining agreement with or for the benefit of any employee, director, consultant, independent contractor or service provider or
(D) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation or otherwise accelerate any rights or benefits, or make any determinations that would result in a material increase in liabilities under any Employee Benefit Plan, except, in each case,
(x) for such actions as are required by an existing agreement, including any
Employee Benefit Plan, or (y) for purposes of updating or complying with Section
409A of the Code, the Pension Plan Protection Act or other requirements of Law;

     (viii) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of NFI or any of its
Subsidiaries;

     (ix) terminate the employment of the Employees listed in Section 5.1(b)(ix)
of the NFI Disclosure Letter or replace any such Employees or their successors, whether due to termination of such Employee's employment by NFI or its
Subsidiaries or otherwise, unless such replacement is reasonably satisfactory to
Investors;

     (x) enter into any transaction, agreement, arrangement or understanding between (A) NFI or any of its Subsidiaries, on the one hand, and (B) any
Affiliate of the NFI (other than its Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC;

     (xi) take or omit to take any action that could reasonably be expected to cause NFI to fail to qualify as a Section 856 Trust; or

     (xii) agree to take any of the foregoing actions.

                                   ARTICLE VI

                                OTHER AGREEMENTS

     SECTION 6.1 Access to Information; Confidentiality. NFI and its
Subsidiaries shall afford to Investors and to the respective officers, directors, employees, Affiliates, financing sources and authorized advisors, representatives and other agents of Investors reasonable access during the period prior to the Closing Date to all of its properties, facilities, books, contracts, commitments, records, data, systems, personnel, consultants, auditors and advisors and, during such period, NFI and its Subsidiaries shall furnish to
Investors and to their respective officers, directors, employees, Affiliates, financing sources and authorized advisors, representatives and other agents such information concerning its business, properties, financial condition, operations and personnel as Investors may from time to time reasonably

                                      -43-

request. Notwithstanding the foregoing, NFI and its Subsidiaries shall not be obligated to disclose (i) any information that in the reasonable judgment of
NFI, would result in the loss of attorney-client privilege or other legal privilege with respect to such information or (ii) any information that would result in a breach of an agreement to which NFI or any of its Subsidiaries is a party. In addition, notwithstanding the foregoing, in fulfilling its obligations under this Section 6.1, neither NFI nor any of its Subsidiaries shall be required to violate any applicable Law. Investors agree that their access to such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of NFI and its Subsidiaries.

     All requests for access or information pursuant to this Section 6.1 shall be directed to such person or persons as NFI shall designate. Without limiting the terms thereof, the Confidentiality Agreement shall govern the obligations of the respective Investors party thereto and their respective officers, directors, employees, Affiliates, financing sources and authorized advisors, representatives and other agents with respect to all information of any type furnished or made available to them pursuant to this Section 6.1.

     SECTION 6.2 Consents, Approvals and Filings.

     (a) The parties will each use their commercially reasonable efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all requirements of Governmental Entities applicable to the transactions contemplated by this Agreement and the other Transaction Documents, (ii) to obtain as promptly as practicable all necessary permits, Orders or other consents, approvals or authorizations of Governmental Entities and consents or waivers of all third parties necessary in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction
Documents, and (iii) otherwise to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party and its Subsidiaries with respect to the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of the Convertible Shares to Investors and to consummate the transactions contemplated by the Transaction Documents as promptly as practicable. In connection therewith, the parties will make and cause their respective Affiliates to make all legally required filings as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated by this Agreement, and will provide and will cause their respective
Affiliates to provide such information and communications to Governmental
Entities as such Governmental Entities may request. Each of the parties shall provide to the other parties copies of all applications or other communications to Governmental Entities in connection with this Agreement in advance of the filing or submission thereof. Without limiting the generality of the foregoing,
NFI shall use its commercially reasonable efforts to obtain, and each of the
Investors shall cooperate in all reasonable respects with NFI's efforts to obtain, any Financial Services Consents required to be obtained by an Investor or by NFI or its Affiliates in connection with the transactions contemplated by this Agreement. All expenses associated with obtaining such Financial Service
Consents shall be borne by NFI; provided, however, that each of NFI and each
Investor shall bear its own expenses incurred in connection with its cooperation with NFI's efforts to obtain such Financial Services Consents, including the costs and fees payable to its own counsel in connection therewith.

                                      -44-

     (b) Without limiting the generality of the foregoing, as promptly as practicable, but in any event within 30 days after the date hereof, each party shall use commercially reasonable efforts to file with all applicable
Governmental Entities any requests for approval of the transactions contemplated by this Agreement required to be obtained by such party, and all such requests shall include all required exhibits. A reasonable time prior to furnishing any written materials to any Governmental Entity in connection with the transactions contemplated by this Agreement, the party making such filing shall furnish the other parties with a copy thereof, and such other parties shall have a reasonable opportunity to provide comments thereon. Each party shall give to the other parties prompt written notice if it receives any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, and, in the case of any such notice or communication which is in writing, shall promptly furnish such other parties with a copy thereof.

     SECTION 6.3 Public Announcements. Investors and NFI, and their respective
Affiliates, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement without the advance approval of the other parties following such consultation (such approval not to be unreasonably withheld or delayed), except as may be required by applicable Law or by any Governmental Entity.

     SECTION 6.4 Further Assurances. NFI agrees to execute and deliver, and cause each of its Subsidiaries to execute and deliver, and each Investor agrees to execute and deliver, such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement or the other Transaction Documents.

     SECTION 6.5 Notification of Certain Matters. NFI shall give prompt notice to Investors to the extent that it acquires knowledge of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be reasonably likely to cause any representation or warranty of NFI contained in this Agreement to be untrue or inaccurate as of the date hereof or as of the
Closing Date and (ii) any failure of NFI to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Each
Investor shall give prompt notice to NFI and the other Investor to the extent that it acquires knowledge of (A) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be reasonably likely to cause any representation or warranty of such Investor contained in this Agreement to be untrue or inaccurate as of the date hereof or as of the Closing Date, (B) any failure of such Investor to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (C) any event that would trigger the obligation for NFI or such Investor to file with the SEC or any other Governmental Entity a notification of change in beneficial ownership of the Convertible Shares or the Common Shares, as the case may be.
Each of the Investors shall promptly file with the SEC or any other Governmental
Entity any applicable change in beneficial ownership notifications, in connection with its ownership of the Convertible Shares or the Common Shares.
Notwithstanding the foregoing, the delivery of any notice pursuant to this
Section 6.5 shall not affect the representations, warranties or agreements of the parties, the conditions to the performance by the parties hereunder, or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                      -45-

     SECTION 6.6 Anti-Takeover Laws. If any "fair price," "business combination"
or "control share acquisition" statute or other similar statute or regulation is or shall become applicable to the transactions contemplated by the Transaction
Documents, Investors, NFI and their respective Boards of Directors shall use commercially reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by the Transaction Documents may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

     SECTION 6.7 Shareholder Litigation. NFI shall give Investors the opportunity to participate in the defense or settlement of any shareholder
Litigation against NFI and/or its directors relating to the transactions contemplated by this Agreement.

     SECTION 6.8 Issuance of REIT Dividends; Availability of Common Shares for
Conversion.

     (a) On or prior to September 17, 2007, NFI shall declare the REIT
Dividends, which REIT Dividends shall have a record date not earlier than the earlier of (i) the earlier of (x) the date that the Rights Offering shall have ended and all shares offered in the Rights Offering shall have been subscribed for and purchased in the Rights Offering and (y) the first Business Day following the closing under the Standby Purchase Agreement or (ii) December 10,
2007 (the "REIT Dividend Record Date"). NFI shall pay the REIT Dividends following the REIT Dividend Record Date but on or prior to December 31, 2007.

     (b) The REIT Dividends at the time of declaration by NFI shall be in the form of Series E Preferred Shares, which shall be convertible into Common Shares
(it being understood that NFI may pay cash in lieu of fractional shares in connection with the payment of the REIT Dividends). The Series E Preferred
Shares issued in connection with the REIT Dividends, if any, will rank pari passu with the Series D-1 Preferred Shares and Series D-2 Preferred Shares and
otherwise have the terms that are set forth on Schedule 6.8(b); provided, however, that the Board of Directors of NFI shall be permitted to use its reasonable discretion to establish the definitive terms for the dividend rate, conversion price and number of shares to be issued in connection with the REIT
Dividends.

     (c) Except as provided for under the Deferred Compensation Plan or the
401(k) Plan, NFI will not issue or agree to issue any Common Shares or options, rights or warrants to purchase Common Shares or securities convertible into or exchangeable for Common Shares or take any other action if, after giving effect thereto, the number of Common Shares remaining unissued and duly reserved for issuance upon conversion of the Series D-1 Preferred Shares, Series D-2
Preferred Shares and/or the number of Series E Preferred Shares and Common
Shares issued in connection with the REIT Dividends and the Common Shares issuable upon conversion of the Series E Preferred Shares shall be insufficient to permit conversion of all the then outstanding Series D-1 Preferred Shares,
Series D-2 Preferred Shares and/or Series E Preferred Shares after giving effect to any adjustment in the number of Common Shares into which such Series D-1
Preferred Shares, Series D-2 Preferred Shares and/or Series E Preferred Shares
are convertible as a result of such action. NFI shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, (i)
after the Reverse Stock Split

                                      -46-

Effective Date, no less than 125% of the maximum number of Common Shares issuable upon conversion of the Series D-1 Preferred Shares and Series D-2
Preferred Shares as of any such time and (ii) prior to the issuance of the
Series E Preferred Shares, no less than 125% of the maximum number of Common
Shares issuable upon conversion of the Series E Preferred Shares as of any such time.

     SECTION 6.9 Restrictive Legend. Each certificate representing (a) the
Series D-1 Preferred Shares, (b) the Common Shares or Series D-2 Preferred
Shares issued upon conversion of the Series D-1 Preferred Shares, or (c) any other securities issued in respect of the Series D-1 Preferred Shares or the
Common Shares or Series D-2 Preferred Shares issued upon conversion of the
Series D-1 Preferred Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act or sold pursuant to Rule 144 or
Regulation A thereunder) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws) and the legends set forth in Annex I attached hereto:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR
SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES
UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM SUCH
REGISTRATION UNDER SAID ACT.

     Upon request of a holder of such a certificate, NFI shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, NFI shall have received an opinion of counsel reasonably acceptable to NFI to the effect that any transfer by such holder of the securities evidenced by such certificate will not require registration under the Securities Act.

     Each certificate representing the Series D-1 Preferred Shares shall, as described in the Series D-1 Articles Supplementary, be stamped or otherwise imprinted with a legend substantially in the following form:

     THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT
TO RESTRICTION PURSUANT TO SECTION 9 OF THE ARTICLES SUPPLEMENTARY FOR THE 9.00%
SERIES D1 MANDATORY CONVERTIBLE PREFERRED STOCK OF THE CORPORATION, AS AMENDED
AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE
CORPORATION UPON REQUEST.

     Each certificate representing the Series D-2 Preferred Shares shall, as described in the Series D-2 Articles Supplementary, be stamped or otherwise imprinted with a legend substantially in the following form:

     THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT
TO RESTRICTION PURSUANT TO SECTION 7 OF THE

                                      -47-

ARTICLES SUPPLEMENTARY FOR THE 9.00% SERIES D2 MANDATORY CONVERTIBLE PREFERRED
STOCK OF THE CORPORATION, AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF
WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

     SECTION 6.10 Listing Matters. NFI agrees that prior to the Closing, NFI shall have complied with the requirements of the NYSE for purposes of reserving for listing on the NYSE the Common Shares issuable upon conversion of the Series
D-1 Preferred Shares and such shares shall have been approved for listing subject to official notice of issuance. NFI further agrees that at or prior to the closing of the Rights Offering, NFI shall comply with the requirements of the NYSE for purposes of reserving for listing on the NYSE the Common Shares issuable upon conversion of the Series D-2 Preferred Shares and such shares shall be approved for listing subject to official notice of issuance.

     SECTION 6.11 Reverse Stock Split. Immediately following the Closing, the
Board of Directors of NFI shall take all action necessary to effect the Reverse
Stock Split, which effective date shall be on or prior to a date 15 days following the Closing Date (the "Reverse Stock Split Effective Date"). NFI shall provide notice of the Reverse Stock Split to the Shareholders and take such other actions in accordance with applicable Law and the rules and regulations of the NYSE as are necessary to effectuate the Reverse Stock Split.

     SECTION 6.12 Tax Matters.

     (a) For each taxable year after the date hereof that NFI qualifies as a
Section 856 Trust under the Code NFI will distribute to its stockholders such amounts as are necessary for NFI to avoid any liability for Taxes under section
857(b) of the Code.

     (b) If NFI ceases to be a Section 856 Trust, NFI shall take, and shall cause its Subsidiaries to take, all such steps as are reasonably necessary to mitigate the effects of the net operating losses (for federal income Tax purposes) of NFI and its Subsidiaries being subject to any limitations on their utilization under the rules applicable to "separate return limitation years"
under the Code and applicable Treasury Regulations.

     (c) (i) Each Investor, on its own behalf and on behalf of its successors and assigns, undertakes that it will neither Beneficially Own (as such term is defined in the Charter) nor Constructively Own (as such term is defined in the
Charter) shares of capital stock of NFI that would result in NFI (A) being
"closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (B) otherwise failing to qualify as a Section 856 Trust (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in NFI owning (actually or Constructively (as such term is defined in the
Charter)) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by NFI from such tenant would cause NFI to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).
Each Investor undertakes that it will not own, actually or Constructively, an interest in a tenant of NFI (or a tenant in any partnership, corporation, trust or other juridical entity owned or controlled by NFI) that would cause NFI, actually or Constructively, to own, actually or Constructively, more than a 9.9%
interest (as set forth in Section 856(d)(2)(B) of the Code) in

                                      -48-

such tenant. NFI acknowledges that in giving the undertakings set forth in this
Section 6.12(c)(i) each Investor has acted in reliance upon the representation of NFI set forth in Section 3.10(i) and the undertaking of NFI set forth in
Section 6.12(c)(ii).

     (ii) NFI undertakes that it will not have, nor will it own or control any entity that has, any tenants (as such term is used for purposes of Section
856(d) of the Code) that are partnerships, corporations, trusts or other juridical entities.

     (iii) The covenants contained in this Section 6.12(c) shall survive until
December 31, 2007 or, if later, the last day of the last taxable year for which
NFI maintains its election to be a Section 856 Trust.

     SECTION 6.13 Filing of Series D-1 Articles Supplementary. Immediately prior to the Closing, NFI shall file the Series D-1 Articles Supplementary with the
State Department of Assessments and Taxation of Maryland.

     SECTION 6.14 Charter Actions. NFI shall take, or cause to be taken, all corporate action required to be taken by NFI or the Board of Directors of NFI to authorize and approve an amendment to the Charter to prohibit any issuance or transfer of NFI's stock if such issuance or transfer would cause an "ownership change" (within the meaning of such term for the purposes of Section 382(g) of the Code), with respect to NFI or any of its Subsidiaries. In furtherance of the foregoing, NFI shall make its commercially reasonable efforts to submit and recommend such amendment to the Charter to the Shareholders for approval at the next annual or special meeting of the Shareholders.

     SECTION 6.15 Shareholder Approval of Certain Provisions of the Articles
Supplementary. NFI shall take, or cause to be taken, all corporate action required to be taken by NFI or the Board of Directors of NFI to authorize and approve the Series D-1 Articles Supplementary and the Series D-2 Articles
Supplementary. In furtherance of the foregoing, NFI shall make its commercially reasonable efforts to submit a proposal to the Shareholders at the next annual or special meeting of the Shareholders for approval of Section 6(e)(i) of the
Series D-1 Articles Supplementary and Section 6(e)(i) of the Series D-2 Articles
Supplementary, and neither NFI nor its Board of Directors shall recommend against approval of such proposal by the Shareholders. NFI agrees that it shall prepare and file with the SEC under the Exchange Act, a Proxy Statement in form and substance reasonably acceptable to Investors and, after consultation with
Investors, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy
Statement to be mailed to the Shareholders in accordance with the rules and regulations of the SEC and the NYSE. NFI shall give Investors and their counsel a reasonable opportunity to review and comment on the Proxy Statement (including any amendments, exhibits and supplements thereto) prior to its being filed with the SEC or disseminated to the Shareholders. In addition, NFI shall provide
Investors and their counsel with any comments NFI or its counsel may receive from the SEC or its staff with respect to the Proxy Statement promptly after receipt of such comments, shall consult with Investors and their counsel prior to responding to such comments, and shall give Investors and their counsel reasonable opportunity to review and comment on such responses prior to their being filed with, or submitted to, the SEC. Each of NFI and each Investor shall promptly correct any information provided by it for use in the Proxy Statement, if and to the extent that it shall

                                      -49-

have become false or misleading in any material respect prior to the annual or special meeting of the Shareholders, as applicable. NFI shall cause the Proxy
Statement, as so corrected, to be filed with the SEC and to be disseminated to the holders of Common Shares, in each case, as and to the extent required by applicable federal securities Laws. The review, comment and other rights granted to Investors in this Section 6.15 shall only apply to such portions of the Proxy
Statement as are relevant to the approval of Section 6(e)(i) of the Series D-1
Articles Supplementary and Section 6(e)(i) of the Series D-2 Articles
Supplementary.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     SECTION 7.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the issuance and sale to, and purchase by, Investors of the Series D-1 Preferred Shares, and the other actions to be taken at the Closing are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Governmental Approvals. All filings required to be made prior to the
Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior thereto from, Governmental Entities in connection with the consummation of the transactions contemplated by the Transaction
Documents by NFI and Investors, including the Financial Services Consents, shall have been made or obtained and shall remain in full force and effect.

     (b) Third Party Consents. All third party consents listed on Section 7.1(b)
of the NFI Disclosure Letter shall have been received.

     (c) HSR Act. The waiting period (and any extension thereof) applicable to the transactions contemplated by the Transaction Documents under the HSR Act shall have been terminated or shall have otherwise expired, any investigation opened by means of a second request for additional information or otherwise shall have been terminated or closed and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated by the Transaction
Documents, which action shall not have been withdrawn or terminated and all approvals, if any, required to be obtained under any foreign antitrust, competition or similar Laws, in each case in connection with the consummation of the transactions contemplated by the Transaction Documents, shall have been obtained.

     (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction and no statute, rule or regulation of any Governmental
Entity (each, a "Restraint") preventing the consummation of any of the transactions contemplated by the Transaction Documents shall be in effect.

     SECTION 7.2 Conditions to Obligations of Investors. The obligations of each
Investor to consummate the purchase of the Series D-1 Preferred Shares to be purchased by it

                                      -50-

and the other actions to be taken at the Closing are further subject to the satisfaction, or waiver by such Investor, on or prior to the
Closing Date of the following conditions:

     (a) Representations and Warranties. The representations and warranties of
NFI set forth in this Agreement (i) that are not qualified as to materiality or an NFI Material Adverse Effect shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (other than those representations and warranties that speak as of a specified date, which shall be true and correct in all material respects as of such date), and (ii) that are qualified as to materiality or an
NFI Material Adverse Effect shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing
Date (other than those representations and warranties that speak as of a specified date, which shall be true and correct in all respects as of such date), provided, however, that the representations and warranties of NFI set forth in (x) the first sentence of Section 3.1 and (y) Sections 3.2 and 3.4 shall be true and correct in all respects as of the date hereof and as of the
Closing Date as though made on and as of the Closing Date (other than those representations and warranties that speak as of a specified date, which shall be true and correct in all respects as of such date); and Investors shall have received a certificate signed on behalf of NFI by the chief executive officer or chief financial officer of NFI to the effect set forth in this paragraph.

     (b) Performance of Obligations of NFI. NFI shall have performed or complied in all material respects with all obligations, agreements and covenants required to be performed or complied with by it under this Agreement on or prior to the
Closing Date, and Investors shall have received a certificate signed on behalf of NFI by the chief executive officer or chief financial officer of NFI to such effect.

     (c) No Litigation or Regulatory Proceedings. (i) There shall be no pending or threatened Litigation by any Governmental Entity, (A) seeking to restrain or prohibit the issuance of the Series D-1 Preferred Shares or the consummation of any of the transactions contemplated by this Agreement or the other Transaction
Documents, or challenging the acquisition by Investors of any Series D-1
Preferred Shares or Common Shares, or seeking to obtain from NFI or any Investor any damages that are material in relation to NFI and its Subsidiaries taken as a whole, (B) seeking to prohibit or limit the ownership or operation by NFI, any
Investor or any of their respective Subsidiaries of any material portion of the business or assets of NFI, or to compel NFI, any Investor or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of NFI or any of its Subsidiaries, as a result of the transactions contemplated hereby, or (C) seeking to impose limitations on the ability of any Investor to acquire or hold, or exercise full rights of ownership of, any Series D-1 Preferred Shares or Common Shares, including the right to vote the Series D-1 Preferred Shares purchased by it or the Common Shares received by it upon conversion of such Series D-1 Preferred Shares on all matters properly presented to the Shareholders.

     (ii) Since the date of this Agreement, no material Litigation shall have been filed against NFI or any of its Subsidiaries in connection with the conduct and operation of their respective businesses, and no judgment shall have been entered against NFI or any of its Subsidiaries, which judgment remains unstayed and in effect for 60 days and which either (x) requires NFI or any of its
Subsidiaries to pay in excess of $10,000,000 in damages or (y) results

                                      -51-

in an injunction or other equitable relief that materially prevents NFI and its
Subsidiaries from conducting their respective businesses in a manner consistent with past practice.

     (iii) Since the date of this Agreement, no Litigation shall have been commenced or Order instituted, in either case by any Governmental Entity, seeking to suspend, revoke or modify any Permit that would result in NFI or any of its Subsidiaries being prohibited from doing business in any jurisdiction in which a material portion of the operations of NFI and its Subsidiaries, taken as a whole, are conducted as of the date of this Agreement.

     (iv) Since the date of this Agreement, none of NFI, any Subsidiary of NFI or any Key Employee shall have become subject to any criminal indictment in connection with the conduct or operation of the business of NFI and its
Subsidiaries.

     (d) Restraints. No Restraint that would reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (A) through
(C) of Section 7.2(c)(i) shall be in effect.

     (e) No Material Adverse Effect. Since the date of this Agreement, there shall not have been an NFI Material Adverse Effect; and Investors shall have received a certificate signed on behalf of NFI by the chief executive officer or chief financial officer of NFI to the effect set forth in this paragraph.

     (f) Transaction Documents. NFI shall have (i) executed and delivered to such Investor counterparts of the Registration Rights and Shareholders
Agreement, the Articles Supplementary and the Standby Purchase Agreement and
(ii) filed the Series D-1 Articles Supplementary with the State Department of
Assessments and Taxation of Maryland.

     (g) Legal Opinion. Such Investor shall received a legal opinion of counsel to NFI.

     (h) REIT Opinion. Such Investor shall have received an opinion of counsel, in form and substance satisfactory to Investors, to the effect that NFI was organized and has operated in conformity with the requirements for qualification and taxation as a Section 856 Trust, effective for each of its taxable years ended December 31, 1996, through and including December 31, 2006, and its current organization and intended method of operation will enable it to continue to meet the requirements for qualification and taxation as a Section 856 Trust for taxable year 2007. In rendering such opinion, counsel may rely on customary assumptions and qualifications, and also on representations from NFI as to factual matters, including representations made by NFI's management regarding its organization, assets, sources of gross income and other matters related to the conduct of NFI's business operations, which representations shall be in form and substance satisfactory to Investors. Such opinion shall provide that it may be relied upon by NFI and its successors and assigns.

     (i) No Bankruptcy. Neither NFI nor any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law shall have (i) commenced a voluntary case or proceeding, (ii) consented to the entry of an order for relief against it in an involuntary case, (iii) consented to the appointment of a Custodian of it or for all or substantially all of its property or (iv) made a general assignment for the benefit of its creditors. In addition, no court of competent

                                      -52-

jurisdiction shall have entered an order or decree under any Bankruptcy Law that
(i) is for relief against NFI or any of its Subsidiaries in an involuntary case,
(ii) appoints a Custodian of NFI or any of its Subsidiaries or for all or
substantially all of any of their respective assets or (iii) orders the liquidation of NFI or any of its Subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

     (j) Key Employment Agreements. (i) The Key Employees shall remain employed by NFI (and shall not have given notice of their intent to terminate their employment with NFI), (ii) the Key Employment Agreements will continue to be in full force and effect, and (iii) no action will have been taken by any Key
Employee to terminate or rescind any such Key Employment Agreement.

     (k) Increase in Board Size. NFI shall have taken such actions as are necessary to increase the size of NFI's Board of Directors to eight directors.

     (l) Secretary's Certificate. NFI shall have delivered to such Investor a certificate executed by the Secretary or an Assistant Secretary of NFI and dated as of the Closing Date, in form and substance reasonably acceptable to such
Investor, attaching copies of and certifying as to (i) the resolutions adopted by NFI's Board of Directors authorizing the consummation of the transactions contemplated by the Transaction Documents, (ii) no amendments to the Charter since a specified date, (iii) the Bylaws of NFI in effect at the Closing and
(iv) incumbency and signatures of the officers of NFI executing this Agreement and any of the other Transaction Documents.

     (m) Charter and Good Standing Certificates. NFI shall have delivered to such Investor (i) a copy of the Charter certified as of a recent date by the
State Department of Assessments and Taxation of Maryland and (ii) a certificate of good standing, or the equivalent thereof, of NFI and each of the Material
Subsidiaries, issued as of a recent date by the applicable Governmental Entity of the jurisdiction of its organization, and a certificate evidencing foreign qualification as of a date within 10 days of the Closing Date of NFI and each such Material Subsidiary issued by the applicable Governmental Entity of each jurisdiction in which it conducts a material amount of business.

     SECTION 7.3 Conditions to Obligations of NFI. The obligations of NFI to consummate the sale and issuance of the Series D-1 Preferred Shares to Investors and the other actions to be taken at the Closing are further subject to the satisfaction, or waiver by NFI, on or prior to the Closing Date of the following conditions:

     (a) Representations and Warranties. The representations and warranties of each Investor set forth in this Agreement (i) that are not qualified as to materiality or an Investor Material Adverse Effect shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (other than those representations and warranties that speak as of a specified date, which shall be true and correct in all material respects as of such date), and (ii) that are qualified as to materiality or an Investor Material Adverse Effect shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (other than those representations and warranties that speak as of a specified date, which shall be true and correct in all respects as of

                                      -53-

such date; and NFI shall have received a certificate signed on behalf of each
Investor by an executive officer of such Investor to the effect set forth in this paragraph.

     (b) Performance of Obligations of Investors. Each Investor shall have performed or complied in all material respects with all obligations, agreements and covenants required to be performed or complied with by it under this
Agreement on or prior to the Closing Date, and NFI shall have received a certificate signed on behalf of such Investor by an executive officer of such
Investor to such effect.

     (c) Transaction Documents. Each of the Investors shall have executed and delivered to NFI such Investor's counterpart of the Registration Rights and
Shareholders Agreement and the Standby Purchase Agreement.

                                  ARTICLE VIII

                          TERMINATION PRIOR TO CLOSING

     SECTION 8.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual written consent of NFI and Investors;

     (b) by NFI or either Investor, if there shall be any Order of any
Governmental Entity which prohibits or restrains any party from consummating the transactions contemplated hereby, and such Order shall have become final and nonappealable;

     (c) by NFI or either Investor, if the Closing has not occurred on or prior to September 15, 2007 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to a party if such party has failed to fulfill any obligation under this Agreement and such failure has materially contributed to the failure of the Closing to occur on or prior to such date.

     (d) by either Investor (if such Investor is not in material breach of its obligations under this Agreement), in the event of any breach by NFI of any of
NFI's agreements, representations or warranties contained herein that (i) would reasonably be expected to result in the failure of a condition set forth in
Section 7.1, 7.2(a) or 7.2(b) to be satisfied, and (ii) cannot be or has not been cured by the Outside Date; or

     (e) by NFI (if NFI is not in material breach of its obligations under this
Agreement), in the event of any breach by either Investor of any of such
Investor's agreements, representations or warranties contained herein that (i)
would reasonably be expected to result in the failure of a condition set forth in Section 7.1, 7.3(a) or 7.3(b) to be satisfied and (ii) cannot be or has not been cured by the Outside Date.

     SECTION 8.2 Procedure Upon Termination and Consequences. Either Investor or
NFI may terminate this Agreement when permitted pursuant to Section 8.1 by delivering written notice of such termination to the other parties, and such termination shall be effective upon delivery of such notice in accordance with
Section 10.2. If this Agreement is

                                      -54-

terminated as provided herein, (a) Investors (and their respective agents and representatives) shall return to NFI all documents, and other material obtained from NFI that constitutes confidential information under such Investor's
Confidentiality Agreement, whether obtained before or after the execution hereof, and (b) such termination shall be the sole remedy of Investors and NFI with respect to breaches of any agreement, representation or warranty contained in this Agreement and none of the parties hereto nor any of their respective trustees, directors, officers or Affiliates, as the case may be, shall have any liability or further obligation to any other party to this Agreement except with respect to this Section 8.2, Article X, the terms of the other Transaction
Documents and the Confidentiality Agreement, including with respect to information that is subject to the Confidentiality Agreement pursuant to this
Agreement, each of which shall survive the termination of this Agreement.
Notwithstanding the foregoing, none of the parties hereto shall be relieved or released from any liabilities or damages arising out of its breach of this
Agreement.

                                   ARTICLE IX

                                 INDEMNIFICATION

     SECTION 9.1 Survival. The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for a period of eighteen months following the Closing Date; provided that the representations and warranties in (a) the first sentence of each of Sections 3.1 and 4.1 and (b)
Sections 3.2, 3.4, 3.20, 3.21, and 4.2 shall survive indefinitely, and the representations and warranties in Sections 3.9 and 3.10 shall survive until the expiration of the applicable statute of limitations. The covenants and agreements of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for any shorter period expressly specified therein.
Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this
Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

     SECTION 9.2 Indemnification by NFI. From and after the Closing, NFI shall defend, indemnify and hold harmless MassMutual and its Affiliates, members, partners, directors, shareholders and their respective officers, directors, employees, agents, advisers and representatives (collectively, the "MassMutual
Indemnitees") and Jefferies and its Affiliates, members, partners, directors, shareholders and their respective officers, directors, employees, agents, advisers and representatives (collectively, the "Jefferies Indemnitees" and, together with the MassMutual Indemnitees, the "Investor Indemnitees") from and against, and pay or reimburse the Investor Indemnitees for, any and all damage, loss, liability, Taxes and expense (including reasonable expenses of investigation, enforcement and collection and reasonable attorneys' and accountants' fees and expenses in connection with any Litigation and any incidental or indirect damages, losses, liabilities or expenses, and diminution in value of the Convertible Shares), whether or not involving a third party claim, but excluding consequential, special, exemplary or punitive damages other than out-of-pocket damages or damages for the diminution in value of the
Convertible Shares (collectively, "Losses"), resulting from or arising

                                      -55-

out of (a) any inaccuracy in or breach of any representation or warranty, when made or deemed made by NFI in or pursuant to this Agreement or any certificate delivered at Closing by NFI pursuant to this Agreement, or (b) any failure of
NFI to perform any covenant or agreement under this Agreement.

     SECTION 9.3 Indemnification by Investors. From and after the Closing, each
Investor, individually but not jointly, shall defend, indemnify and hold harmless NFI and its officers, directors, employees, agents, advisers and representatives (collectively, the "NFI Indemnitees") from and against, and pay or reimburse the NFI Indemnitees for, any and all Losses resulting from or arising out of (a) any inaccuracy in or breach of any representation or warranty made or deemed made by such Investor in or pursuant to this Agreement or any certificate delivered by or on behalf of such Investor at Closing pursuant to this Agreement or (b) any failure of such Investor to perform any covenant or agreement under this Agreement. NFI acknowledges, on behalf of the NFI
Indemnitees, that an NFI Indemnitee may assert a claim for indemnification pursuant to this Section 9.3 solely against that Investor in breach of the representation, warranty or covenant giving rise to such claim, and not against the other Investor unless such other Investor is also in breach of a representation, warranty or covenant giving rise to such claim.

     SECTION 9.4 Certain Limitations on Indemnification.

     (a) Any indemnification payment due to the Investor Indemnitees or the NFI
Indemnitees, as the case may be, pursuant to this Article IX shall be satisfied by cash reimbursement thereof.

     (b) For purposes of determining the amount of Losses to be indemnified pursuant to this Article IX (but not for purposes of determining whether an inaccuracy in or breach of any representation or warranty has occurred), any inaccuracy in or breach of any representation or warranty (other than the representation and warranty contained in Section 3.8) shall be determined without regard to any materiality, "NFI Material Adverse Effect," "Investor
Material Adverse Effect" or similar qualification contained in or otherwise applicable to such representation or warranty.

     (c) Notwithstanding anything to the contrary contained in this Agreement, except with respect to any Third Party Claims which shall not be subject to the limitations set forth in this Section 9.2(c), NFI shall not be required to indemnify (i) any MassMutual Indemnitee for Losses under Section 9.2(a)
(excluding Losses under Section 9.2(a) in respect of a Third Party Claim) to the extent the aggregate amount of such Losses for which NFI has actually indemnified the MassMutual Indemnitees under Section 9.2(a) with respect to prior claims exceeds the MassMutual Consideration plus the MassMutual Standby
Consideration (the "MassMutual Cap") and (ii) any Jefferies Indemnitee for
Losses under Section 9.2(a) (excluding Losses under Section 9.2(a) in respect of a Third Party Claim) to the extent the aggregate amount of such Losses for which
NFI has actually indemnified the Jefferies Indemnitees under Section 9.2(a) with respect to prior claims exceeds the Jefferies Consideration plus the Jefferies
Standby Consideration (the "Jefferies Cap"). Notwithstanding anything to the contrary contained in this Agreement, MassMutual shall not be required to indemnify any NFI Indemnitees for Losses under Section 9.3(a) to the extent the aggregate amount such Losses for which MassMutual has

                                      -56-

actually indemnified the NFI Indemnitees under Section 9.3(a) with respect to prior claims exceeds the MassMutual Cap. Notwithstanding anything to the contrary contained in this Agreement, Jefferies shall not be required to indemnify any NFI Indemnitees for Losses under Section 9.3(a) to the extent the aggregate amount such Losses for which Jefferies has actually indemnified the
NFI Indemnitees under Section 9.3(a) with respect to prior claims exceeds the
Jefferies Cap.

     (d) The rights and remedies of any party in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts or circumstances upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations, warranties and covenants of NFI and Investors' rights to indemnification with respect thereto shall not be affected or deemed waived by reason of any investigation made by or on behalf of Investors (including by any of their respective advisors, consultants or representatives) or by reason of the fact that Investors or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

     (e) Except as provided in Section 10.8, the indemnity provided for in this
Article IX shall be the sole and exclusive remedy of Investor Indemnitees or NFI
Indemnitees, as the case may be, after the Closing for any inaccuracy of any representation or warranty of NFI or Investors, respectively, herein or any other breach of this Agreement, provided that nothing herein shall limit in any way any such party's remedies in respect of fraud by the other party in connection with the transactions contemplated hereby.

     (f) No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its
Affiliates) for any special, exemplary, punitive or consequential damages of such other party (or any of its Affiliates) arising out of or relating to this
Agreement or the performance or breach hereof, other than any out-of-pocket damages or damages for the diminution in value of the Convertible Shares.

     (g) Any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the MassMutual Consideration or the
Jefferies Consideration, as applicable. In calculating any Loss there shall be deducted any insurance recovery actually received by the Indemnified Party in respect thereof (and no right of subrogation shall accrue hereunder to any insurer).

     SECTION 9.5 Third Party Claim Procedures. In the case of any Litigation asserted by a third party (a "Third Party Claim") against a party entitled to indemnification under this Agreement (an "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification
(the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of such Third Party Claim, and the Indemnifying Party, at its option and at its own expense, shall have the right to conduct and control, through counsel of its choosing (which counsel must be reasonably satisfactory to the
Indemnified Party), the defense, compromise or settlement of any Third Party
Claim against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnifying Party

                                      -57-

hereunder, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection therewith; provided, that (a) the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such Third
Party Claim as to which the Indemnifying Party has so elected to conduct and control the defense thereof and (b) the Indemnifying Party shall not, without the written consent of the Indemnified Party (which written consent shall not be unreasonably withheld or delayed), pay, compromise or settle any such Third
Party Claim. Notwithstanding the foregoing, in the event any Third Party Claim is solely for money damages, the Indemnifying Party shall have the right to pay, settle or compromise any such Third Party Claim without such consent, provided, that the Indemnifying Party acknowledges and agrees in writing that it has an obligation to provide indemnification hereunder pursuant to such Third Party
Claim.

     SECTION 9.6 Independent Committee. All actions of NFI with respect to a claim for indemnification pursuant to this Article IX, whether by Investor
Indemnitees or NFI Indemnitees, including negotiation or settlement with
Investors or Investor Indemnitees, decisions regarding the making or defending of indemnification claims and the hiring of legal counsel and other advisors with respect thereto shall be taken by a committee of the Board of Directors of
NFI consisting solely of "independent directors" pursuant to the rules of the
NYSE who are not specifically designated by Investors pursuant to Sections
10(a)-(e) of the Registration Rights and Shareholders Agreement.

                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.1 Fees and Expenses. Upon the Closing, NFI shall pay the reasonably documented out-of-pocket expenses of Investors incurred in connection with the transactions contemplated by this Agreement. Upon the earlier of (x)
the closing of the transactions under the Standby Purchase Agreement and (y) the termination of the Standby Purchase Agreement, NFI shall pay the reasonably documented out-of-pocket expenses of Investors incurred after the Closing in connection with the Rights Offering and/or the transactions contemplated by any of the Transaction Agreements (whether or not the Rights Offering or any such transactions are actually consummated).

     SECTION 10.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                                      -58-

                       (a) if to MassMutual, to

                           Massachusetts Mutual Life Insurance Company
                           1295 State Street
                           Springfield, Massachusetts 01111
                           Fax:  (413) 744-6350

                           Attention:  Larry N. Port

                           and

                           Babson Capital Management LLC
                           1500 Main Street, Suite 2800
                           Springfield, Massachusetts  01111
                           Fax:  (413) 226-2064

                           Attention:  Rodney J. Dillman, Esq.

                           with copies to:

                           Sidley Austin LLP
                           1 South Dearborn
                           Chicago, Illinois 60603
                           Fax:  (312) 853-7036

                           Attention:  Larry A. Barden, Esq.

                       (b) if to Jefferies, to

                           Jefferies Capital Partners
                           520 Madison Avenue
                           New York, New York 10022
                           Fax:  (212) 284-1717

                           Attention:  Brian P. Friedman

                           with copies to:

                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York 10038-4982
                           Fax: (212) 806-6006

                           Attention:  Melvin Epstein, Esq.

                                      -59-

                       (c) if to NFI, to

                           NovaStar Financial, Inc.
                           8140 Ward Parkway, Suite 300
                           Kansas City, Missouri 64114

                           Attention:  Jeffrey Ayers, Esq.

                           with a copy to:

                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Fax:  (212) 259-6333

                           Attention:  John Altorelli, Esq.

     SECTION 10.3 Interpretation. When a reference is made in this Agreement to a Section, Exhibit, or Schedule, such reference shall be to a Section of, or an
Exhibit, or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this
Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

     SECTION 10.4 Entire Agreement; No Third Party Beneficiaries; No Other
Representations. This Agreement (including the NFI Disclosure Letter, the
MassMutual Disclosure Letter, the Jefferies Disclosure Letter and all Exhibits
hereto), together with the other Transaction Documents and the Confidentiality
Agreement, supersedes all prior agreements and understandings among the parties with respect to such subject matter and supersedes any letters, memoranda or other documents or communications, whether oral, written or electronic, submitted or made by (i) Investors or their respective agents or representatives to NFI or any of their respective agents or representatives, or (ii) NFI,
Deutsche Bank Securities Inc., or their respective agents or representatives to
Investors or any of their agents or representatives, in connection with the bidding process which occurred prior to the execution of this Agreement or otherwise in connection with the negotiation and execution of this Agreement.
Except for the provisions of Article IX (which shall be for the benefit of the
Investor Indemnitees and the NFI Indemnitees), this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 10.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to its principles or rules of conflict of laws except Sections 5-1401 and
5-1402 of the General Obligations Law of the State of New York.

                                      -60-

     SECTION 10.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Notwithstanding anything to the contrary in this Section
10.6, but subject to applicable legal requirements each Investor may assign, without the prior written consent of any other parties hereto, (i) all or any portion of its respective rights, benefits or obligations hereunder to an
Affiliate of such Investor or any investment fund under the control of any
Affiliate of such Investor and (ii) any rights under this Agreement to such
Investor's financing institutions and subsequent purchasers of such Investor or substantially all of its assets, or (iii) any of its respective rights, benefits or obligations hereunder to the other Investor or any Affiliate of any Investor, provided, that in the case of clause (i), (ii) or (iii) above, no such assignment shall relieve such Investor of obligations under this Agreement that have not been performed timely by any such Affiliate assignee.

     SECTION 10.7 Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance; provided, that after the Closing Date, no amendments to this Agreement, or waivers hereunder, shall be made unless the amendment or waiver has been approved (i) by NFI's independent directors, as determined under the applicable provisions of the Exchange Act and the rules and regulations of the NYSE, or (ii) upon a vote of the Shareholders as a class
(excluding any Common Shares held by Investors).

     SECTION 10.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to, in addition to any other remedies at law or otherwise, specific performance of this Agreement or an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the
United States or any state court which in either case is located in the City and
County of New York (any such federal or state court, a "New York Court"), in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such New York Court.

     SECTION 10.9 Severability. (a) Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                                      -61-

     (b) No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     SECTION 10.10 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 10.11 Independent Nature of Investors' Obligations and Rights. The
obligations of each Investor under any Transaction Document are individual and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other
Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the
Transaction Documents. Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. NFI acknowledges that each Investor has independently participated in the negotiation of the transaction contemplated hereby and did not act as a group. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

     SECTION 10.12 Waiver of Jury Trial. Each of the parties hereby expressly waives any right to trial by jury in any dispute, whether sounding in contract, tort or otherwise, between or among any of the parties arising out of or related to the transactions contemplated by this Agreement, or any other instrument or document executed or delivered in connection herewith. Any party may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

                                      -62-

     IN WITNESS WHEREOF, NFI, MassMutual and Jefferies have caused this
Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                            NOVASTAR FINANCIAL, INC.

                            By:  /s/ Scott F. Hartman
                                 -----------------------------------------------
                                    Name:  Scott F. Hartman
                                    Title: Chairman and Chief Executive Officer

                            MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                            By:  Babson Capital Management LLC,
                                    its investment adviser

                            By:   /s/ Larry N. Port
                                 -----------------------------------------------
                                    Name:  Larry N. Port
                                    Title: Managing Director

                            JEFFERIES CAPITAL PARTNERS IV L.P.
                            JEFFERIES EMPLOYEE PARTNERS IV LLC
                            JCP PARTNERS IV LLC

                            By: JEFFERIES CAPITAL PARTNERS IV LLC,
                                 as Manager

                            By: /s/ Brian P. Friedman
                                ------------------------------------------------
                                   Name:  Brian P. Friedman
                                   Title:  Managing Member

                                      -63-

                                                                       EXHIBIT A

                            NOVASTAR FINANCIAL, INC.

                             ARTICLES SUPPLEMENTARY

              9.00% SERIES D2 MANDATORY CONVERTIBLE PREFERRED STOCK
                           (Par Value $0.01 Per Share)

     Novastar  Financial,  Inc.,  a Maryland  corporation  (the  "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  Under a  power  set  forth  in  Article  VI of the  Charter  of the
Corporation,  as  amended,  the  Board  of  Directors  of  the  Corporation,  by
resolution  duly  adopted  classified  and  designated  6,147,000  shares of the authorized but unissued  shares of common stock,  par value $0.01 per share,  of the Corporation as the "9.00% Series D2 Mandatory  Convertible Preferred Stock";
and

     SECOND:  The  preferences,  conversion,  and other rights,  voting  powers,
restrictions,   limitations   as   to   dividends   and   other   distributions,
qualifications  and terms and  conditions  of  redemption of shares of the 9.00%
Series D2  Mandatory  Convertible  Preferred  Stock are as  follows:

     Section 1. Designation and Number. A series of Preferred Stock,  designated as the "9.00% Series D2 Mandatory  Convertible  Preferred Stock" (the "Series D2
Preferred  Stock")  is  hereby  established.  The  number of shares of Series D2
Preferred  Stock  shall be  6,147,000  shares.  The par  value of the  Series D2
Preferred  Stock shall be $0.01 per share.  Certain  defined terms used in these
Articles Supplementary have the meaning assigned thereto in Section 8.

     Section 2. Ranking.  The Series D2 Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon a Liquidation Event: (i)
senior to the common stock,  par value $0.01 per share, of the Corporation  (the
"Common Stock"),  whether now outstanding or hereafter issued, and to each other class or series of shares of the Capital Stock of the Corporation established by the Board of Directors of the Corporation  (the "Board of Directors")  after the date  hereof,  the terms of which do not  expressly  provide  that such class or series of  Capital  Stock  ranks  senior  to or pari  passu  with the  Series D2
Preferred  Stock as to payment of dividends  and  distribution  of assets upon a
Liquidation Event (collectively referred to as "Junior Shares"); (ii) pari passu with the 8.90% Series C Cumulative Redeemable Preferred Stock of the Corporation
(the  "Series C Preferred  Stock"),  the 9.00% Series D1  Convertible  Preferred
Stock of the Corporation (the "Series D1 Preferred  Stock"),  the 9.00% Series E
Mandatory  Convertible  Preferred  Stock  of  the  Corporation  (the  "Series  E
Preferred  Stock")  and each class or series of shares of the  Corporation,  the terms of which expressly provide that such class or series ranks pari passu with the Series D2 Preferred  Stock as to payment of dividends  and  distribution  of assets upon a Liquidation Event  (collectively  referred to as "Parity Shares");
and (iii) junior to each other class or series of shares of the Corporation, the terms of which  expressly  provide that such class or series ranks senior to the
Series D2 Preferred Stock as to payment of dividends and  distribution of assets upon a Liquidation  Event  (collectively  referred

                                    Ex. A-1

to as  "Senior  Shares").  The  Corporation's  ability  to issue,  authorize  or increase  the  authorized  amount  of  Senior  Shares  shall be  subject  to the provisions of Section 5.

     Section 3. Dividends. (a) Payment of Dividends.  Dividends on the Series D2
Preferred Stock shall be cumulative and shall accumulate  daily,  whether or not such dividends have been declared and whether or not there are profits,  surplus or  other  funds  of the  Corporation  legally  available  for  the  payment  of dividends,  at the rate per annum of 9.00% on the Adjusted  Stated Value of each share of Series D2  Preferred  Stock.  Accumulated  dividends  on the  Series D2
Preferred  Stock shall be added to the  Adjusted  Stated  Value of the Series D2
Preferred  Stock  (i)  semi-annually  on  January  ___ and July ___ of each year
(each,  a "Dividend  Payment  Date") and (ii) upon  conversion  of the Series D2
Preferred Stock into Common Stock.  The amount of dividends  accumulating on the
Series D2  Preferred  Stock  will be  computed  on the  basis of a 360-day  year consisting of twelve 30-day months. Notwithstanding the foregoing, if authorized by the Board of Directors,  the Corporation may elect to pay dividends that have accumulated  on the Series D2 Preferred  Stock since the last  Dividend  Payment
Date in cash (rather than increasing the Adjusted Stated Value of the Series D-2
Preferred  Stock),  out of funds legally available for the payment of dividends.
Cash dividends shall be paid on the first Dividend  Payment Date following their authorization  by the Board of Directors and  declaration by the  Corporation to the Holders of record at the close of business  on the 30th day  preceding  such
Dividend  Payment Date;  provided that, if any Dividend  Payment Date falls on a day that is not a Business  Day, the related  dividend  will be paid on the next day that is a Business  Day,  with the same force and effect as if the  dividend payment  had been  made on such  Dividend  Payment  Date  with  interest  at the
Dividend  Rate with  respect to the delayed  payment.  If the Board of Directors authorizes a cash dividend,  the  Corporation  shall make a public  announcement thereof  not less than 20 days  prior to the  relevant  Dividend  Payment  Date.
Further  notwithstanding the foregoing,  if, after giving effect to the addition of all or any part of  accumulated  dividends  to the  Adjusted  Stated Value of
Series D2 Preferred Stock, the Corporation  would not have sufficient  number of unreserved authorized shares of Common Stock for issuance upon the conversion in full of all  outstanding  shares  of  Series  D2  Preferred  Stock and all other convertible,  exercisable or exchangeable securities of the Corporation that are then  convertible  into,  exercisable for or  exchangeable  for shares of Common
Stock (other than any such securities for which shares of Common Stock have been reserved by the Corporation for issuance upon  conversion,  exercise or exchange thereof),  then the amount of such dividend that would cause there to be such an insufficient  number of unreserved  authorized  shares of Common Stock shall, to the extent that the Board of Directors  and the  Corporation  may lawfully do so under  the terms of the  MGCL,  be  authorized  by the  Board of  Directors  and declared and paid by the Corporation in cash rather than such amount being added to the Adjusted Stated Value of the Series D2 Preferred Stock.

     (b)  Payment of Cash  Dividends  on Parity  Stock.  No  dividends  or other distributions (other than a dividend or distribution payable solely in shares of
Parity Stock or Junior  Stock (in the case of Parity  Stock) or Junior Stock (in the  case of  Junior  Stock)  and  cash in lieu  of  fractional  shares)  may be declared,  made or paid,  or set apart for  payment  upon,  any Parity  Stock or
Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Corporation  (including by any Subsidiary of the  Corporation), directly  or  indirectly,  including  without  limitation,  any  such  dividend, distribution,  redemption,  purchase  or  acquisition  of

                                    Ex. A-2

Capital Stock of any Subsidiary of the Corporation (except by conversion into or exchange  for  shares  of Parity  Stock or  Junior  Stock (in the case of Parity
Stock) or Junior Stock (in the case of Junior  Stock)) unless all cash dividends on the  Series D2  Preferred  Stock  that have been  authorized  by the Board of
Directors are paid in full, or a sum sufficient for the payment  thereof in full is set apart for such  payment.  For the  avoidance of doubt,  this Section 3(b)
does not limit the ability of the  Corporation to add  accumulated  dividends to the  Adjusted  Stated  Value of the Series D2  Preferred  Stock as  provided  in
Section 3(a).

     (c)  Participation  Rights  in  Common  Stock  Dividends.  In the event the
Corporation  should  at any time or from time to time  after  the date  Articles
Supplementary  for the Series D2 Preferred  Stock are first filed with the State
Department of  Assessments  and Taxation of Maryland,  fix a record date for the making of any dividend,  distribution  or payment of any sort or kind to holders of shares of Common  Stock,  including,  without  limitation,  distributions  of evidences of indebtedness,  assets (including cash), other property or shares of
Common  Stock or other  securities  in the  Corporation  or  rights,  options or warrants with respect  thereto,  the  Corporation may not pay any such dividend, distribution  or payment  unless  the  Corporation  also pays to each  Holder of
Series D2 Preferred Stock a distribution  equal to the distribution  such Holder would have been  entitled to receive if such Holder had  exercised  its right to convert all of its Series D2 Preferred Stock for shares of Common Stock pursuant to Section 6 immediately  prior to the record date with respect to such dividend or distribution.  The payment made to Holders of Series D2 Preferred Stock under the  preceding  sentence  shall be made  concurrently  with the  payment  of the dividend or distribution to the holders of shares of Common Stock.  Any dividend or  distribution  that is paid with respect to the shares of Series D2 Preferred
Stock pursuant to this Section 3(c) shall be in addition to,  separate from, and shall not reduce or otherwise  affect,  the dividends  accruing on each share of
Series D2 Preferred Stock pursuant to Section 3(a).

     (d) Certain Determinations for Preferential Rights Upon Dissolution. Solely
for purposes of determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend,  redemption or other acquisition of shares of the  Corporation or otherwise is permitted  under Maryland law,  amounts that would be needed,  if the  Corporation  were to be  dissolved  at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of the Series D2 Preferred  Stock will not be added to the  Corporation's  total liabilities.

     Section 4. Liquidation Preference.

     (a)  Liquidation  Event.  In the  event  of any  voluntary  or  involuntary liquidation  (in  bankruptcy  or  otherwise),  dissolution  or winding-up of the
Corporation  (each, a "Liquidation  Event"),  each Holder of Series D2 Preferred
Stock, by reason of its ownership  thereof,  shall be entitled to receive out of the assets of the Corporation  available for distribution to shareholders of the
Corporation, prior and in preference to any payment or distribution of assets of the Corporation to the holders of its shares of Common Stock or any other Junior
Shares,  but after any distribution on any Senior Shares, an amount equal to the greater of (i) the aggregate Liquidation  Preference  attributable to the Series
D2  Preferred  Stock held by such  Holder,  or (ii) the amount  that such Holder would have been entitled to receive with respect to such Liquidation Event if it had  exercised  its right to convert all of its Series D2  Preferred  Stock into shares  of

                                    Ex. A-3

Common Stock pursuant to Section 6 immediately prior to such Liquidation  Event.
The "Liquidation Preference" of each share of Series D2 Preferred Stock shall be the  Adjusted  Stated  Value per share of Series  D2  Preferred  Stock  plus all accumulated  dividends  per  share of Series D2  Preferred  Stock  that have not already been added to the Adjusted Stated Value thereof or paid in cash pursuant to Section 3(a).

     (b)  Manner of  Distribution.  In the event the  assets of the  Corporation available  for  distribution  or payment to Holders upon any  Liquidation  Event shall be  insufficient  to pay in full all  amounts  to which such  Holders  are entitled  pursuant to Section 4(a), (i) no such distribution or payment shall be made on account of any Junior Shares upon such  Liquidation  Event;  and (ii) no such  distribution or payment shall be made on account of any Parity Shares upon such Liquidation Event unless  proportionate  amounts are paid on account of the
Series D2 Preferred Stock, with all such distributions or payments on account of the Series D2 Preferred  Stock and any Parity  Shares made pro rata on the basis of the aggregate  liquidation  preference of the outstanding shares of each such class or  series of  Capital  Stock and  (without  double-counting)  accumulated dividends  to which  the  holder of each such  class or  series is  entitled  to receive  upon such  Liquidation  Event.  After the payment to the Holders of the full preferential  amounts provided for above, the Holders,  in their capacities as holders of Series D2 Preferred Stock (and no other  capacity),  shall have no right or claim to any of the remaining assets of the Corporation.

     Section 5.  Voting  Rights.  (a)  Except as  provided  in  Section  5(c) or required by applicable  law, the Series D2 Preferred  Stock shall be entitled to notice  of,  attend  and  vote  at  all  general  and  special  meetings  of the
Corporation as a single class with all other shareholders entitled to notice of, attend and vote at such general or special  meetings of the  Corporation  on the same terms as a holder of Common Stock. At any such general or special  meeting, each Holder shall have the number of votes for each share of Series D2 Preferred
Stock held by such Holder  equal to the whole  number of shares of Common  Stock into which such share of Series D2 Preferred Stock may be converted  pursuant to
Section  6 as of the  record  date for the vote  (provided,  that the  number of fractional shares resulting from the conversion of shares of Series D2 Preferred
Stock held by a Holder  shall be  aggregated  for  purposes of  determining  the number of shares of Common Stock for which such Holder is entitled to vote).

     (b) Except as provided in Section  5(c), so long as any shares of Series D2
Preferred Stock are  outstanding,  in addition to any other vote of shareholders of the Corporation required under applicable law (including, without limitation, the MGCL) or the  Charter or Bylaws of the  Corporation,  the prior  approval or written  consent,  in  accordance  with the MGCL,  the Charter and Bylaws of the
Corporation, of the Holders of a majority of the number of outstanding shares of
Series D2 Preferred Stock,  voting  separately as a class,  will be required for the Corporation to (i) create, issue, authorize or increase (including by way of a recapitalization)  the authorized amount of, or create, issue or authorize any obligation or security  convertible into, or exercisable or exchangeable for, or evidencing a right to purchase,  any Senior Shares, (ii) amend, alter, change or repeal any provision of the Charter,  if such amendment,  alteration,  change or repeal  materially  and adversely  affects the rights of the Series D2 Preferred
Stock, or (iii)  reclassify any authorized  shares of the  Corporation  into any
Senior Shares, or any obligation or security convertible into or, exercisable or exchangeable for, or evidencing a right to purchase any Senior Shares.

                                    Ex. A-4

     (c) Notwithstanding Sections 5(a) and (b), except as required by applicable law, the Series D2 Preferred Stock shall be non-voting and shall not be entitled to the voting  rights  included  in  Sections  5(a) and (b) prior to the date on which all of the  Regulatory  Approvals  have been  obtained  or made (a "Voting
Activation Event"). The Corporation shall make a public announcement of a Voting
Activation Event within five days from the occurrence thereof; provided that the failure of the Corporation to make such an announcement  shall have no effect on the voting  rights of the Series D2 Preferred  Stock and the Series D2 Preferred
Stock shall  automatically  become  voting and entitled to the voting rights set forth  in  Sections  5(a)  and (b) on the  date of the  occurrence  of a  Voting
Activation Event.

     Section 6. Conversion of Series D2 Preferred  Stock into Common Stock.  The
Series D2  Preferred  Stock may be  converted  into Common Stock as follows (the
"Conversion Rights"):

     (a)  Holder's  Right to  Convert.  Subject to Section  6(d),  each share of
Series D2  Preferred  Stock  shall be  convertible,  at the option of the Holder thereof,  at any time and from  time to time,  into a number  of fully  paid and nonassessable  shares of Common Stock as is  determined by dividing the Adjusted
Stated Value of such share by the  Conversion  Price  applicable  to such share, determined  as  hereafter  provided,  in effect on the date the  certificate  is surrendered for conversion.

     (b)  Corporation's  Right  to  Convert.  If at any  time  on or  after  the three-year  anniversary  of the Issue  Date,  (i) the Common  Stock is  Publicly
Traded as of the date the Corporation delivers a Forced Conversion  Announcement and (ii) the Closing  Sale Price of the Common  Stock  exceeds  200% of the then existing  Conversion  Price for 40 of the 50 consecutive  Trading Days preceding the date of delivery by the Corporation of the Forced  Conversion  Announcement,
then the  Corporation  may  elect to cause  all (but not less  than  all) of the outstanding shares of Series D2 Preferred Stock to be converted into a number of fully paid and nonassessable shares of Common Stock determined by dividing, with respect to each share of Series D2 Preferred Stock, the Adjusted Stated Value of
such share by the  Conversion  Price  applicable  to such share,  determined  as hereafter  provided,  in effect on the date the  certificate is surrendered  for conversion.  Any election to convert pursuant to this Section 6(b) shall be made by public announcement thereof (a "Forced Conversion Announcement").

     (c) Mandatory Conversion.  On the ninth anniversary of the Issue Date, each share of Series D2  Preferred  Stock shall  automatically  be  converted  into a number of fully paid and  nonassessable  shares of Common Stock as is determined by dividing the Adjusted  Stated  Value for such share by the  Conversion  Price applicable to such share,  determined as hereafter  provided,  in effect on such ninth anniversary date.

     (d) Mechanics of Conversion. Before any holder of Series D2 Preferred Stock in certificated form shall be entitled to convert the same into shares of Common
Stock,  he shall  surrender  the  certificate  or  certificates  therefor,  duly endorsed,  at the office of the  Corporation  or of any  transfer  agent for the
Series D2 Preferred  Stock,  and shall give written notice to the Corporation at its principal  corporate  office,  of the election to convert the same and shall state therein the name or names in which the  certificate  or  certificates  for shares  of  Common  Stock  are to be  issued.  Before  any  holder  of Series D2
Preferred  Stock in  book-entry  form shall be entitled

                                    Ex. A-5

to  convert  the same into  shares of Common  Stock,  he shall  comply  with the procedures of the depositary for the shares of Series D2 Preferred Stock held by such Holder. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D2  Preferred  Stock,  or to the nominee or nominees of such holder,  a certificate or certificates  for the full number of shares of Common  Stock to which  such  holder  shall be  entitled  as aforesaid.  In case any Series D2  Preferred  Stock share  certificate  shall be surrendered for partial conversion, the Corporation shall execute and deliver to the Holder of the Series D2 Preferred  Stock so  surrendered,  without charge to such Holder, a new share certificate in an aggregate Adjusted Stated Value equal to the unconverted portion of the surrendered certificate. Such conversion shall be deemed to have been made  immediately  prior to the close of  business on the date on  which  the  requirements  set  forth in this  Section  6(d)  have  been satisfied,  and the person or persons  entitled  to receive the shares of Common
Stock  issuable  upon such  conversion  shall be treated for all purposes as the record  holder or holders of such shares of Common Stock as of such date. If the conversion  is  in  connection  with  an  underwritten  offering  of  securities registered  pursuant to the Securities Act, the conversion may, at the option of any  holder  tendering  such  Series  D2  Preferred  Stock  for  conversion,  be conditioned  upon the closing with the  underwriters  of the sale of  securities pursuant  to such  offering,  in which event the  person(s)  entitled to receive
Common  Stock upon  conversion  of such Series D2  Preferred  Stock shall not be deemed to have converted such Series D2 Preferred Stock until  immediately prior to the closing of such sale of securities.

     (e) Conversion  Price  Adjustments of Series D2 Preferred Stock for Certain
Dilutive Issuances, Splits and Combinations.  The Conversion Price of the Series
D2 Preferred Stock shall be subject to adjustment from time to time as follows:

          (i) (A) If at any time the  Corporation  should issue (or be deemed to issue) any Additional  Stock without  consideration  or for a consideration  per share less than the Conversion Price in effect immediately prior to the issuance of such Additional  Stock, the Conversion Price in effect  immediately  prior to each such  issuance  shall be adjusted  pursuant  to this  Section  6(e)(i),  as follows:  the new  Conversion  Price  shall be the  result  of (A) (i) the total number of shares of Common Stock  outstanding  immediately prior to the issuance of such Additional Stock (on a fully-diluted basis assuming exercise, conversion
or  exchange  of  all  outstanding  exercisable,   convertible  or  exchangeable
securities  of  the  Corporation)   ("Outstanding  Common")  multiplied  by  the
applicable  Conversion  Price in effect prior to the issuance of such Additional
Stock, plus (ii) the net aggregate amount of the  consideration  received by the
Corporation  for such Additional  Stock,  divided by (B) the number of shares of
Outstanding Common plus the number of shares of such Additional Stock so issued.

     (B) No adjustment of the Conversion Price for the Series D2 Preferred Stock
shall be made in an  amount  less  than one cent per  share,  provided  that any adjustments  which are not required to be made by reason of this sentence  shall be carried  forward  and shall be either  taken into  account in any  subsequent adjustment  made prior to three (3) years from the date of the event giving rise to the adjustment  being carried  forward,  or shall be made at the end of three
(3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 6(e)(i)(E)(3) and
6(e)(i)(E)(4),  no adjustment of such Conversion  Price pursuant to this Section
6(e)(i)  shall have the effect of  increasing  the  Conversion  Price  above the
Conversion Price in effect immediately prior to such adjustment.

                                    Ex. A-6

     (C) In the case of the issuance of Common Stock for cash, the consideration shall be  deemed  to be the  amount  of cash  paid or  payable  therefor  before deducting any reasonable discounts,  commissions or other expenses allowed, paid or incurred by the Corporation  for any  underwriting or otherwise in connection with the issuance and sale thereof.

     (D) In the case of the issuance of the Common Stock for a consideration  in whole or in part  other than cash,  the  consideration  other than cash shall be deemed to be the fair value  thereof as determined in good faith by the Board of
Directors irrespective of any accounting treatment.

     (E) In the case of the issuance (whether before, on or after the applicable
Issue  Date) of options to  purchase or rights to  subscribe  for Common  Stock, securities by their terms  convertible  into or exchangeable for Common Stock or options to purchase or rights to subscribe for such  convertible or exchangeable securities,  the  following  provisions  shall  apply for all  purposes  of this
Section 6(e)(i) and Section 6(e)(ii):

          1. The aggregate  maximum number of shares of Common Stock deliverable
     upon   exercise   (assuming   the   satisfaction   of  any   conditions  to
     exercisability,  including  without  limitation,  the passage of time,  but without taking into account  potential  antidilution  adjustments)  of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such  options or rights were issued and for a  consideration  equal  to the  consideration  (determined  in the  manner provided  in  Sections  6(e)(i)(C)  and  6(e)(i)(D)),  if any,  received or receivable by the  Corporation  upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into  account  potential  antidilution  adjustments)  for the Common
     Stock  covered  thereby.  In case any such options to purchase or rights to subscribe for Common Stock shall be issued in connection  with the issue or sale of  other  securities  of the  Corporation,  together  comprising  one integral  transaction  in which no specific  consideration  is allocated to such options or rights by the parties  thereto,  such options and/or rights shall be deemed to have been issued  without  consideration  (except to the extent  consideration  is payable to the  Corporation  upon the exercise of such options or rights).

          2. The aggregate  maximum number of shares of Common Stock deliverable upon  conversion  of or in  exchange  (assuming  the  satisfaction  of  any
     conditions  to  convertibility  or  exchangeability,   including,   without
     limitation,  the passage of time, but without taking into account potential
     antidilution   adjustments)   for  any  such  convertible  or  exchangeable
     securities  or upon the  exercise  of  options  to  purchase  or  rights to subscribe for such  convertible or  exchangeable  securities and subsequent conversion  or exchange  thereof shall be deemed to have been issued at the time such  securities were issued or such options or rights were issued and for a  consideration  equal  to the  consideration,  if  any,  received  or receivable by the  Corporation  for any such securities and related options or rights  (excluding  any cash received on account of accrued  interest or accrued dividends),  plus the minimum additional consideration,  if any, to be received by the  Corporation  (without  taking  into  account  potential antidilution

                                    Ex. A-7

     adjustments)  upon the  conversion  or exchange of such  securities  or the exercise of any related options or rights (the  consideration  in each case to be  determined  in  the  manner  provided  in  Sections  6(e)(i)(C)  and
     6(e)(i)(D)).  In case any such convertible or exchangeable securities shall be issued in connection  with the issue or sale of other  securities of the
     Corporation,  together  comprising  one  integral  transaction  in which no specific  consideration  is allocated to such  convertible or  exchangeable securities by the parties  thereto,  such convertible  and/or  exchangeable securities  shall be  deemed  to have  been  issued  without  consideration
     (except to the extent  consideration  is  payable to the  Corporation  upon conversion  or  exchange  of such  securities  or upon the  exercise of any related options or rights).

          3. In the event of any change in the number of shares of Common  Stock deliverable  or in  the  consideration  payable  to  the  Corporation  upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion
     Price of the Series D2 Preferred  Stock,  to the extent in any way affected by  or  computed  using  such  options,  rights  or  securities,  shall  be recomputed to reflect such change,  but no further adjustment shall be made
     for  the  actual   issuance  of  Common   Stock  or  any  payment  of  such
     consideration  upon the  exercise  of any such  options  or  rights  or the conversion or exchange of such securities.

          4. Upon the expiration of any such options or rights,  the termination of any such rights to convert or exchange or the  expiration of any options or rights  related to such  convertible  or  exchangeable  securities,  the
     Conversion Price of the Series D2 Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights  related to such  securities,  shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and  convertible  or exchangeable  securities  which remain in effect)  actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities  or upon the  exercise of the options or rights  related to such securities.

          5. The  number  of  shares  of  Common  Stock  deemed  issued  and the consideration  deemed paid therefor pursuant to Sections  6(e)(i)(E)(1) and
     6(e)(i)(E)(2)  shall be  appropriately  adjusted  to  reflect  any  change,
     termination   or  expiration  of  the  type  described  in  either  Section
     6(e)(i)(E)(3) or 6(e)(i)(E)(4).

     Anything  in this  Section  6(e)(i)  to the  contrary  notwithstanding,  no adjustment  to the  Conversion  Price  shall be made  pursuant  to this  Section
6(e)(i) unless the Shareholder  Vote has been obtained.  If the Shareholder Vote is obtained,  then the Conversion Price for a share of Series D1 Preferred Stock will be  automatically  adjusted as of the date the Shareholder Vote is obtained to take into account all issuances (or deemed issuances) of Additional Stock, if any,  that were made prior to the date the  Shareholder  Vote was  obtained  and which would have a resulted in an  adjustment  to the  Conversion  Price of such share of Series D1 Preferred Stock under this

                                    Ex. A-8

Section 6(e)(i) if the Shareholder Vote had been obtained as of the date of such issuance (or deemed issuance).

          (ii)  "Additional  Stock" shall mean any shares of Common Stock issued
(or  deemed  to  have  been  issued  pursuant  to  Section  6(e)(i)(E))  by  the
Corporation after the Issue Date) other than:

     (A) Common  Stock  issued  pursuant to a  transaction  described in Section
6(e)(iii) hereof;

     (B) Shares of Common Stock issued or issuable to employees,  consultants or directors  of the  Corporation  directly or  pursuant to a stock  option plan or restricted stock plan approved by the Board of Directors;

     (C) Shares of Common Stock issued or issuable upon conversion of the Series
D1 Preferred Stock, the Series D2 Preferred Stock; and

     (D) Shares of Series E Preferred Stock or shares of Common Stock, issued in satisfaction  of the 2007 Section 858 Dividend and shares of Common Stock issued upon conversion of such shares of Series E Preferred Stock.

          (iii) In the event the Corporation  should at any time or from time to time after the date Articles Supplementary for the Series D2 Preferred Stock are
first filed with the State  Department of Assessments  and Taxation of Maryland,
fix a  record  date  for the  effectuation  of a  split  or  subdivision  of the outstanding  shares of Common  Stock or the  determination  of holders of Common
Stock entitled to receive a dividend or other distribution payable in additional shares of  Common  Stock or other  securities  or rights  convertible  into,  or entitling  the holder  thereof to receive  directly  or  indirectly,  additional shares of Common Stock (hereinafter  referred to as "Common Stock  Equivalents")
without payment of any consideration by such holder for the additional shares of
Common Stock or the Common Stock Equivalents (including the additional shares of
Common Stock  Issuable upon  conversion or exercise  thereof),  then, as of such record date (or the date of such dividend distribution,  split or subdivision if no record date is fixed),  the Conversion Price of the Series D2 Preferred Stock
shall be  appropriately  decreased  so that the number of shares of Common Stock issuable  on  conversion  of each share of Series D2  Preferred  Stock  shall be increased in  proportion  to such  increase of the aggregate of shares of Common
Stock  outstanding  and  those  issuable  with  respect  to  such  Common  Stock
Equivalents  with the number of shares  issuable  with  respect to Common  Stock
Equivalents  determined  from time to time in the  manner  provided  for  deemed issuances in Section 6(e)(i)(E);  provided that this Section 6(e)(iii) shall not be applicable to any dividend or other distribution that is actually paid to the
Holders of Series D2 Preferred Stock pursuant to Section 3(b).

          (iv) If the number of shares of Common Stock  outstanding  at any time after the Issue Date is decreased by a combination of the outstanding  shares of
Common Stock, then, following the date of such combination, the Conversion Price for the Series D2 Preferred Stock shall be  appropriately  increased so that the number of shares of Common Stock  issuable

                                    Ex. A-9

on  conversion  of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

     (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization  of the Common Stock (other than a subdivision,  combination or merger or sale of assets  transaction  provided for elsewhere in these  Articles
Supplementary)  provision  shall be made so that the  holders  of the  Series D2
Preferred Stock shall  thereafter be entitled to receive upon conversion of such
Series D2 Preferred  Stock the number of shares of stock or other  securities or property of the  Corporation  or  otherwise,  to which a holder of Common  Stock deliverable upon conversion  would have been entitled on such  recapitalization.
In any such case, appropriate adjustment shall be made in the application of the provisions  of this  Section 6 with respect to the rights of the holders of such
Series  D2  Preferred  Stock  after  the  recapitalization  to the end  that the provisions of this Section 6 (including  adjustment of the Conversion Price then in effect and the number of shares  issuable  upon  conversion of such Series D2
Preferred  Stock)  shall  be  applicable  after  that  event  and  be as  nearly equivalent as practicable.

     (g) No Impairment. The Corporation will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution,  issue or sale of securities or any other voluntary action, avoid or seek to avoid the  observance or  performance of any of the terms to be observed or  performed  hereunder by the  Corporation,  but will at all times in good faith assist in the carrying  out of all the  provisions  of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the  Conversion  Rights of the holders of Series D2  Preferred  Stock against impairment.  The Corporation shall, as a condition precedent to any such reorganization,  recapitalization,  transfer of assets,  consolidation,  merger, dissolution,  issue or sale of securities or other voluntary  action,  cause any successor to the Corporation or acquiring person or entity,  as the case may be, to issue convertible preferred stock to each Holder of Series D2 Preferred Stock
with   preferences,   conversion   and  other  rights,   powers,   restrictions,
limitations, qualifications and terms and conditions as nearly equivalent as may be practicable to those contained in these Articles Supplementary, including the right to  convert  such  preferred  stock into the kind and amount of shares and other  securities  and  property  which the Holder would have owned or have been
entitled  to  receive   after  the   happening   of  any  such   reorganization,
recapitalization,  transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other  voluntary  action had such Holder  converted its  Series D2  Preferred  Stock into  Common  Stock  immediately  prior to such action. Without limitation of the foregoing,  such preferred stock shall provide for  adjustments  in respect of such  shares of stock and other  securities  and property,  which  shall be as nearly  equivalent  as may be  practicable  to the adjustments  provided for in Section 6(e).  The  provisions of this Section 6(g)
will similarly apply to successive reorganizations, recapitalizations, transfers
of  assets,  consolidations,   mergers,  dissolutions,  issuances  or  sales  of
securities or other voluntary actions.

     (h) No Fractional Shares and Notice as to Adjustments.

          (i) No  fractional  shares shall be issued upon the  conversion of any share or shares of the Series D2  Preferred  Stock,  and the number of shares of
Common  Stock to be issued shall be rounded  upward to the nearest  whole share.
Whether or not  fractional  shares are issuable  upon such  conversion  shall be determined  on the  basis of the total  number of shares

                                    Ex. A-10

of Series D2 Preferred  Stock the Holder is at the time  converting  into Common
Stock and the  number of shares of Common  Stock  issuable  upon such  aggregate conversion.

          (ii) Upon the  occurrence of each  adjustment or  readjustment  of the
Conversion  Price of Series D2 Preferred  Stock  pursuant to this Section 6, the
Corporation,   at  its  expense,  shall  promptly  compute  such  adjustment  or readjustment in accordance with the terms hereof and make a public  announcement thereof setting forth such adjustment or readjustment  and showing in detail the facts upon which such adjustment or readjustment is based.

          (iii) All  adjustments to the Conversion  Price shall be calculated to the nearest one one-thousandth (1/1000) of a cent.

     (i) Notices of Record Date.  In the event of any taking by the  Corporation of a record  of the  holders  of any  class of  securities  for the  purpose  of determining  the holders thereof who are entitled to receive any dividend (other than a cash  dividend)  or  other  distribution,  any  right to  subscribe  for, purchase  or  otherwise  acquire  any  shares of stock of any class or any other securities or property,  or to receive any other right,  the  Corporation  shall make a public announcement at least twenty (20) days prior to the date specified therein  specifying  the date on which  any such  record  is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

     (j) Reservation of Stock Issuable Upon Conversion.  From and after the date that  the  Corporation  consummates  a four  to one  reverse  stock  split,  the
Corporation shall at all times keep available out of its authorized but unissued shares of Common Stock,  solely for the purpose of effecting  the  conversion of the shares of the Series D2 Preferred Stock, such number of its shares of Common
Stock as shall from time to time be sufficient  to effect the  conversion of all outstanding  shares of such series of Series D2 Preferred  Stock;  and if at any time the number of authorized  but unissued  shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding  shares of Series D2
Preferred Stock, in addition to such other remedies as shall be available to the holder of Series D2 Preferred  Stock,  the Corporation  will take such corporate action as may, in the  opinion of its  counsel,  be  necessary  to increase  its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts  to (i) obtain  the  requisite  stockholder  approval  of any  necessary amendment to the Charter of the  Corporation or (ii)  consummate a reverse stock split.

     Section 7. Transfer Restrictions.

     (a) Certain Definitions. As used in this Section 7:

     "5-Percent  Stockholder" means a "5-percent shareholder" of the Corporation as defined in Treasury Regulation Section 1.382-2T(g).

     "Completion"  occurs,  and a Transfer is  "Completed,"  when all steps have been taken to effect the Transfer of beneficial ownership.

     "Entity" means an entity within the meaning of Treasury  Regulation Section
1.382-3(a)(l).

                                    Ex. A-11

     "IRC" means the  Internal  Revenue  Code of 1986,  as amended  from time to time.

     "Notice  Date" means a testing date (as  described  in Treasury  Regulation
Section  1.382-2(a)(4))  on which the aggregate  Percentage  Stock Increases are equal to or greater than the Threshold Percentage less ten percentage points.

     "Percentage  Stock  Increase"  means on any  testing  date (as  defined  in
Treasury Regulation Section  1.382-2(a)(4)) the increase in the Percentage Stock
Ownership of Stock of the Corporation by a 5-Percent Stockholder over the lowest
Percentage  Stock  Ownership  of  Stock  of the  Corporation  by such  5-Percent
Stockholder  at any time during the testing period (as defined in Section 382(i)
of the Code). For this purpose, Treasury Regulation Section 1.382-2T(g)(5)(i)(A)
shall apply in  determining  the  Percentage  Stock  Increase  of any  5-Percent
Stockholder.

     "Percentage  Stock  Ownership" means percentage stock ownership of Stock of the  Corporation  determined in accordance with the Treasury  Regulations  under
Section 382 of the IRC.

     "Prohibited Transfer" means a purported  Substantial  Stockholder Transfer, but only to the  extent  that such  Transfer  is null and void ab  initio  under
Section 7(b) or Section 7(c).

     "Restriction  Notice" means a written notice provided by the Corporation to a potential Transferee, prior to 5:00 p.m. (New York time) on the fifth Business
Day following the day of receipt by the Corporation of a Transfer Notice,  which written notice states that the  Corporation  believes that a Restriction  Period either has or has not commenced and, if it has, that the Termination Date either has or has not occurred.

     "Restriction Period" means a period:

          (1) beginning on a testing date (as  described in Treasury  Regulation
Section  1.382-2(a)(4)) on which the aggregate Percentage Stock Increases of all
5-Percent  Stockholders  on such  testing  date (taking into account all pending
Transfers) equals or exceeds the Threshold Percentage; and

          (2)  ending  on the  earliest  date on which  the  Board of  Directors determines  that (a) an ownership  change  (within the meaning of section 382 of the IRC)  would not result in a  substantial  limitation  on the  ability of the
Corporation  (or a direct or  indirect  subsidiary  of the  Corporation)  to use otherwise  available Tax Benefits,  or (b) no significant value  attributable to
Tax Benefits would be preserved by continuing the Transfer  restrictions  herein
(the earliest of the dates described in this clause (2) being hereafter referred to as the "Termination Date").

     "Stock"  means  stock as that term is used in Section  382(k)(6)(A)  of the
IRC.

     "Substantial  Stockholder"  means an individual or Entity that acquires or, if the Transfer  Restrictions or the Notice  Restrictions  are then  applicable, that  purports to acquire  direct  beneficial  ownership  of Series D2 Preferred
Stock in a Substantial Stockholder Transfer.

                                    Ex. A-12

     "Substantial  Stockholder  Transfer"  means a  Transfer  that  results in a
Percentage  Stock  Increase  or,  if the  Transfer  Restrictions  or the  Notice
Restrictions  are then  applicable,  that  would  result in a  Percentage  Stock
Increase if it occurred and were not void ab initio.

     "Tax Benefits"  means net operating loss  carryovers (as defined in Section
172(b)(2) of the IRC) and net  unrealized  built-in  loss (as defined in Section
382(h)(1)(B) of the IRC).

     "Threshold Percentage" means 40%.

     "Transfer" means any direct or indirect sale, transfer,
exchange, issuance, grant, redemption, repurchase assignment, conveyance or other disposition for consideration, whether voluntary or involuntary, and whether by operation of law or otherwise, but not including an issuance, grant, redemption or repurchase of Series D2 Preferred Stock.

     "Transferee"  means any  individual  or Entity  to whom  direct  beneficial ownership  of Stock is  Transferred  and who is, or would  become as a result of such Transfer, a Substantial Stockholder.

     "Transfer  Notice"  means  a  written  notice  provided  by  a  Substantial
Stockholder to the Corporation, at least seven and not more than twelve Business
Days prior to  Completion of a Substantial  Stockholder  Transfer,  which notice states  (i)  the  name,  address,  facsimile  number  and  e-mail  address,  and
Percentage  Stock  Ownership  of  the  Substantial   Stockholder  prior  to  the
Substantial Stockholder Transfer, (ii) if known to the Substantial  Stockholder, the name and address of the  transferor,  (iii) the number of shares  subject to the Substantial  Stockholder Transfer,  and (iv) the proposed date of Completion of the Substantial  Stockholder Transfer. For purposes of this definition,  if a
Substantial Stockholder does not exist with respect to a Substantial Stockholder
Transfer, then the Transfer Notice shall be provided by the individual or Entity that  purports  to  engage in the  Transfer  that  will  cause  the  Substantial
Stockholder Transfer.

     "Treasury  Regulation"  means a Treasury  Regulation  promulgated under the
IRC.

     (b)  Transfer  Restrictions.  Unless  specifically  waived  by the Board of
Directors,  a  Substantial  Stockholder  Transfer  that is  Completed  during  a
Restriction  Period  shall be null and void ab initio and shall not be effective to Transfer  Series D2  Preferred  Stock,  but only to the extent  necessary  to prevent  the  Transfer  from  being  a  Substantial  Stockholder  Transfer  (the
"Transfer Restrictions"). With respect to a transaction entered into through the facilities  of any  national  securities  exchange  or any  national  securities quotation  system,  the sole remedy  pursuant to this  Section 7(b) shall be the recovery of the  Prohibited  Transfer as  described  in Section  7(d).  The term
"beneficial"  used in this paragraph  shall mean  beneficial  ownership for U.S.
federal income tax purposes.

     (c) Notice and  Permitted  Transfers.  No Transfer  Notice is required  for
Transfers that occur prior to issuance by the Corporation of a Notice Date Press
Release (defined below).  A Substantial  Stockholder  Transfer that is Completed shall be null and void ab initio  unless a Transfer  Notice is  provided  to the
Corporation (the "Notice  Restriction").  If the Corporation receives a Transfer
Notice on a day that is not in a  Restriction  Period  (taking  into

                                    Ex. A-13

account  all  prior  Transfers  (i) for which a  previous  Transfer  Notice  was received by the  Corporation,  (ii) for which a Schedule 13D or Schedule 13G was theretofore  filed, or (iii) of which the  Corporation was otherwise  previously aware) and the Transfer  Notice  references a Substantial  Stockholder  Transfer that,  upon  Completion,  would cause a  Restriction  Period to  commence,  such
Transfer shall be treated as a Prohibited Transfer to the extent necessary for a
Restriction  Period not to commence.  If the Corporation  receives more than one such Transfer Notice on the same day, the Transfers  referenced in such Transfer
Notices shall be treated as Prohibited  Transfers to the extent  necessary for a
Restriction  Period not to commence,  and the amount of the Stock  referenced in each Transfer Notice that is treated as Prohibited  Stock shall be in proportion to the amounts of Stock referenced in each such Transfer Notice. The Corporation shall provide a Restriction Notice to each Substantial  Stockholder that files a
Transfer  Notice.  The  determination  of  whether a  Transfer  referenced  in a
Transfer Notice is a Prohibited Transfer is made on the date the Transfer Notice is  received by the  Corporation.  From and after  receipt of a Transfer  Notice until  Completion  of the  Transfer  described  in  such  Transfer  Notice  (and thereafter  to the extent such  Transfer is  Completed  and is not a  Prohibited
Transfer),  the determination of whether a Restriction Period has commenced with respect  to any  other  Transfer  (i)  for  which  a  Transfer  Notice  was  not theretofore  received  by the  Corporation,  (ii) for  which a  Schedule  13D or
Schedule 13G was not  theretofore  filed,  or (iii) of which the Corporation was not  otherwise  previously  aware,  shall be made by  taking  into  account  the
Percentage  Stock Increase  referenced in such Transfer Notice (or if Completion has occurred,  the Percentage Stock Increase that resulted from that part of the
Transfer referenced in such Transfer Notice that was not a Prohibited Transfer).

     (d) Recovery of Prohibited  Transfers.  The Corporation may institute legal proceedings to force rescission of a Prohibited  Transfer.  Notwithstanding  the preceding  sentence,  the sole  remedy  with  respect to a  Prohibited  Transfer entered into through the facilities of any national  securities  exchange or any national  securities  quotation system shall be as provided below.  Upon written demand by the  Corporation,  the purported  Transferee or member of a Prohibited
Party  Group (as defined  below) with  respect to a  Prohibited  Transfer  shall deliver  or  cause  to be  delivered  to an  agent  designated  by the  Board of
Directors  (the  "Securities   Transfer  Agent"),  all  certificates  and  other
evidences  of  ownership  of the Stock  that is the  subject  of the  Prohibited
Transfer  (the  "Prohibited  Stock"),  together  with  any  dividends  or  other distributions  that were  received  from the  Corporation  with  respect to such
Prohibited Stock  ("Prohibited  Distributions").  The Securities  Transfer Agent
promptly shall sell the Prohibited Securities to one or more buyers. Disposition of Prohibited  Stock by the  Securities  Transfer Agent shall be deemed to occur simultaneously  with the  Prohibited  Transfer  to which  the  Prohibited  Stock relates.  The Securities Transfer Agent shall not act or be treated as acting as an agent for or on behalf of the purported  Transferee or Prohibited Party Group or for or on behalf of the  Corporation  and shall  have no right to bind any of them, in contract or otherwise,  but shall act only to carry out the ministerial functions  assigned  to  it  in  these  Transfer  Restrictions.  If a  purported
Transferee  or member of a Prohibited  Party Group has resold  Prohibited  Stock before receiving the  Corporation's  demand to surrender the Prohibited Stock to the  Securities  Transfer  Agent,  the  purported  Transferee  or  member  of  a
Prohibited  Party  Group  shall be deemed to have sold the  Prohibited  Stock on behalf of the Securities Transfer Agent and shall be required to Transfer to the
Securities Transfer Agent any Prohibited  Distributions and the proceeds of such sale of Prohibited  Stock.  If a purported  Transferee or member of a Prohibited
Party  Group  fails  to  surrender  Prohibited  Stock or  proceeds  of a sale of
Prohibited Stock to the Securities Transfer

                                    Ex. A-14

Agent,  together with any Prohibited  Distributions,  within three Business Days from the date the  Corporation  makes a demand for surrender of such  Prohibited
Stock, the Corporation may institute legal proceedings to compel such surrender.
If a Prohibited  Transfer occurs,  but does not result from a Transfer of direct beneficial  ownership of Stock,  each  individual  or Entity whose  ownership of
Stock is  attributed to the 5-Percent  Stockholder  that had a Percentage  Stock
Increase  (collectively,  the  "Prohibited  Party  Group")  shall be required to deliver, and shall be deemed to have delivered to the Securities Transfer Agent, prior to the Transfer, a sufficient number of shares of Stock (which Stock shall be so delivered in the inverse  order in which it was acquired by members of the
Prohibited Party Group) to cause the Transfer,  following such delivery,  not to be a Prohibited Transfer.

     (e) Treatment of Prohibited  Transfers and Prohibited Stock. No employee or agent of the Corporation shall record any Prohibited  Transfer and the purported
Transferee  shall not be recognized as a stockholder of Prohibited Stock for any purpose  whatsoever and shall not be entitled,  with respect to such  Prohibited
Stock,  to any rights of a stockholder of the  Corporation,  including,  without limitation,  the  right to vote such  Prohibited  Stock or to  receive  dividend distributions,  whether  liquidating  or  otherwise,  in respect  thereof.  Once
Prohibited  Stock  has been  acquired  in a  Transfer  that is not a  Prohibited
Transfer, the Prohibited Stock shall cease to be Prohibited Stock.

     (f) Proceeds of Prohibited  Transfers.  The Securities Transfer Agent shall apply any  proceeds of a sale by it of  Prohibited  Stock (or, if the  purported
Transferee  resold the  Prohibited  Stock before the  Securities  Transfer Agent could recover the Prohibited Stock from the Purported  Transferee,  the proceeds from such resale of Prohibited Stock by the Purported  Transferee),  as follows:
(a) first, to reimburse itself for its costs and expenses in connection with its duties as Securities Transfer Agent hereunder; (b) second, from such proceeds as well as other funds available in the Prohibited Transfers Fund, to reimburse the purported  Transferee  for the amounts paid by the purported  Transferee for the
Prohibited  Stock, and (c) third, to pay any remaining  balance of such proceeds into a fund (the "Prohibited Transfers Fund") that will hold all excess proceeds from sales of  Prohibited  Stock.  The  Securities  Transfer  Agent shall be the disbursing  agent of the Prohibited  Transfers Fund, and such fund shall be used to  reimburse  purported  Transferees  for the  amounts  paid  by the  purported
Transferees  for  Prohibited  Stock.  At the end of a  Restriction  Period,  any
remaining  amounts in the  Prohibited  Transfers  Fund shall be paid to the U.S.
Treasury Department.

     (g) Amendment of Transfer  Restrictions.  An affirmative vote of two-thirds of the  holders of Series D2  Preferred  Stock  shall be  required to amend this
Section 7 if such amendment  would impose  additional  restrictions,  burdens or requirements on any Transfer of Series D2 Preferred Stock.

     (h) Legend on Certificates. All certificates reflecting Series D2 Preferred
Stock,  until the end of a  Restriction  Period,  bear a  conspicuous  legend in substantially the following form:

     THE TRANSFER OF THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE IS SUBJECT
TO RESTRICTION PURSUANT TO SECTION 7 OF THE ARTICLES SUPPLEMENTARY FOR THE 9.00%
SERIES D2 MANDATORY

                                    Ex. A-15

CONVERTIBLE  PREFERRED STOCK OF THE  CORPORATION,  AS AMENDED AND IN EFFECT FROM
TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

     (i) Press  Releases.  Within five (5) Business  Days after the  Corporation determines that a Notice Date has occurred,  the Corporation shall issue a press release stating that fact and stating that the Transfer  Notice  requirements of this  Section  7  have  therefore  become  operative  (the  "Notice  Date  Press
Release"). Within five (5) Business Days after the Corporation determines that a
Restriction  Period has commenced,  the Corporation  shall issue a press release stating such fact.

     (j) Administration of Transfer  Restrictions.  The Board of Directors shall have the power to determine, in its sole discretion, all matters related to this
Section 7, including matters  necessary or desirable to administer,  to waive or to determine compliance with this Section 7.

     Section 8. Definitions.  (a) "2007 Section 858 Dividend" means the dividend issued  by the  Corporation  in  calendar  year  2007 in  order to  satisfy  the
Corporation's obligation to distribute the Corporation's calendar year 2006 real estate investment trust taxable income in order to maintain its status as a real estate investment trust.

     (b) "Additional Stock" has the meaning set forth in Section 6(e)(ii).

     (c)  "Adjusted  Stated  Value" means the Initial  Stated Value per share of
Series D2 Preferred Stock, as adjusted from time to time for (i) the addition of dividends to the Adjusted Stated Value of the Series D2 Preferred Stock pursuant to Section 3(a) and (ii) any Extraordinary Stock Event.

     (d) "Board of Directors" has the meaning set forth in Section 2.

     (e)  "Business  Day" means any day other  than a Saturday  or Sunday or any other day on which banks in the City of New York are  authorized  or required by law or executive order to close.

     (f)  "Capital  Stock" of any Person  means any and all  shares,  interests, participations  or other  equivalents  however  designated  of corporate  stock, capital stock or other equity  participations,  including  partnership interests
(whether general or limited), membership interests or other equivalents (however designated),  of  such  Person  and  any  rights,  warrants,  options  or  other securities to acquire an equity interest in such Person.

     (g) "Charter" means the Charter of the Corporation, as amended, restated or supplemented from time to time.

     (h) "Closing Sale Price" on any date means the closing sale price per share
(or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either  case,  the  average of the  average  bid and the average ask prices) on that date as reported in the composite  transactions  for the principal  U.S.  national  securities  exchange on which the Common Stock is traded  or, if the  Common  Stock is not  listed on a U.S.  national  securities

                                    Ex. A-16

exchange,  as reported by the NASDAQ  Stock  Market.  If the Common Stock is not
listed for trading on a U.S.  national  securities  exchange and not reported by the NASDAQ Stock Market on the  relevant  date,  the Closing Sale Price shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the OTC Bulletin Board.

     (i) "Common Stock" has the meaning set forth in Section 2.

     (j)  "Common  Stock  Equivalents"  has the  meaning  set  forth in  Section
6(e)(iii).

     (k)  "Conversion  Price" means $28 per share of Series D2 Preferred  Stock, subject to adjustment from time to time pursuant to Section 6(e).

     (l)  "Conversion  Price  Adjustment  Provisions"  means the  provisions  of
Section 6(e)(i) hereof and Section 6(e)(i) of the Articles Supplementary setting forth the terms of the Series D1 Preferred Stock.

     (m) "Conversion Rights" has the meaning set forth in Section 6.

     (n) "Corporation" means Novastar Financial, Inc., a Maryland corporation.

     (o) "Dividend Payment Date" has the meaning set forth in Section 3(a).

     (p)  "Extraordinary  Stock Event" means any stock split or  combination  of shares of Series D2 Preferred Stock.

     (q) "Forced  Conversion  Announcement" has the meaning set forth in Section
6(b).

     (r) "Holder"  means the Person in whose name a share of Series D2 Preferred
Stock is registered.

     (s)  "Initial  Stated  Value" means $25.00 per share of Series D2 Preferred
Stock.

     (t)  "Issue  Date"  means  the  first  date on which  shares  of  Series D2
Preferred Stock are first issued.

     (u) "Investors"  means MassMutual  Capital Partners LLC,  Jefferies Capital
Partners IV LP, Jefferies Employee Partners IV LLC, and JCP Partners IV LLC.

     (v) "Junior Shares" has the meaning set forth in Section 2.

     (w) "Liquidation Event" has the meaning set forth in Section 4(a).

     (x) "Liquidation Preference" has the meaning set forth in Section 4(a).

     (y) "MGCL" means the Maryland General Corporation Law.

                                    Ex. A-17

     (z) "Outstanding Common" has the meaning set forth in Section 6(e).

     (aa) "Parity Shares" has the meaning set forth in Section 2.

     (bb) "Person" means any individual, corporation, limited liability company, partnership,  joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     (cc) "Publicly  Traded" means,  with respect to the Common Stock,  that the
Common Stock is (i) listed on a U.S. national securities  exchange,  (ii) quoted on NASDAQ or (iii) traded in the domestic  over-the-counter market, which trades are reported by the OTC Bulletin Board.

     (dd)  "Regulatory   Approvals"  means  the  approvals  of  and  notices  to
governmental  authorities  set forth on Exhibit A for the  ownership  of Capital
Stock of the  Corporation  in connection  with (i) the issuance of the Series D1
Preferred Stock pursuant to the Securities Purchase Agreement, (ii) the issuance of the Series D2 Preferred  Stock pursuant to the Rights  Offering and (iii) the issuance  of  Series  D2  Preferred  Stock  pursuant  to  the  Standby  Purchase
Agreement.

     (ee) "Rights  Offering"  means a rights  offering in connection  with which holders of record of Common  Stock and holders of record of Series D2  Preferred
Stock  will be  entitled  to  receive a  distribution  from the  Corporation  of non-transferable  rights to  subscribe  for and  purchase  from the  Corporation shares of Series D1 Preferred  Stock and certain  holders of Series D2 Preferred
Stock will have the obligation to purchase  shares of Series D1 Preferred  Stock that are not purchased  pursuant to such rights, all as further described in (i)
Section 2.5 of the Securities  Purchase Agreement and (ii) Section 2 and Exhibit
A of the Standby Purchase Agreement.

     (ff) "Securities Act" means the Securities Act of 1933, as amended.

     (gg)  "Securities   Purchase   Agreement"  means  the  Securities  Purchase
Agreement  dated as of July 16,  2007,  by and  among  the  Corporation  and the
Investors, as amended, supplemented or otherwise modified from time to time.

     (hh) "Series C Preferred Stock" has the meaning set forth in Section 2.

     (ii) "Series D1 Preferred Stock" has the meaning set forth in Section 2.

     (jj) "Series D2 Preferred Stock" has the meaning set forth in Section 1.

     (kk) "Series E Preferred Stock" has the meaning set forth in Section 2.

     (ll) "Senior Shares" has the meaning set forth in Section 2.

     (mm) "Shareholder  Vote" means the vote or written consent of the requisite shareholders  of the  Corporation  in accordance  with the MGCL, the Charter and
Bylaws of the

                                    Ex. A-18

Corporation  and the  rules  and  regulations  of the New  York  Stock  Exchange approving both Conversion Price Adjustment Provisions.

     (nn) "Standby  Purchase  Agreement"  means the Standby  Purchase  Agreement dated as of July 16, 2007, by and among the  Corporation  and the Investors,  as amended, supplemented or otherwise modified from time to time.

     (oo)  "Subsidiary"  means,  with  respect  to any  Person as of any time of determination,  (i) any  corporation,  association or other  business  entity of which  more  than 50% of the total  voting  power of  shares  of  Capital  Stock entitled  (without  regard to the occurrence of any  contingency) to vote in the election of  directors,  managers  or  trustees  thereof is at the time owned or controlled,  directly or indirectly,  by such Person or one or more of the other
Subsidiaries of that Person (or a combination  thereof) and (ii) any partnership or limited  liability  company  (A) a majority  of the  general  partners or the managing general partner (in the case of any partnership),  or a majority of the managers  or the sole  managing  member  or  manager  (in the case of a  limited liability company), of which is at such time such Person or a Subsidiary of such
Person or (B) the only general partners (in the case of any partnership), or the only managing members or managers (in the case of a limited liability  company), of which  are at such time such  Person or of one or more  Subsidiaries  of such
Person (or any combination thereof).

     (pp)  "Trading  Day" means a day during  which (i) trading in Common  Stock generally  occurs and (ii) a Closing Sale Price for the Common Stock is provided on The New York Stock  Exchange or, if the Common Stock is not listed on The New
York Stock Exchange, on the principal other U.S. national securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a
U.S.  national  securities  exchange,  on NASDAQ,  or if the Common Stock is not quoted on NASDAQ, on the OTC Bulletin Board.

     (qq) "Voting Activation Event" has the meaning set forth in Section 5(c).

     Section 9. Miscellaneous.

     (a) The  Corporation  covenants that any shares of Common Stock issued upon conversion  of the  Series D2  Preferred  Stock or issued in  respect of a share dividend  payment shall be validly issued,  fully paid and  non-assessable,  and issued in compliance with all federal and state laws.

     (b) The  Corporation  shall pay any and all  documentary  stamp or  similar issue or transfer taxes payable in respect of the issue or delivery of Series D2
Preferred Stock or shares of Common Stock or other securities or property issued or  distributed  in respect of shares of the Series D2 Preferred  Stock pursuant hereto.

     (c)  The  shares  of  Series  D2  Preferred  Stock  are  perpetual  and not redeemable,  other than as set forth in Articles  Supplementary  containing  the terms of the Series D2 Preferred Stock.

     (d) Whenever  possible,  each  provision  hereof shall be  interpreted in a manner as to be effective and valid under  applicable  law, but if any provision hereof  is held to be  prohibited  by or  invalid  under  applicable  law,  such provision  shall  be  ineffective  only to the

                                    Ex. A-19

extent of such  prohibition or  invalidity,  without  invalidating  or otherwise adversely  affecting the remaining  provisions  hereof.  If a court of competent jurisdiction  should  determine  that a  provision  hereof  would  be  valid  or enforceable  if a period of time were  extended  or  shortened  or a  particular percentage were increased or decreased,  then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

     (e) The headings of the various  sections and  subdivisions  hereof are for convenience of reference only and shall not affect the  interpretation of any of the provisions hereof.

     (f) If any of the voting powers,  preferences and relative,  participating, optional  and  other  special  rights  of the  Series  D2  Preferred  Stock  and qualifications,  limitations  and  restrictions  thereof  set  forth  herein  is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating,
optional  and  other   special   rights  of  Series  D2   Preferred   Stock  and
qualifications,  limitations and restrictions thereof set forth herein which can be given effect without the invalid,  unlawful or  unenforceable  voting powers, preferences  and relative,  participating,  optional and other special rights of
Series D2  Preferred  Stock and  qualifications,  limitations  and  restrictions thereof  shall,  nevertheless,  remain in full force and  effect,  and no voting powers,  preferences  and  relative,  participating,  optional or other  special rights  of  Series  D2  Preferred  Stock  and  qualifications,  limitations  and restrictions  thereof herein set forth shall be deemed  dependent upon any other such voting powers, preferences and relative,  participating,  optional or other special rights of Series D2 Preferred Stock and qualifications,  limitations and restrictions thereof unless so expressed herein.

     (g)  Shares  of Series  D2  Preferred  Stock  that  have  been  issued  and reacquired by the Corporation in any manner, including Series D2 Preferred Stock purchased  or  converted,  shall be  returned  to the status of  authorized  but unissued shares of Common Stock.

     (h) If any  certificate  for Series D2 Preferred  Stock shall be mutilated, lost,  stolen or  destroyed,  the  Corporation  shall issue,  in exchange and in substitution for and upon  cancellation of the mutilated  certificate for Series
D2 Preferred  Stock,  or in lieu of and  substitution  for the  certificate  for
Series D2 Preferred  Stock lost,  stolen or  destroyed,  a new  certificate  for
Series D2 Preferred Stock of like tenor and representing an equivalent amount of
Series D2 Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such  certificate for Series D2 Preferred Stock and indemnity, if requested, satisfactory to the Corporation.

     (i) The shares of Series D2 Preferred  Stock are subject to the  provisions of Article XI of the Charter.

     (j) No Holder of shares of Series D2  Preferred  Stock shall be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the
MGCL or any successor provision.

                                    Ex. A-20

     (k) Except for any  amendment  described  in  Section  5(b),  the terms and conditions set forth in these Articles Supplementary may be amended, modified or waived upon the approval of holders of Capital Stock of the Corporation required by the MGCL.

     THIRD:  The shares of Series D2 Preferred  Stock have been  classified  and designated  by the Board of  Directors  under  the  authority  contained  in the
Charter.

     FOURTH:  These  Articles  Supplementary  have been approved by the Board of
Directors in the manner and by the vote required by law.

     FIFTH: The undersigned  Chairman and Chief Executive  Officer  acknowledges these Articles  Supplementary to be the corporate act of the Corporation and, as to all  matters or facts  required to be verified  under oath,  the  undersigned
Chairman  and Chief  Executive  Officer  acknowledges  that,  to the best of his knowledge,  information  and  belief,  these  matters  and facts are true in all material  respects  and that this  statement  is made  under the  penalties  for perjury.

                                      * * *

                                    Ex. A-21

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman  and Chief  Executive
Officer and attested by its Secretary on this 16th day of July, 2007.

ATTEST:                                 NOVASTAR FINANCIAL, INC.

______________________________          By:_______________________________(SEAL)
Jeffery D. Ayers                           Scott F. Hartman
Secretary                                  Chairman and Chief Executive Officer

                                    Ex. A-22

                                    EXHIBIT A

                              REGULATORY APPROVALS

                             NovaStar Mortgage, Inc.

                       Pre-Closing/Prior Approval Required

1.  Approval of the Georgia  Department of Banking and Finance for the ownership of 10% or more of the voting Capital Stock of the Corporation under the Mortgage
Lender License. GA. CODE ANN. §§ 7-1-1008, 7-1-1000(18).

2. Approval of the Kentucky Office of Financial  Institutions  for the ownership of 10% or more of the voting Capital Stock of the Corporation under the Mortgage
Loan Company License. KY. REV. STAT. ANN. § 294.075.

3. Approval of the Michigan  Office of Financial and Insurance  Services for the
ownership of 12.6% or more of the voting Capital Stock of the Corporation  under the First Mortgage Broker,  Lender and Servicer  License.  Mich. Comp. Laws Ann.
§ 445.1659.

4. Approval of the Michigan  Office of Financial and Insurance  Services for the
ownership of 12.6% or more of the voting Capital Stock of the Corporation  under the Secondary  Mortgage Broker,  Lender and Servicer  Registration.  Mich. Comp.
Laws Ann. § 493.63.

5. Approval of the New York Banking  Department for the ownership of 10% or more of the  voting  Capital  Stock of the  Corporation  under  the  Mortgage  Banker
License. N.Y. BANKING LAW § 594-b.

                        Pre-Closing Notification Required

1. Notification to the Federal National  Mortgage  Association for the ownership of voting Capital Stock of the Corporation  under the Federal National  Mortgage
Association Seller/Servicer Approval. FNMA Seller Guide Part I, § 201.05; FNMA
Servicer Guide Part I, § 204.

2. Notification to the Federal Home Loan Mortgage  Corporation for the ownership of voting Capital Stock of the Corporation  under the Federal Home Loan Mortgage
Corporation Seller/Servicer Approval. FHLMC Seller/Servicer Guide, Ch. 4-11.

3.  Notification to the California  Department of Corporations for the ownership of 10% or  more  of the  voting  Capital  Stock  of the  Corporation  under  the
Residential Mortgage Lender License. CAL. FIN. CODE §§ 50206, 50003.

4.  Notification to the  Connecticut  Department of Banking for the ownership of
10% or more of the  voting  Capital  Stock of the  Corporation  under  the First
Mortgage Lender/Broker Licenses. CONN. GEN. STAT. ANN. §§ 36a-490(b).

                                    Ex. A-23

5.  Notification to the  Connecticut  Department of Banking for the ownership of
voting  Capital  Stock  of  the   Corporation   under  the  Secondary   Mortgage
Lender/Broker License. CONN. GEN. STAT. ANN. § 36a-515.

6.  Notification to the Delaware Office of the State Bank  Commissioner  for the
ownership of voting Capital Stock of the  Corporation  under the Licensed Lender
License. DEL. CODE ANN. tit. 5, § 2206.

7.  Notification  to the  Illinois  Department  of  Financial  and  Professional
Regulation,  Division  of Banking,  at least 10 days prior to  closing,  for the ownership of 10% or more of the voting  Capital Stock of the  Corporation  under the Residential  Mortgage License.  Ill. Admin.  Code tit. 38, §§ 1050.110,
1050.480.

8. Notification to the  Massachusetts  Division of Banks, at least 15 days prior to closing,  for  ownership  of 10% or more of the voting  Capital  Stock of the
Corporation  under the Mortgage Lender and Broker License.  209 MASS. CODE REGS.
§ 42.12(3).

9. Notification to the  Massachusetts  Division of Banks, at least 15 days prior to closing,  for  ownership  of 10% or more of the voting  Capital  Stock of the
Corporation  under the Third Party Loan Servicer  Registration.  209 MASS.  CODE
REGS. § 18.08(2).

10. Notification to the Nevada Division of Mortgage Lending for the ownership of
5% or more of the voting  Capital  Stock of the  Corporation  under the Mortgage
Banker License. Nev. Rev. Stat. Ann. § 645E.390.

11. Notification to the Nevada Division of Mortgage Lending for the ownership of
5% or more of the voting  Capital  Stock of the  Corporation  under the Mortgage
Broker License. Nev. Rev. Stat. Ann. § 645B.095.

12.  Notification to the Washington State Department of Financial  Institutions,
at  least 10 days  prior to  closing,  for the  ownership  of 10% or more of the voting Capital Stock of the Corporation  under the Consumer Loan License.  Wash.
Admin. Code § 208-620-490(1).

                                    Ex. A-24

                             HomeView Lending, Inc.

                       Pre-Closing/Prior Approval Required

1.  Approval of the Georgia  Department of Banking and Finance for the ownership of 10% or more of the voting Capital Stock of the Corporation under the Mortgage
Lender License. GA. CODE ANN. §§ 7-1-1008, 7-1-1000(18).

2. Approval of the Kentucky Office of Financial  Institutions  for the ownership of 10% or more of the voting Capital Stock of the Corporation under the Mortgage
Loan Company License. KY. REV. STAT. ANN. § 294.075.

3. Approval of the Oklahoma  Department of Consumer  Credit for the ownership of voting Capital Stock of the  Corporation  under the Supervised  Lender  License.
OKLA. ADMIN. CODE § 160:65-3-4.

                        Pre-Closing Notification Required

1.  Notification to the  Connecticut  Department of Banking for the ownership of
10% or more of the  voting  Capital  Stock of the  Corporation  under  the First
Mortgage Lender/Broker Licenses. CONN. GEN. STAT. ANN. §§ 36a-490(b).

2.  Notification to the  Connecticut  Department of Banking for the ownership of
voting  Capital  Stock  of  the   Corporation   under  the  Secondary   Mortgage
Lender/Broker License. CONN. GEN. STAT. ANN. § 36a-515.

3.  Notification to the Delaware Office of the State Bank  Commissioner  for the
ownership of voting Capital Stock of the  Corporation  under the Licensed Lender
License. DEL. CODE ANN. tit. 5, § 2206.

4.  Notification  to the  Illinois  Department  of  Financial  and  Professional
Regulation,  Division of Banking, for the ownership of 10% or more of the voting
Capital Stock of the Corporation under the Residential  Mortgage  License.  ILL.
ADMIN. CODE tit. 38, §§ 1050.130, 1050.480.

5. Notification to the Washington State Department of Financial Institutions, at
least 10 days prior to closing,  for the  ownership of 10% or more of the voting
Capital Stock of the Corporation  under the Consumer Loan License.  WASH. ADMIN.
CODE § 208-620-490(1).

                                    Ex. A-25

                                    EXHIBIT B

                                  KEY EMPLOYEES

Scott Hartman

Lance Anderson

Mike Bamburg

                                    Ex. B-1

                                                                         ANNEX I

                               RESTRICTIVE LEGENDS

     THE  CORPORATION  WILL FURNISH TO ANY  STOCKHOLDER,  ON REQUEST AND WITHOUT
CHARGE, A FULL STATEMENT OF THE INFORMATION  REQUIRED BY SECTION 2-211(B) OF THE
CORPORATIONS  AND  ASSOCIATIONS  ARTICLE OF THE ANNOTATED  CODE OF MARYLAND WITH
RESPECT TO THE DESIGNATIONS  AND ANY  PREFERENCES,  CONVERSION AND OTHER RIGHTS,
VOTING   POWERS,   RESTRICTIONS,   LIMITATIONS   AS  TO   DIVIDENDS   AND  OTHER
DISTRIBUTIONS,  QUALIFICATIONS,  AND TERMS AND  CONDITIONS  OF REDEMPTION OF THE
STOCK OF EACH CLASS WHICH THE  CORPORATION  HAS  AUTHORITY  TO ISSUE AND, IF THE
CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I)
THE  DIFFERENCES IN THE RELATIVE  RIGHTS AND  PREFERENCES  BETWEEN THE SHARES OF
EACH SERIES TO THE EXTENT SET, AND (II) THE  AUTHORITY OF THE BOARD OF DIRECTORS
TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT  SERIES.  THE FOREGOING SUMMARY
DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND  QUALIFIED IN ITS ENTIRETY
BY  REFERENCE  TO THE CHARTER OF THE  CORPORATION,  A COPY OF WHICH WILL BE SENT
WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO
THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

     THE SECURITIES  REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS
ON BENEFICIAL OWNERSHIP AND CONSTRUCTIVE  OWNERSHIP AND TRANSFER FOR THE PURPOSE
OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST
UNDER THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED (THE  "CODE").  SUBJECT TO
CERTAIN  FURTHER   RESTRICTIONS   AND  EXCEPT  AS  EXPRESSLY   PROVIDED  IN  THE
CORPORATION'S  CHARTER, (I) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN
SHARES OF THE  CORPORATION'S  COMMON STOCK IN EXCESS OF 9.8 PERCENT (IN VALUE OR
NUMBER OF SHARES) OF THE  OUTSTANDING  SHARES OF COMMON STOCK OF THE CORPORATION
UNLESS  SUCH  PERSON IS AN EXCEPTED  HOLDER (IN WHICH CASE THE  EXCEPTED  HOLDER
LIMIT  SHALL  BE   APPLICABLE);   (II)  NO  PERSON  MAY   BENEFICIALLY   OWN  OR
CONSTRUCTIVELY  OWN SHARES OF CAPITAL STOCK OF THE  CORPORATION IN EXCESS OF 9.8
PERCENT OF THE VALUE OF THE TOTAL  OUTSTANDING  SHARES OF  CAPITAL  STOCK OF THE
CORPORATION,  UNLESS  SUCH  PERSON IS AN  EXCEPTED  HOLDER  (IN  WHICH  CASE THE
EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE);  (III) NO PERSON MAY BENEFICIALLY OR
CONSTRUCTIVELY  OWN CAPITAL  STOCK THAT WOULD  RESULT IN THE  CORPORATION  BEING
"CLOSELY  HELD"  UNDER  SECTION  856(H)  OF THE  CODE  OR  OTHERWISE  CAUSE  THE
CORPORATION TO FAIL TO QUALIFY AS A

                                  Annex Pg. 1

REIT;  AND (IV) NO PERSON MAY TRANSFER  SHARES OF CAPITAL STOCK IF SUCH TRANSFER
WOULD RESULT IN THE CAPITAL STOCK OF THE  CORPORATION  BEING OWNED BY FEWER THAN
100 PERSONS. ANY PERSON WHO BENEFICIALLY OWNS OR CONSTRUCTIVELY OWNS OR ATTEMPTS
TO BENEFICIALLY OWN OR  CONSTRUCTIVELY  OWN SHARES OF CAPITAL STOCK WHICH CAUSES
OR WILL  CAUSE A PERSON TO  BENEFICIALLY  OWN OR  CONSTRUCTIVELY  OWN  SHARES OF
CAPITAL  STOCK  IN  EXCESS  OR  IN  VIOLATION  OF  THE  ABOVE  LIMITATIONS  MUST
IMMEDIATELY  NOTIFY  THE  CORPORATION.   ATTEMPTED  TRANSFERS  OF  OWNERSHIP  IN
VIOLATION OF THESE  RESTRICTIONS  SHALL BE NULL AND VOID AB INITIO. IN ADDITION,
IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED,  THE SHARES OF
CAPITAL STOCK REPRESENTED  HEREBY MAY BE AUTOMATICALLY  TRANSFERRED TO A TRUSTEE
OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION,
UPON THE OCCURRENCE OF CERTAIN EVENTS,  ATTEMPTED  TRANSFERS IN VIOLATION OF THE
RESTRICTIONS  DESCRIBED ABOVE MAY BE VOID AB INITIO.  ALL  CAPITALIZED  TERMS IN
THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION,  AS THE
SAME  MAY BE  AMENDED  FROM  TIME  TO  TIME,  A COPY  OF  WHICH,  INCLUDING  THE
RESTRICTIONS  ON TRANSFER  AND  OWNERSHIP,  WILL BE  FURNISHED TO EACH HOLDER OF
CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE.

     THE  SECURITIES  REPRESENTED  HEREBY  ARE  SUBJECT TO THE  PROVISIONS  OF A
CERTAIN  REGISTRATION  RIGHTS AND SHAREHOLDERS  AGREEMENT,  DATED AS OF JULY 16,
2007,  INCLUDING CERTAIN  RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE
AND CORRECT COPY OF SUCH  AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL
OFFICE OF THE CORPORATION AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT
CHARGE.